                                                                    Exhibit 10.3

                                CREDIT AGREEMENT


                                      among


                             DOUBLETREE CORPORATION,


                                 VARIOUS BANKS,


                      MORGAN STANLEY SENIOR FUNDING, INC.,
                      as SYNDICATION AGENT and as ARRANGER,


                                       and


                            THE BANK OF NOVA SCOTIA,
                             as ADMINISTRATIVE AGENT


                       ----------------------------------


                          Dated as of November 8, 1996

                       ----------------------------------

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                                TABLE OF CONTENTS

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SECTION 1.  Amount and Terms of Credit..............................................................   1
         1.01  The Commitments......................................................................   1
         1.02  Minimum Amount of Each Borrowing.....................................................   5
         1.03  Notice of Borrowing..................................................................   5
         1.04  Disbursement of Funds................................................................   6
         1.05  Notes................................................................................   7
         1.06  Conversions..........................................................................   9
         1.07  Pro Rata Borrowings..................................................................   9
         1.08  Interest.............................................................................  10
         1.09  Interest Periods.....................................................................  10
         1.10  Increased Costs, Illegality, etc.....................................................  12
         1.11  Compensation.........................................................................  14
         1.12  Change of Lending Office.............................................................  14
         1.13  Replacement of Banks.................................................................  15

SECTION 2.  Letters of Credit.......................................................................  16
         2.01  Letters of Credit....................................................................  16
         2.02  Maximum Letter of Credit Outstandings; Final Maturities..............................  18
         2.03  Letter of Credit Requests............................................................  18
         2.04  Letter of Credit Participations......................................................  18
         2.05  Agreement to Repay Letter of Credit Drawings.........................................  21
         2.06  Increased Costs......................................................................  21

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment...................................  22
         3.01  Fees.................................................................................  22
         3.02  Voluntary Termination of Unutilized Commitments......................................  23
         3.03  Mandatory Reduction of Commitments...................................................  25

SECTION 4.  Prepayments; Payments; Taxes............................................................  26
         4.01  Voluntary Prepayments................................................................  26
         4.02  Mandatory Repayments and Commitment Reductions.......................................  27
         4.03  Method and Place of Payment..........................................................  37

                                       (i)
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
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         4.04  Net Payments.........................................................................  37

SECTION 5.  Conditions Precedent to Initial Credit Events...........................................  40
         5.01  Execution of Agreement; Notes........................................................  40
         5.02  Officer's Certificate................................................................  40
         5.03  Opinions of Counsel..................................................................  40
         5.04  Corporate Documents; Proceedings; etc................................................  40
         5.05  Employee Benefit Plans; Shareholders' Agreements; Management
                  Agreements; Collective Bargaining Agreements; Existing
                  Indebtedness Agreements; Tax Sharing Agreements; Joint Venture
                  Agreements; Property Management Agreements........................................  41
         5.06  Equity Financing; Equity Rollover....................................................  42
         5.07  Consummation of Acquisition; Cash on Hand............................................  43
         5.08  Refinancing..........................................................................  43
         5.09  Adverse Change, etc..................................................................  44
         5.10  Litigation...........................................................................  45
         5.11  Pledge Agreement.....................................................................  45
         5.12  Security Agreement...................................................................  45
         5.13  Subsidiaries Guaranty................................................................  46
         5.14  Mortgages; Title Insurance; Survey; etc..............................................  46
         5.15  Projections; Pro Forma Balance Sheet.................................................  47
         5.16  Solvency Certificate; Insurance Certificates.........................................  47
         5.17  Fees, etc............................................................................  47

SECTION 6.  Conditions Precedent to All Credit Events...............................................  47
         6.01  No Default; Representations and Warranties...........................................  47
         6.02  Notice of Borrowing; Letter of Credit Request........................................  48

SECTION 7.  Representations, Warranties and Agreements..............................................  48
         7.01  Corporate and Other Status...........................................................  49
         7.02  Corporate and Other Power and Authority..............................................  49
         7.03  No Violation.........................................................................  49
         7.04  Approvals............................................................................  50
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities;
                  Projections; etc..................................................................  50
         7.06  Litigation...........................................................................  52
         7.07  True and Complete Disclosure.........................................................  52
         7.08  Use of Proceeds; Margin Regulations..................................................  52
         7.09  Tax Returns and Payments.............................................................  53
         7.10  Compliance with ERISA................................................................  53

                                      (ii)
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
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         7.11  The Security Documents...............................................................  55
         7.12  Representations and Warranties in Acquisition Documents..............................  56
         7.13  Properties...........................................................................  56

         7.14  Capitalization.......................................................................  56
         7.15  Subsidiaries and Joint Ventures......................................................  57
         7.16  Compliance with Statutes, etc........................................................  57
         7.17  Investment Company Act...............................................................  57
         7.18  Public Utility Holding Company Act...................................................  57
         7.19  Environmental Matters................................................................  57
         7.20  Labor Relations......................................................................  58
         7.21  Patents, Licenses, Franchises and Formulas...........................................  58
         7.22  Indebtedness.........................................................................  59
         7.23  Transaction..........................................................................  59

SECTION 8.  Affirmative Covenants...................................................................  59
         8.01  Information Covenants................................................................  60
         8.02  Books, Records and Inspections.......................................................  63
         8.03  Maintenance of Property; Insurance...................................................  63
         8.04  Corporate Franchises.................................................................  64
         8.05  Compliance with Statutes, etc........................................................  65
         8.06  Compliance with Environmental Laws...................................................  65
         8.07  ERISA................................................................................  66
         8.08  End of Fiscal Years; Fiscal Quarters.................................................  67
         8.09  Performance of Obligations...........................................................  67
         8.10  Payment of Taxes.....................................................................  67
         8.11  Interest Rate Protection.............................................................  67
         8.12  Additional Security; Further Assurances..............................................  68
         8.13  Foreign Subsidiaries Security........................................................  68
         8.14  Joint Venture Distributions..........................................................  69
         8.15  Existing Glendale Debt...............................................................  70
         8.16  Maintenance of Corporate Separateness................................................  70

SECTION 9.  Negative Covenants......................................................................  70
         9.01  Liens................................................................................  70
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc...............................  74
         9.03  Dividends............................................................................  79
         9.04  Indebtedness.........................................................................  79
         9.05  Advances, Investments and Loans......................................................  83
         9.06  Transactions with Affiliates.........................................................  84

                                      (iii)

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
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         9.07  Capital Expenditures; Permitted Hotel Acquisitions; Permitted
                  Hotel Investments................................................................   85
         9.08  Consolidated Fixed Charge Coverage Ratio............................................   89
         9.09  Consolidated Interest Coverage Ratio. ..............................................   89
         9.10  Maximum Leverage Ratio..............................................................   90

         9.11  Minimum Consolidated Net Worth......................................................   90
         9.12  Limitation on Voluntary Payments and Modifications of
                  Indebtedness; Modifications of Certificate of Incorporation, By-
                  Laws and Certain Other Agreements; etc...........................................   90
         9.13  Limitation on Certain Restrictions on Subsidiaries..................................   91
         9.14  Limitation on Issuance of Capital Stock.............................................   92
         9.15  Business............................................................................   92
         9.16  Limitation on Creation of Subsidiaries and Joint Ventures...........................   92

SECTION 10.  Events of Default.....................................................................   93
         10.01  Payments...........................................................................   93
         10.02  Representations, etc...............................................................   93
         10.03  Covenants..........................................................................   93
         10.04  Default Under Other Agreements.....................................................   94
         10.05  Bankruptcy, etc....................................................................   94
         10.06  ERISA..............................................................................   95
         10.07  Security Documents.................................................................   95
         10.08  Subsidiaries Guaranty..............................................................   96
         10.09  Judgments..........................................................................   96
         10.10  Change of Control..................................................................   96
         10.11  Certain Master Leases..............................................................   96

SECTION 11.  Definitions and Accounting Terms......................................................   97
         11.01  Defined Terms......................................................................   97

SECTION 12.  The Administrative Agent and the Syndication Agent....................................  135
         12.01  Appointment........................................................................  135
         12.02  Nature of Duties...................................................................  135
         12.03  Lack of Reliance on the Administrative Agent and the Syndication
                  Agent............................................................................  136
         12.04  Certain Rights of the Agents.......................................................  136
         12.05  Reliance...........................................................................  137
         12.06  Indemnification....................................................................  137
         12.07  The Administrative Agent and the Syndication Agent in their
                  Individual Capacity..............................................................  137

                                      (iv)

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
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         12.08  Holders............................................................................  138
         12.09  Resignation by the Administrative Agent and the Syndication
                  Agent............................................................................  138
         12.10   Managing Agent....................................................................  139

SECTION 13.  Miscellaneous.........................................................................  139
         13.01  Payment of Expenses, etc...........................................................  139
         13.02  Right of Setoff....................................................................  140
         13.03  Notices............................................................................  140
         13.04  Benefit of Agreement; Assignments; Participations..................................  141
         13.05  No Waiver; Remedies Cumulative.....................................................  143
         13.06  Payments Pro Rata..................................................................  143
         13.07  Calculations; Computations; Accounting Terms.......................................  144
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
                  VENUE; WAIVER OF JURY TRIAL......................................................  144
         13.09  Counterparts.......................................................................  146
         13.10  Effectiveness......................................................................  146
         13.11  Headings Descriptive...............................................................  146
         13.12  Amendment or Waiver; etc...........................................................  146
         13.13  Survival...........................................................................  148
         13.14  Domicile of Loans..................................................................  148
         13.15  Register...........................................................................  149
         13.16  Confidentiality....................................................................  149
         13.17  Limitation on Increased Costs......................................................  150
         13.18  Certain Post-Closing Actions.......................................................  150

SCHEDULE I                Commitments
SCHEDULE II               Bank Addresses
SCHEDULE III              Real Property
SCHEDULE IV               Indebtedness to be Refinanced
SCHEDULE V                Capitalization
SCHEDULE VI               Subsidiaries and Joint Ventures
SCHEDULE VII              Existing Indebtedness
SCHEDULE VIII             Insurance
SCHEDULE IX               Existing Liens
SCHEDULE X                Existing Investments
SCHEDULE XI               Additional Capital Expenditures
SCHEDULE XII              Base Case EBITDA
SCHEDULE XIII             Designated Hotel Properties
SCHEDULE XIV              ERISA

                                       (v)

SCHEDULE XV               Subsidiary Restrictions
SCHEDULE XVI              Existing Doubletree Investments
SCHEDULE XVII             Existing Red Lion Investments

EXHIBIT A                 Notice of Borrowing
EXHIBIT B-1               Tranche A Term Note
EXHIBIT B-2               Tranche B Term Note
EXHIBIT B-3               Revolving Note
EXHIBIT B-4               Swingline Note
EXHIBIT C                 Letter of Credit Request
EXHIBIT D                 Section 4.04(b)(ii) Certificate
EXHIBIT E-1               Opinion of Dewey Ballantine, counsel to the Credit
                          Parties
EXHIBIT E-2               Opinion of Wolf, Block, Schorr and Solis-Cohen,
                          counsel to the Credit Parties
EXHIBIT F                 Officers' Certificate
EXHIBIT G                 Pledge Agreement
EXHIBIT H                 Security Agreement
EXHIBIT I                 Subsidiaries Guaranty
EXHIBIT J                 Solvency Certificate
EXHIBIT K                 Assignment and Assumption Agreement
EXHIBIT L                 Intercompany Note

                                      (vi)

                  CREDIT AGREEMENT, dated as of November 8, 1996, among DOUBLETREE CORPORATION, a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent and as Arranger, and THE BANK OF NOVA SCOTIA, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:


                  SECTION 1. Amount and Terms of Credit.

                  1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A Term Loan Commitment severally agrees to make a term loan or term loans (each a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) only may be incurred by the Borrower (x) on the Initial Borrowing Date and (y) on the Second Term Loan Borrowing Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than three Borrowings of Tranche A Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date or, if an Interest Period relating to any then outstanding Tranche A Term Loans beginning before such 90th day extends thereafter, the last day of such Interest Period, and (2) that date (the "Syndication Date") upon which the Agents shall have determined in their sole discretion (and shall have notified the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04(b)) has been completed (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date on or after the Initial Borrowing Date and on or prior to the sixth Business Day following the Initial Borrowing Date, and the second and third of which Borrowings may only be made on the last day of the immediately preceding

Interest Period) and (iii) shall be made by each such Bank on any Term Loan Borrowing Date in that aggregate principal amount which does not exceed the Tranche A Term Loan Commitment of such Bank on such Term Loan Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) or (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii)); provided, however, that until all Indebtedness to be Refinanced has been repaid in full, the Borrower will not be permitted to incur Tranche A Term Loans if, after giving effect to the incurrence thereof and the application of the proceeds therefrom, the remaining Total Tranche A Term Loan Commitment would be less than the aggregate outstanding principal amount of the remaining Indebtedness to be Refinanced. Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan or term loans (each a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than three Borrowings of Tranche B Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date or, if an Interest Period relating to any then outstanding Tranche B Term Loans beginning before such 90th day extends thereafter, the last day of such Interest Period, and (2) the Syndication Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same day as the first day of the first Interest Period of the Tranche A Term Loans that are maintained as Eurodollar Loans, and the second and third of which Borrowings may only be made on the last day of the immediately preceding Interest Period) and (ii) shall be made by each such Bank in that aggregate principal amount which equals the Tranche B Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(ii)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

                  (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b),

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all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than three Borrowings of Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date or, if an Interest Period relating to any then outstanding Revolving Loans beginning before such 90th day extends thereafter, the last day of such Interest Period, and (2) the Syndication Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same day as the first day of the first Interest Period of the Tranche A Term Loans that are maintained as Eurodollar Loans, and the second and third of which Borrowings may only be made on the last day of the immediately preceding Interest Period), (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (I) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

                  (d) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date), and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(d), the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the

Swingline Bank shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Banks or (iii) that the Agents in good faith believe that such Default or Event of Default has ceased to exist.

                  (e) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Revolving Loan Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata based on each such Bank's Adjusted RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that
(x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount for such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than sixteen Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder (excluding Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(e).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Borrower, or from any other authorized person of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans (absent manifest error).

                  1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(e)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (other than in respect of Mandatory Borrowings). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, at the customary rate set by the Administrative Agent for the correction of errors among banks for each day during the period consisting of the first three Business Days following such date of availability and thereafter at the Base Rate as in effect from time to time and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"),
(iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Tranche A Term Note issued to each Bank that has a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the making of any Tranche A Term Loans on such date by such Bank) (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to any outstanding Tranche A Term Loan Commitment of such Bank at such time plus the outstanding principal amount of any Tranche A Term Loans of such Bank at such time) and be payable in the outstanding principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Tranche B Term Note issued to each Bank that has a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial

Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loans made by such Bank and be payable in the outstanding principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Revolving Note issued to each Bank that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect (i.e., will not increase or decrease) the Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than

Swingline Loans, which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agents otherwise shall have determined that the Syndication Date has occurred, prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if the conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of the proviso of each of Sections 1.01(a)(ii), 1.01(b)(i) and 1.01(c)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date than are permitted under Sections 1.01(a), 1.01(b) and 1.01(c) and (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                  1.07 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided, that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks with Revolving Loan Commitments pro rata on the basis of their Adjusted RL Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

                  1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan into a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the limitation set forth in clause (B) of the proviso in each of Sections 1.01(a)(ii), 1.01(b)(i) and 1.01(c)(i)), be a one, two, three or six-month period or, if available to all Banks with Loans of the respective Tranche at such time, a nine or twelve-month period, provided that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

                  (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) or (c), as the case may be, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the New York interbank Eurodollar market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, within 5 Business Days after such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine (but without duplication of any amounts that may be payable to such Bank under Section 1.10(c)) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change (which introduction or change shall have occurred after the date of this Agreement) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank, the NAIC or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, within 5 Business Days after its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital (but without duplication of any amounts that may be payable to such Bank under Section 1.10(a)). In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                  1.11 Compensation. The Borrower shall compensate each Bank, within 5 Business Days after its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, 4.02 or as a result of an acceleration of the Loans pursuant to
Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage which such Bank determines, in its sole discretion, to be adverse in any material respect, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10,
2.06 and 4.04.

                  1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to either (1) replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Administrative Agent or (2) at the option of the Borrower, replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Term Loans of the respective Tranche provided by the Replacement Bank, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only
(a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in outstanding Letters of Credit and/or (b) the outstanding Term Loans of one or more Tranches, the Term Loans of the respective Tranche or Tranches) of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche or Tranches being replaced) of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of one or both Tranches of a Replaced Bank, each Issuing Bank an amount equal to such Replaced Bank's Adjusted RL Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such

Replaced Bank to such Issuing Bank and (z) except in the case of the replacement of only the outstanding Term Loans of one or both Tranches of a Replaced Bank, the Swingline Bank an amount equal to such Replaced Bank's Adjusted RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans or a Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Bank and (y) except in the case of the replacement of only outstanding Term Loans of one or both Tranches of a Replaced Bank, the Adjusted RL Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks). It is understood and agreed that replacements pursuant to this Section 1.13 shall be effected by means of assignments which otherwise meet the applicable requirements of Section 13.04(b).

                  SECTION 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries or Joint Ventures, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower and for the benefit of sellers of goods and materials used in the ordinary course of business of the Borrower or any of its Subsidiaries or Joint Ventures an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries and Joint Ventures. All Letters of Credit shall be denominated in Dollars.

                  (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries or Joint Ventures as are permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials used in the ordinary course of business of the Borrower or any of its Subsidiaries or Joint Ventures as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

                 (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

                  2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $20,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by NonDefaulting Banks then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before (A) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the

Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) the third Business Day prior to the Revolving Loan Maturity Date and (B) in the case of Trade Letters of Credit, the earlier of (x) the date which occurs 360 days after the date of issuance thereof and (y) 30 days prior to the Revolving Loan Maturity Date.

                  2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Initial Borrowing Date or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then, subject to the terms and conditions of this Agreement, such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of or amendment or modification to a Standby Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Standby Letter of Credit or amendment or modification.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted RL Percentages of the Banks pursuant to
Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted RL Percentages of the assignor and assignee Bank, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Bank its Adjusted RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted RL Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise expressly provided in the last sentence of Section 2.04(b)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries or Joint Ventures may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary or Joint Venture of the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or dis-bursement or following the occurrence of a Default or an Event of Default under
Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

                  2.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (including the NAIC) (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 5 Business Days of the delivery of the certificate referred to below to the Borrower by such Issuing Bank or any Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Issuing Bank or such

Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. In determining such additional amounts, each Issuing Bank and each Participant will act reasonably and in good faith, provided that the certificate required to be delivered pursuant to this Section
2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Term Loan Commitment, a commitment commission (the "Term Loan Commitment Commission") for the period from and including the Effective Date to but excluding the date on which the Total Term Loan Commitment shall have been terminated, computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Term Loan Commitment of such Bank. Accrued Term Loan Commitment Commission shall be due and payable on the Initial Borrowing Date, quarterly in arrears on each Quarterly Payment Date and on the date on which the Total Term Loan Commitment shall have been terminated.

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Revolving Loan Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

                  (c) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on each such Non-Defaulting Bank's respective Adjusted RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for

Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (e) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (f) The Borrower agrees to pay to the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agents.

                  3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  (b) At any time after the Initial Borrowing Date and prior to the termination of the Total Tranche A Term Loan Commitment and upon notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate the remaining Total Tranche A Term Loan Commitment in the event that the Borrower has determined after the Initial Borrowing Date to keep the Existing Glendale Debt outstanding and not have it be part of the Indebtedness to be Refinanced. The amount by which the Total Tranche A Term Loan Commitment is terminated pursuant to this Section 3.02(b) shall be applied to reduce the then remaining Tranche A Term Loan Scheduled Repayments pro rata based upon the then remaining amount of each such Tranche A Term Loan Scheduled Repayment. The termination of the Total Tranche A Term Loan Commitment pursuant to this Section 3.02(b) shall be applied to terminate the Tranche A Term Loan Commitment of each Bank with such a Commitment.

                  (c) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of any Tranche of Loans maintained by such Bank which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Loans of one or more Tranches hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Bank.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Commitments (and the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate in their entirety on January 31, 1997 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Bank) shall (i) be reduced on each Term Loan Borrowing Date (after giving effect to the making of Tranche A Term Loans on such date), in an amount equal to the aggregate principal amount of Tranche A Term Loans incurred on such date, (ii) terminate in its entirety (to the extent not theretofore terminated) at 5:00 P.M. (New York time) on the Tranche A Term Loan Commitment Termination Date, whether or not any Tranche A Term Loans are incurred on such date and (iii) prior to the termination of the Total Tranche A Term Loan Commitment, be reduced from time to time to the extent required by
Section 4.02. In the event that the Total Tranche A Term Loan Commitment is terminated on the Tranche A Term Loan Commitment Termination Date and either no

Tranche A Term Loans are incurred on such date or Tranche A Term Loans are incurred in an amount less than the Total Tranche A Term Loan Commitment as then in effect, the amount by which the Total Tranche A Term Loan Commitment is terminated (after giving effect to any reduction thereto on such date as provided in Section 4.02(e)(ii)(y)) shall be applied to reduce the then remaining Tranche A Term Loan Scheduled Repayments pro rata based upon the then remaining amount of each such Tranche A Term Loan Scheduled Repayment.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Tranche B Term Loans on such date) and (ii) prior to the termination of the Total Tranche B Term Loan Commitment, be reduced from time to time to the extent required by Section 4.02.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory repayment of Term Loans or a mandatory reduction to the Total Term Loan Commitment pursuant to any of Sections 4.02(d) through (i), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding and the Total Term Loan Commitment was then in effect) or would be required if Term Loans were then outstanding or the Total Term Loan Commitment was then in effect, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding and the Total Term Loan Commitment then in effect.

                  (f) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to permanently reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

                  SECTION 4. Prepayments; Payments; Taxes.

                  4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or $100,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01(a) may only be made on the last day of an Interest Period applicable thereto except that the Borrower may make prepayments of Eurodollar Loans on a day which is not the last day of an Interest Period applicable to the Loans being prepaid so long as the Borrower shall compensate each Bank for any breakage costs and any other amounts due such Bank in accordance with Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; (v) except as provided below in this clause (v), each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied pro rata to each Tranche of Term Loans (with each Tranche of Term Loans to be allocated its respective Term Loan Percentage of the amount to be applied), and (a) in the case of repayments of Tranche A Term Loans, such repayments shall be applied to reduce the then remaining Tranche A Term Loan Scheduled Repayments pro rata based upon the then remaining amount of each Tranche A Term Loan Scheduled Repayment after giving effect to all prior reductions thereto, and (b) in the case of repayments of Tranche B Term Loans, such repayments shall be applied to reduce the then remaining Tranche B Scheduled Term Loan Scheduled Repayments pro rata based upon the then remaining amount of each Tranche B Term Loan Scheduled Repayment after giving effect to all prior reductions thereto, provided that (A) any voluntary prepayment of Term Loans pursuant to this Section 4.01(a) which is made (x) in any fiscal year with proceeds of the Retained Excess Cash Flow Amount, as then in effect, for such fiscal year or (y) with proceeds of the Retained Net Equity Proceeds Amount may (in each case) be applied, at the Borrower's option (and upon written notice to the Administrative Agent at the time notice of such prepayment is given by the Borrower), to prepay only one Tranche of

Term Loans, and with each such prepayment to reduce the then remaining Scheduled Repayments of such Tranche of Term Loans pro rata based upon the then remaining amount of each such Scheduled Repayment after giving effect to all prior reductions thereto and (B) no more than $10,000,000 (or $15,000,000 commencing on January 1, 2000) may be applied in any calendar year in accordance with this proviso; and (vi) at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

                  (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(c) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Non-Defaulting Banks hereunder in a cash collateral account to be established by the Administrative Agent.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay on such day principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (iii) If on December 1 of each year commencing on December 1, 1997, a Clean-Down Period shall not have occurred since January 30 of such year, the Borrower shall repay Revolving Loans and/or Swingline Loans in an amount necessary to reduce the aggregate outstanding principal amount of Revolving Loans and Swingline Loans to $50,000,000, which amount may not be exceeded until the Clean-Down Period for such year has ended.

                  (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(k), a "Tranche A Term Loan Scheduled Repayment," and each such date, a "Tranche A Term Loan Scheduled Repayment Date"):

         Tranche A Term Loan
         Scheduled Repayment Date                                        Amount
         ------------------------                                        ------
         March 31, 1997                                              $ 1,200,000

         June 30, 1997                                               $ 1,200,000

         September 30, 1997                                          $ 1,200,000
         December 31, 1997                                           $ 1,200,000

         March 31, 1998                                              $12,000,000

         June 30, 1998                                               $12,000,000

         September 30, 1998                                          $12,000,000
         December 31, 1998                                           $12,000,000

         March 31, 1999                                              $15,500,000

         June 30, 1999                                               $15,500,000

         September 30, 1999                                          $15,500,000
         December 31, 1999                                           $15,500,000

         March 31, 2000                                              $17,750,000

         June 30, 2000                                               $17,750,000

         September 30, 2000                                          $17,750,000
         December 31, 2000                                           $17,750,000

         March 31, 2001                                              $21,500,000

         June 30, 2001                                               $21,500,000

         September 30, 2001                                          $21,500,000
         December 31, 2001                                           $21,500,000

         March 31, 2002                                              $22,600,000

         June 30, 2002                                               $22,600,000

         September 30, 2002                                          $22,600,000
         Tranche A Term Loan Maturity Date                           $22,600,000

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(k), a "Tranche B Term Loan Scheduled Repayment," and each such date, a "Tranche B Term Loan Scheduled Repayment Date," and the Tranche A Term Loan Scheduled Repayments and the Tranche B Term Loan Scheduled Repayments are collectively referred to as the "Scheduled Repayments"):

         Tranche B Term Loan
         Scheduled Repayment Date                                        Amount
         ------------------------                                        ------
         March 31, 1997                                              $   400,000
         June 30, 1997                                               $   400,000
         September 30, 1997                                          $   400,000
         December 31, 1997                                           $   400,000

         March 31, 1998                                              $   400,000
         June 30, 1998                                               $   400,000
         September 30, 1998                                          $   400,000
         December 31, 1998                                           $   400,000

         March 31, 1999                                              $   400,000
         June 30, 1999                                               $   400,000
         September 30, 1999                                          $   400,000
         December 31, 1999                                           $   400,000

         March 31, 2000                                              $   400,000
         June 30, 2000                                               $   400,000

         September 30, 2000                                          $   400,000
         December 31, 2000                                           $   400,000

         March 31, 2001                                              $   400,000
         June 30, 2001                                               $   400,000
         September 30, 2001                                          $   400,000
         December 31, 2001                                           $   400,000

         March 31, 2002                                              $   400,000
         June 30, 2002                                               $   400,000
         September 30, 2002                                          $   400,000
         December 31, 2002                                           $   400,000

         March 31, 2003                                              $26,900,000
         June 30, 2003                                               $26,900,000
         September 30, 2003                                          $26,900,000
         December 31, 2003                                           $26,900,000

         March 31, 2004                                              $26,900,000
         Tranche B Term Loan Maturity Date                           $26,900,000

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures receives any cash proceeds from any capital contribution or any sale or issuance of its equity (other than (i) the first $319,800,000 of gross cash proceeds received by the Borrower as part of the Equity Financing, (ii) cash proceeds received from capital contributions to, or equity investments in, any Wholly-Owned Subsidiary or Joint Venture of the Borrower to the extent made by the Borrower, any other Subsidiary of the Borrower or the respective joint venture partner of such Joint Venture and (iii) cash proceeds received from sales or issuances of equity to officers or directors of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower), an amount equal to 50% (or in the case of Net Equity Proceeds received within 30 days after the Initial Borrowing Date from the exercise of the underwriters overallotment option for the Public Equity Financing, such other percentage as the Borrower may elect) of the Net Equity Proceeds of such capital contribution or sale or issuance shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(j) and (k) (or in the case of any capital contribution to, or any sale or issuance of equity by, any Joint Venture, an amount equal to 50% of the Borrower's Allocable Share of such Net Equity Proceeds shall be applied as provided above in this Section 4.02(d), but such amount shall be applied only as, when and to the extent such Net Equity Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof).

                  (e) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures receives any cash proceeds from any incurrence by the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(j) and (k) (or in the case of any incurrence of Indebtedness for borrowed money by any Joint Venture, an amount equal to 100% of the Borrower's Allocable Share of such Net Debt Proceeds shall be applied as provided above in this Section 4.02(e), but such amount shall be applied only as, when and to the extent such Net Debt Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof).

                  (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, (x) on the Initial Borrowing Date (but before giving effect to the incurrence of any Term Loans on such date), the Total Term Loan Commitment shall be reduced in an amount equal to $40,000,000 in the event that the Existing Glendale Debt is to remain outstanding after the Initial Borrowing Date and has been designated by the Borrower as not being part of the Indebtedness to be Refinanced pursuant to
Section 5.08, with such reduction to be effected in accordance with the requirements of Section 4.02(k) and (y) on any date after the Initial Borrowing Date and prior to the termination of the Total Tranche A Term Loan Commitment on which the Existing Glendale Debt is refinanced with proceeds of a loan made by any Person (other than the Borrower, any Subsidiary thereof or any Bank under this Agreement), the Total Tranche A Term Loan Commitment shall be reduced (before giving effect to the incurrence of any Tranche A Term Loans on such date) in accordance with the requirements of Section 4.02(k) in an amount equal to the principal amount of such loan.

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures receives cash proceeds from any Asset Sale or any Specified Red Lion Event, an amount equal to the Applicable Recapture Percentage of the Net Sale Proceeds from the respective Asset Sale or the Applicable Recapture Percentage of the Specified Red Lion Proceeds from the respective Specified Red Lion Event shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(j) and (k) (or in the case of any Asset Sale by any Joint Venture, an amount equal to the Applicable Recapture Percentage of the Borrower's Allocable Share of the Net Sale Proceeds therefrom shall be applied as provided above in this Section 4.02(f), but such amount shall be applied only as, when and to the extent such Net Sale Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof); provided that, so long as no Default or Event of Default then exists, up to $75,000,000 in the aggregate over any three-year period (but no more than $35,000,000 in any fiscal year of the Borrower) of Net Sale Proceeds from Asset Sales (other than proceeds from an Asset Sale pursuant to Section 9.02(xiv), which proceeds shall be applied as provided above in this Section 4.02(f) without regard to this proviso) and of Specified Red Lion Proceeds from Specified Red Lion Events may be used to purchase like assets pursuant to
Section 9.07(h) within 360 days following the date of the respective Asset Sale or Specified Red Lion Event (and the Applicable Recapture Percentage therefrom shall not be required to be applied on the date of receipt of such Net Sale Proceeds or Specified Red Lion Proceeds pursuant to this Section 4.02(f)) so long as (x) the Borrower delivers a certificate to the Agents on or prior to such date stating that such Net Sale Proceeds or Specified Red Lion Proceeds shall be used to purchase like assets within 360 days following the date of such Asset Sale or Specified Red Lion Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) within 180 days following the date of such Asset Sale or Specified Red Lion Event, the Borrower or the applicable Wholly-Owned Subsidiary or Joint Venture has purchased the like assets or entered into a binding commitment to purchase such replacement assets, and, provided further, that if all or any portion of such Net Sale Proceeds or Specified Red Lion Proceeds are not so reinvested in like assets within such 360 day period (or committed to be so reinvested within such 180-day period), the Applicable Recapture Percentage of such remaining portion shall be applied on the last day of such applicable period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(f) without regard to this proviso. Notwithstanding the foregoing provisions of this Section 4.02(f), in the case of an Asset Sale by Red Lion Properties at a time when Red Lion Properties is subject to the minimum net worth requirement described in
Schedule XV, the Applicable Recapture Percentage of the Net Sale Proceeds from the respective Asset Sale, to the extent not reinvested as permitted by the first proviso of the immediately preceding sentence, shall only be required to be applied to the Obligations when, as and to the extent that Red Lion Properties can distribute the Applicable Recapture Percentage of such Net Sale Proceeds to the Borrower without violating such minimum net worth covenant.

                  (g) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 50% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(j) and (k).

                  (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(j) and (k) (or in the case of any Recovery Event by any Joint Venture, an amount equal to 100% of the Borrower's Allocable Share of such Net Insurance Proceeds shall be applied as provided above in this Section 4.02(h), but such amount shall be applied only as, when and to the extent such Net Insurance Proceeds are distributed by such Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof); provided that, so long as no Default or Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Agents on or prior to such date stating that such proceeds shall be used or shall be contractually committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such proceeds not required to be applied to the repayment of outstanding Term Loans (and/or as a reduction to the Total Term Loan Commitment) are either (A) not so used or contractually committed to be used within one year after the date of the receipt of such proceeds or (B) if contractually committed to be used within one year after the date of receipt of such proceeds and not so used within three years after the date of receipt of such proceeds (so long as the Borrower or such Wholly-Owned Subsidiary or Joint Venture is diligently proceeding with such replacement or restoration in accordance with the terms of the contractual arrangements applicable thereto) then, in either such case, such remaining portion not used or contractually committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of the receipt of such proceeds in the case of clause (A) above or the date occurring three years after the date of the receipt of such proceeds (or such earlier date on which the Borrower or such Wholly-Owned Subsidiary or Joint Venture is no longer diligently proceeding with such replacement or restoration) in the case of clause (B) above as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(h) without regard to the preceding proviso.

                  (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Wholly-Owned Subsidiaries receives cash proceeds from any Designated Event, an amount equal to 100% of the cash proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term

Loan Commitment) in accordance with the requirements of Section 4.02(j) and (k); provided that, so long as no Default or Event of Default then exists, up to $25,000,000 in the aggregate of such cash proceeds in any fiscal year of the Borrower shall not be required to be applied pursuant to this Section 4.02(i). Notwithstanding the foregoing provisions of this Section 4.02(i), in the event that RFS or RFS Sub sells the RFS REIT Equity at a time when RFS and/or RFS Sub are subject to the minimum net worth requirement described in Schedule XV, the cash proceeds received from the respective sale, to the extent that same would otherwise be required to be applied as provided above in this Section 4.02(i), shall only be required to be so applied when, as and to the extent that RFS and/or RFS Sub can distribute such cash proceeds to the Borrower without violating such minimum net worth covenant.

                  (j) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section
4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02(j), if at any time a mandatory repayment of Loans pursuant to this Section 4.02(j) would result, after giving effect to the procedures set forth above in this Section 4.02(j), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion, and upon notice to the Administrative Agent, initially deposit a portion (up to 100%) of the amount that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately repaid) to be held as security for the Obligations of the Borrower pursuant to a cash collateral arrangement satisfactory to the Administrative Agent and the Borrower which shall permit investments in Cash Equivalents reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the earlier of (x) the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Affected Eurodollar Loans of the respective Tranche or Tranches that were initially required to be repaid (or such earlier date or dates as shall be requested by the Borrower) and (y) the date which is 180 days after such initial deposit, to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held first for the sole benefit of the Banks whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this Section 4.02(j) shall first be immediately applied to such Loans and thereafter to the other Obligations of the Borrower.

                  (k) Each amount required to be applied to Term Loans (and/or to the Total Term Loan Commitment) pursuant to Sections 4.02(d), (e) (other than clause (ii)(y) thereof), (f), (g), (h) and (i) shall be applied pro rata to each Tranche of Term Loans (in an amount equal to the Tranche A Term Loan Percentage and/or the Tranche B Term Loan Percentage, as the case may be, of such prepayment or reduction). Any amount required to be applied to either Tranche of Term Loans pursuant to Sections 4.02(d), (e) (other than clause (ii)(y) thereof), (f), (g), (h) and (i) shall be applied (i) first, to repay the outstanding principal amount of Term Loans of the respective Tranche and (ii) second, to the extent in excess thereof, to reduce the Total Tranche A Term Loan Commitment or the Total Tranche B Term Loan Commitment, as the case may be). The amount of each principal repayment of Term Loans (and the amount of each reduction to the Term Loan Commitments) made as required by said Sections 4.02(d), (e) (other than clause (ii)(y) thereof), (f), (g), (h) and (i) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans pro rata based upon the then remaining amount of each Scheduled Repayment of the respective Tranche after giving effect to all prior reductions thereto. Notwithstanding anything to the contrary contained above in this Section 4.02(k), any amount required to be applied to reduce the Total Tranche A Term Loan Commitment pursuant to clause (y) of Section 4.02(e)(ii) only shall be applied to reduce the then remaining Tranche A Term Loan Scheduled Repayments pro rata based upon the then remaining amount of each such Tranche A Term Loan Scheduled Repayment after giving effect to all prior reductions thereto.

                  (l) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

                  (m) Notwithstanding anything to the contrary contained in
Section 4.02(k), with respect to any mandatory repayments of Tranche A Term Loans or Tranche B Term Loans required pursuant to Sections 4.02(d), (e) (other than clause (ii)(y) thereof), (f), (g), (h) and (i), but only so long as both Tranche A Term Loans and Tranche B Term Loans are outstanding on the date of any such mandatory repayment, if on or prior to the date the respective mandatory repayment is otherwise required to be made pursuant to such Sections, the Borrower has given the Agents written notification that the Borrower has elected to give each Bank with a Tranche A Term Loan or each Bank with a Tranche B Term Loan, as the case may be, the right to waive such Bank's rights to receive such repayment (the "Waivable Mandatory Repayment") (it being understood that with respect to any particular Waivable Mandatory Repayment, the Borrower shall only be entitled to exercise its rights pursuant to this Section 4.02(m) with respect to a single Tranche of Term Loans), the Administrative Agent shall notify such Banks of such receipt and the amount of the repayment required to be applied to each such Bank's Tranche A Term Loans or Tranche B Term Loans, as the case may be. In the event any such Bank with a Tranche A Term Loan or a Tranche B Term Loan, as the case may be, desires to waive such Bank's right to receive any such Waivable Mandatory Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than 5:00 P.M. (New York time) five Business Days after the date of such notice from the Administrative Agent which notice shall also include the amount such Bank desires to receive. If any such Bank does not reply to the Administrative Agent within the five Business Day period, such Bank will be deemed to have accepted the total payment. If any such Bank does not specify the amount that such Bank wishes to receive, such Bank will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives such Bank's right (in whole or in part) to any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Banks (i) first, to repay the other Tranche of Term Loans in accordance with Sections 4.02(j) and (k), (ii) second, to the extent such other Tranche of Term Loans have been (or are concurrently being) repaid in full, any excess amount shall be applied to repay such Tranche of Term Loans (including the Term Loans of any Bank or Banks that have initially waived their right to receive such repayment) in accordance with Sections 4.02(j) and (k), and (iii) third, to the extent in excess of the amount required to be applied pursuant to the preceding clauses (i) and (ii), to reduce the Total Revolving Loan Commitment as provided in Section 3.03(e) (as if no Term Loans were then outstanding). If the Borrower elects to give the notice described above in this
Section 4.02(m) with respect to the applicable mandatory repayment, the amount of the respective Waivable Mandatory Repayment shall be deposited with the Administrative Agent on the date the mandatory repayment would otherwise be required pursuant to the relevant provisions of Section 4.02(d), (e) (other than clause (ii)(y) thereof), (f), (g), (h) or (i), as the case may be (and held by the Administrative Agent as cash collateral for the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, and, but only to the extent Banks with Tranche A Term Loans or Tranche B Term Loans, as the case may be, waive their right to receive their share of the Waivable Mandatory Repayment, for the benefit of the other Tranche of Term Loans, in a cash collateral account which shall permit the investment thereof in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations), and the respective mandatory repayment shall not be required to be made until the eighth Business Day occurring after the date the respective mandatory repayment would otherwise have been required to be made pursuant to any such Section (and with interest continuing to accrue on such Loans during such period at the rate otherwise provided for herein with respect to such

Loans). Notwithstanding anything to the contrary contained above, if one or more Banks waives its right to receive all or any part of any Waivable Mandatory Repayment, but less than all the Banks holding Tranche A Term Loans or Tranche B Term Loans, as the case may be, waive in full their right to receive 100% of the total payment otherwise required with respect to the Tranche A Term Loans or Tranche B Term Loans, as the case may be, then of the amount actually applied to the repayment of Tranche A Term Loans or Tranche B Term Loans, as the case may be, of Banks which have waived in part, but not in full, their right to receive 100% of such repayment, such amount shall be applied to each then outstanding Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, on a pro rata basis (so that each Bank holding Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall, after giving effect to the application of the respective repayment, maintain the same percentage (as determined for such Bank, but not the same percentage as the other Banks hold and not the same percentage held by such Bank prior to repayment) of each Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which remains outstanding after giving effect to such application).

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes (other than Taxes or other amounts deducted or withheld pursuant to the third sentence of Section 4.04(b), except to the extent otherwise provided in the last sentence of Section 4.04(b)) are so levied or imposed, the Borrower agrees to pay the full amount of such

Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any such Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, within 5 Business Days after the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank within 5 Business Days after its written request, for the amount of any Taxes so levied or imposed and paid by such Bank. All amounts payable pursuant to this Section 4.04(a) shall be subject to the provisions of
Section 13.17 (to the extent applicable).

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note (the Internal Revenue Service forms described in preceding clauses (i) and (ii) are hereinafter referred to as the "U.S. Internal Revenue Service Forms"). In addition, each Bank agrees that from time to time after the Effective Date as required by applicable U.S. Federal income tax law, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other certifications or forms as may be required by U.S. Federal income tax law and timely requested by the Borrower in writing in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Administrative Agent of its inability under applicable law to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms and such other certifications or forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms and such other certifications or forms as are required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from the deduction or withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  SECTION 5. Conditions Precedent to Initial Credit Events. The obligation of each Bank to make Loans, and the obligation of any Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agents for the account of each of the Banks the appropriate Tranche A Term Note, Tranche

B Term Note and/or Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

                  5.02 Officer's Certificate. On the Initial Borrowing Date, the Agents shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the President or any Vice President of the Borrower, stating that all of the conditions in Sections 5.05, 5.06, 5.07, 5.08, 5.09, 5.10 and 6.01 have been satisfied on such date.

                  5.03 Opinions of Counsel. On the Initial Borrowing Date, the Agents shall have received from (i) Dewey Ballantine and Wolf, Block, Schorr and Solis-Cohen, each counsel to the Credit Parties, opinions addressed to the Administrative Agent, the Syndication Agent, the Collateral Administrative Agent and each of the Banks and dated the Initial Borrowing Date, covering the matters set forth in Exhibits E-1 and E-2, respectively, and such other matters incident to the transactions contemplated herein as any Agent may reasonably request and
(ii) local counsel (reasonably satisfactory to the Agents), opinions each of which (x) shall be addressed to the Administrative Agent, the Syndication Agent, the Collateral Administrative Agent and each of the Banks and dated the Initial Borrowing Date, (y) shall be in form and substance reasonably satisfactory to the Agents and (z) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as any Agent may reasonably request.

                  5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agents shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each such certificate of incorporation and by-laws shall be in the form provided to the Agents prior to the Effective Date or in such other form as is reasonably acceptable to the Agents, and the foregoing resolutions shall be in form and substance reasonably acceptable to the Agents.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and (in the case of the Borrower, Merger Sub and Red Lion) bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements; Joint Venture Agreements; Property Management Agreements; Material Leases. On or prior to the Initial Borrowing Date, there shall have been made available for review by the Agents true and correct copies of the following documents:

                  (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multi-employer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan)(collectively, the "Employee Benefit Plans");

                  (ii) all material agreements entered into by the Borrower or any of its Subsidiaries or any of the Existing Red Lion Joint Ventures governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

                  (iii) all material agreements with members of, or with respect to, the senior management and management of the Borrower or any of its Subsidiaries or any of the Existing Red Lion Joint Ventures (collectively, the "Management Agreements");

                  (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                  (v) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries or any of its Existing Red Lion Joint Ventures which is to remain outstanding after giving effect to the incurrence of Loans on the Initial

         Borrowing Date to the extent such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $1,000,000 (collectively, the "Existing Indebtedness Agreements");

                  (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries or any of its Existing Red Lion Joint Ventures (collectively, the "Tax Sharing Agreements");

                  (vii) all articles of incorporation, joint venture agreements and/or partnership agreements relating to all Joint Ventures in existence on the Initial Borrowing Date (collectively, the "Joint Venture Agreements");

                  (viii) without duplication of the Management Agreements referred to in clause (iii) above, all material Hotel Property management agreements (including the Red Lion Master Property Management Agreement) under which the Borrower or any of its Subsidiaries is the hotel manager (collectively, the "Hotel Property Management Agreements"); and

                  (ix) all material leases (including the Red Lion Master Lease and the Doubletree Master REIT Lease) under which the Borrower or any of its Subsidiaries lease (as lessee) any Hotel Property (collectively, the "Material Leases");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Tax Sharing Agreements, Joint Venture Agreements, Hotel Property Management Agreements and Material Leases shall be in full force and effect on the Initial Borrowing Date.

                  5.06 Equity Financing; Equity Rollover. (a) On or prior to the Initial Borrowing Date, (i) the Borrower shall have received at least $319,800,000 of gross cash proceeds from the Equity Financing and (ii) the Borrower shall have utilized at least $319,800,000 of gross cash proceeds from the Equity Financing to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose.

                  (b) On or prior to the Initial Borrowing Date, (i) the Agents shall have received true and correct copies of the Equity Financing Documents, all of which shall be required to be in form and substance (including as to all of the terms and conditions thereof) reasonably satisfactory to the Agents and the Required Banks and (ii) each of the conditions precedent set forth in the Equity Financing Documents shall have been satisfied and not waived (unless waived with the consent of the Agents and the Required Banks).

                  (c) On or prior to the Initial Borrowing Date, the Borrower shall have issued for the account of the selling shareholders of Red Lion shares of the Borrower's common stock having an implied value of $283,000,000 (subject to adjustment as set forth in the Acquisition Agreement), and the Agents shall have received true and correct copies of the Acquisition Agreement and all SEC filings made in connection with the Transaction, each of which shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

                  5.07 Consummation of Acquisition; Cash on Hand. (a) On the Initial Borrowing Date, (i) the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws and (ii) each of the conditions precedent set forth in the Acquisition Documents shall have been satisfied in all material respects, and not waived except with the reasonable consent of the Agents and the Required Banks, to the reasonable satisfaction of the Agents and the Required Banks, (iii) the Agents shall have received true and complete copies of all Acquisition Documents, and with those Acquisition Documents which were delivered to the Agents on or before September 12, 1996 to be in the form so delivered with such changes thereto or waivers therefrom to be reasonably satisfactory to the Agents and the Required Banks, and with all other Acquisition Documents to be in form and substance reasonably satisfactory to the Agents and the Required Banks and (iv) the Agents shall have received copies of the "comfort letters" referred to in Sections 6.2(f) and 6.3(e) of the Acquisition Agreement.

                  (b) On the Initial Borrowing Date, the Agents shall have received evidence satisfactory to them that the Borrower and/or Red Lion have cash on hand, when added to the amount of the Total Term Loan Commitment, up to $15,000,000 of the Total Revolving Loan Commitment and the amount received (or to be received on the Initial Borrowing Date) from the Equity Financing, that is sufficient to consummate the Acquisition and the Refinancing and to pay the fees and expenses incurred in connection with the Transaction.

                  5.08 Refinancing. On the Initial Borrowing Date and after giving effect to the Acquisition and the Loans incurred on the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness outstanding except for (x) the Obligations and (y) the Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness to be Refinanced, in each case showing the aggregate principal amount thereof and accrued interest thereon (immediately before giving effect to the Initial Borrowing Date) and the name of the respective borrower thereof. On the Initial Borrowing Date, all Indebtedness to be Refinanced (other than the Existing Glendale Debt to the extent that same is to be refinanced after the Initial Borrowing Date) shall have been repaid in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Agents. The Agents shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date. In addition, on or prior to the Initial Borrowing Date, the Borrower shall have informed the Agents in writing as to whether the Borrower intends to refinance the Existing Glendale Debt as part of the Refinancing.

                  5.09 Adverse Change, etc. (a) On or prior to the Initial Borrowing Date, nothing shall have occurred (and (x) neither the Agents nor the Banks shall have become aware of any facts or conditions not previously disclosed to them and (y) no information previously submitted by or on behalf of the Borrower to the Agents (including, without limitation, financial, accounting and tax information) shall be inaccurate, incomplete or misleading) which (in any such case) has had, or could reasonably be expected to have, a material adverse effect on the Transaction or on the business, property, assets, operations, liabilities or financial condition of the Borrower, Red Lion and their respective Subsidiaries taken as a whole.

                  (b) All necessary governmental approvals and/or consents (other than approvals and/or consents required to effect the transfer of liquor licenses), all necessary shareholder and board of director approvals and/or consents and the approval of the lenders to Red Lion Inns Operating, L.P. (or the written acknowledgment by such lenders that such approval is not necessary or the issuance of an opinion of counsel of the Borrower, satisfactory in form and substance to the Agents, that no such approval is necessary), in each case in connection with the Transaction and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Documents.

                  (c) On or prior to the Initial Borrowing Date, there shall not have occurred and be continuing a material disruption of or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the successful syndication of the Commitments as determined by the Agents in their reasonable discretion. The Borrower and Red Lion shall have fully cooperated in the Agents' syndication efforts, including, without limitation, by promptly providing the Agents with all information deemed necessary by the Agents to successfully complete such syndication.

                  5.10 Litigation. On the Initial Borrowing Date, no material litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transaction or any Document.

                  5.11 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Administrative Agent, as Pledgee thereunder, all of the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

                  5.12 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                  (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Administrative Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                 (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Administrative Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

                (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been (or within 10 days following the Initial Borrowing Date will be) taken.

                  5.13 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

                  5.14 Mortgages; Title Insurance; Survey; etc. On the Initial Borrowing Date, the Collateral Administrative Agent shall have received:

                  (i) fully executed counterparts of Mortgages, in form and substance reasonably satisfactory to the Agents, which Mortgages shall cover the Mortgaged Properties owned or leased by the Credit Parties on the Initial Borrowing Date as designated on Schedule III, together with evidence that counterparts of such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Administrative Agent, desirable, to effectively create a valid and enforceable first priority mortgage lien on each such Mortgaged Property in favor of the Collateral Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                 (ii) a mortgagee title insurance policy on each such Mortgaged Property issued by a title insurer reasonably satisfactory to the Agents (the "Mortgage Policies") in amounts satisfactory to the Agents assuring the Collateral Administrative Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that any Agent in its reasonable discretion may reasonably request, shall not include (to the extent permissible under applicable state law) an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as any Agent in its discretion may reasonably request;

                (iii) a survey, in form and substance reasonably satisfactory to the Agents, of each such Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Agents;

                 (iv) such landlord waivers and/or estoppel certificates as any Agent may have reasonably required, which landlord waivers and/or estoppel certificates shall be in form and substance reasonably satisfactory to the Agents; and

                  (v) fully executed counterparts of Collateral Assignments, in form and substance reasonably satisfactory to the Agents, which Collateral Assignments shall be executed in respect of those Pledged Notes issued by any Joint Venture or other Persons that are required to be delivered pursuant to the Pledge Agreement to the extent that such Pledged Notes are secured by all or a portion of the assets of such Joint Venture or other Person.

                  5.15 Projections; Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, the Agents shall have received copies of the financial statements (including the pro forma financial statements) and Projections referred to in Sections 7.05(a) and (d).

                  5.16 Solvency Certificate; Insurance Certificates. On the Initial Borrowing Date, the Borrower shall have delivered to the Agents:

                  (i) a solvency certificate from the Chief Financial Officer of the Borrower in the form of Exhibit J; and

                 (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Agents and naming the Collateral Administrative Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Administrative Agent (or such shorter period of time as a particular insurance company generally provides).

                  5.17 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agents and each Bank all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agents and such Bank to the extent then due.

                  SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of any Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  The acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to the Agents and each of the Banks that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing
Date) and in this Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

                  SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).


                  7.01 Corporate and Other Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality (other than contraventions relating to an Acquisition Document which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect
(x) on the Acquisition or the Transaction or (y) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or partnership agreement (or equivalent organizational documents) of the Borrower or any of its Subsidiaries (other than violations of immaterial partnership agreements existing on the Initial Borrowing Date by reason of the Acquisition).

                  7.04 Approvals. (a) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with ((x) other than those required to effect the transfer of liquor licenses as part of the Acquisition and (y) except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date, or to the extent not required to be obtained or made on or prior to the Initial Borrowing Date pursuant to the Documents, as will be obtained or made on or prior to the required date therefor), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

                  (b) All necessary shareholder and board of director approvals and/or consents and all material third party non-governmental approvals and/or consents, in each case in connection with the Transaction and the execution, delivery and performance of any Document have been obtained and remain in full force and effect on the Initial Borrowing Date.

                  7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1995 and September 30, 1996 and the related consolidated statements of operations, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year and nine-month period ended on such date, as the case may be, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. The consolidated balance sheet of Red Lion and its Subsidiaries at December 31, 1995 and September 30, 1996 and the related consolidated statements of income, cash flows and shareholders' equity of Red Lion and its Subsidiaries for the fiscal year and nine-month period ended on such date, as the case may be, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of Red Lion and its Subsidiaries at the date of such balance sheets and the results of the operations of Red Lion and its Subsidiaries for the periods covered thereby. The pro forma consolidated balance sheet of the Borrower and its Subsidiaries (including Red Lion and its Subsidiaries) at June 30, 1996 and the pro forma income statements of the Borrower and its Subsidiaries (including Red Lion and its Subsidiaries) for the periods ended December 31, 1995 and June 30, 1996, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the pro forma financial position of the Borrower and its Subsidiaries (including Red Lion and its Subsidiaries) at June 30, 1996 and the results of the operations of the Borrower and its Subsidiaries (including Red Lion and its Subsidiaries) for the periods ended December 31, 1995 and June 30, 1996 and, in the case of the pro forma income statements, have been prepared on the assumption that the Transaction had been consummated on January 1, 1995. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments in the case of the nine-month financial statements referred to above. After giving effect to the Transaction (but for this purpose assuming that the Transaction had occurred prior to December 31, 1995), since December 31, 1995, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (it being understood and agreed, however, that the representation and warranty made pursuant to this sentence is only being made in connection with Credit Events that occur after the Initial Borrowing
Date).

                  (b) (i) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

                  (d) On and as of the Initial Borrowing Date, the Projections delivered to the Agents and the Banks prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable, it being understood that the Projections include assumptions as to future events that are not to be viewed as facts and that actual results may differ from the projected results and such differences may be material.

                  7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (it being understood and agreed, however, that the representation and warranty made pursuant to this Section 7.06 is only being made in connection with Credit Events that occur after the Initial Borrowing Date).

                  7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents and in the Confidential Information Memorandum) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by the Borrower (i) to effect the Acquisition and the Refinancing and (ii) to pay fees and expenses related to the Transaction.

                  (b) (i) Up to $15,000,000 of proceeds of Revolving Loans may be used on the Initial Borrowing Date for the purposes described in Section 7.08(a) and (ii) the proceeds of all other Revolving Loans and all Swingline Loans will be used for the Borrower's and its Subsidiaries' general corporate and working capital purposes.

                  (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, provided that Loans made on the Initial Borrowing Date may be used to consummate the Acquisition. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its

Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material (with respect to the Borrower and its Subsidiaries taken as a whole) action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  7.10 Compliance with ERISA. (i) Except as disclosed on
Schedule XIV, each Plan and to the knowledge of the Borrower each Multiemployer Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; except as disclosed on Schedule XIV, each Plan and to the knowledge of the Borrower each Multiemployer Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan and to the knowledge of the Borrower no Multiemployer Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all material contributions required to be made by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to a Plan or a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; to the knowledge of the Borrower, no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any

Plan (other than routine claims for benefits) is pending or, to the knowledge of the Borrower, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of this Agreement, would not exceed $2,000,000 and with respect to fiscal years ended prior to the date of each Credit Event would not be material; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect or secondary liability) under Sections 515, 4201, 4202 or 4212 of ERISA with respect to any Multiemployer Plan; to the knowledge of the Borrower, no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA; to the knowledge of the Borrower, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Multiemployer Plan (other than routine claims for benefits) that could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole is pending or threatened; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA), which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or Multiemployer Plan, the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower and its Subsidiaries to perform their obligations under the Credit Documents.

                  (ii) To the knowledge of the Borrower, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All material contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The Borrower and its Subsidiaries do not maintain or contribute to any Foreign Pension Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower and its Subsidiaries to perform their obligations under the Credit Documents.

                  7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Administrative Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, and the Collateral Administrative Agent, for the benefit of the Secured Creditors, has a fully perfected lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest granted to the Collateral Administrative Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest granted to the Collateral Administrative Agent in the copyrights covered by the Security Agreement.

                  (b) The security interests created in favor of the Collateral Administrative Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement.

                  (c) The Mortgages create, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 9.01). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by the Borrower or such Subsidiary. The Borrower and each of its Subsidiaries have good and marketable title to all fee-owned Real Property and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

                  (d) The provisions of the Collateral Assignments are effective to create in favor of the Collateral Administrative Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Collateral Assignment Collateral described therein, and the Collateral Administrative Agent, for the benefit of the Secured Creditors, has a fully perfected lien on, and security interest in, all right, title and interest in all of the Collateral Assignment Collateral described therein, subject to no other Liens other than Permitted Liens.

                  7.12 Representations and Warranties in Acquisition Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were (or are) made (or deemed made).

                  7.13 Properties. The Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all material property reflected in the balance sheets referred to in
Section 7.05(a) and all property acquired pursuant to the Acquisition (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or in compliance with the terms of this Agreement), free and clear of all Liens, other than Liens permitted by Section 9.01.

                  7.14 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower shall consist of (i) 100,000,000 shares of common stock, $.01 par value per share and (ii) 5,000,000 shares of preferred stock, $.01 par value per value, of which no shares of such preferred stock are issued or outstanding. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable. Except (i) as set forth on Schedule V and (ii) for options or warrants to purchase shares of common stock of the Borrower, as of the Initial Borrowing Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

                  7.15 Subsidiaries and Joint Ventures. As of the Initial Borrowing Date, the Borrower has no Subsidiaries or Joint Ventures other than those Subsidiaries and Joint Ventures listed on Schedule VI. Schedule VI correctly sets forth, as of the Initial Borrowing Date, (i) the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and Joint Ventures and also identifies the direct owner thereof and (ii) which Joint Venture Agreements prohibit the assignment by a Credit Party of its equity interest in the respective Joint Venture.

                  7.16 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  7.19 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of such Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by the Borrower or any of its Subsidiaries) or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned or operated by the Borrower or any of its Subsidiaries) or, to the best knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                  (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law.

                  (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  7.22 Indebtedness. Schedule VII sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans and the Letters of Credit (but including the Existing

Glendale Debt to the extent that same is to be refinanced after the Initial Borrowing Date as part of the Refinancing or is to remain outstanding without being so refinanced), the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such debt.

                  7.23 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the Transaction have been taken in compliance in all material respects with the respective Documents and all applicable laws.

                  SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  8.01 Information Covenants. The Borrower will furnish to each Bank:

                  (a) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, subject to normal year-end audit adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods, it being understood that the delivery by the Borrower of its Form 10-Q as filed with the SEC shall satisfy the requirements of this
Section 8.01(a).

                  (b) Annual Financial Statements. (A) Within 95 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by KPMG Peat Marwick LLP, any other "Big Six" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agents and (ii) management's discussion and analysis of the important operational and financial developments during the respective fiscal year, it being understood that the delivery by the Borrower of its Form 10-K as filed with the SEC shall satisfy the requirements of this Section 8.01(b)(A).

                  (B) At the time of the delivery of the annual financial statements pursuant to clause (A) above, a report of the applicable accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under any of Sections 9.07 through 9.11, inclusive, or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing under any such Sections , a statement as to the nature thereof.

                  (c) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants.

                  (d) Budgets. No later than the 30th day of each fiscal year of the Borrower, a budget in form satisfactory to the Agents (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the months of such fiscal year prepared in detail, setting forth, with appropriate discussion, the principal assumptions upon which such budget was based.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.08 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (y) if delivered with the financial statements required by Section 8.01(b), set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(g) and 9.07 as at the end of such fiscal year and the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period and (z) set forth the amount of the Retained Net Equity Proceeds Amount and the Retained Excess Cash Flow Amount at the end of such fiscal quarter or year, as the case may be.

                  (f) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days (or five Business Days in the case of clause
(ii) below) after, an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) with respect to the Transaction or any Document.

                  (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                  (h) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                    (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                   (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such owned or operated Real Property;

                  (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                   (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

                  (i) Certain Pro Forma Financial Information. For each Test Period which ends on or before September 30, 1997, the consolidated income statement of the Borrower and its Subsidiaries for such Test Period which shall contain historical financial information for that portion of the Test Period which occurs on and after the Initial Borrowing Date and pro forma financial information for that portion of the Test Period which occurs prior to the Initial Borrowing Date, which pro forma financial information shall be calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such Test Period (and shall exclude any extraordinary adjustments as a result of the Transaction), shall be calculated and presented in a manner consistent with the pro forma income statements referred to in Section 7.05(a) which were furnished to the Banks on or prior to the Initial Borrowing Date, and shall be delivered at the same time as the annual financial statements are delivered pursuant to Section 8.01(b).

                  (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries or Joint Ventures as any Agent or any Bank may reasonably request.

                  8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice to the Borrower, the Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties owned or leased by the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may reasonably request (provided that the Borrower shall have the right to take part in any discussions with its independent accountants).

                  8.03 Maintenance of Property; Insurance. (a) Schedule VIII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property owned or leased by the Borrower and its Subsidiaries necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain, with financially sound and reputable insurers, insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and
(iii) furnish to any Agent or any Bank, upon written request, full information as to the insurance carried.

                  (b) The Borrower will, and will cause each of the other Credit Parties to, at all times keep its property insured in favor of the Collateral Administrative Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such other Credit Parties)
(i) shall be endorsed to the Collateral Administrative Agent's satisfaction for the benefit of the Collateral Administrative Agent (including, without limitation, by naming the Collateral Administrative Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Administrative Agent (or such shorter period of time as a particular insurance company policy generally provides),
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Administrative Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Administrative Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any such other Credit Party, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Administrative Agent.

                  (c) If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Administrative Agent shall have the right (but shall be under no obligation), after giving the Borrower prior written notice, to procure such insurance and the Borrower agrees to reimburse the Collateral Administrative Agent for all costs and expenses of procuring such insurance.

                  8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that any such generation, use, treatment, storage, release or disposal could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (b) At the reasonable written request of the Agents or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the sole expense of the Borrower, an environmental site assessment report concerning any Real Property owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Agents, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property, provided that in no event shall such request be made more often than once every two years for any particular Real Property unless either
(i) the Obligations have been declared (or have become) due and payable pursuant to Section 10 or (ii) the Banks receive notice under Section 8.01(h) of any event for which notice is required to be delivered for any such Real Property. If the Borrower fails to provide the same within ninety days after such request was made, the Agents may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Agents and the Banks and their agents access to such Real Property and specifically grants the Agents and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole and reasonable expense of the Borrower.

                  8.07 ERISA. As soon as possible and, in any event, within ten
(10) Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or a Multiemployer Plan; that a contribution for a material amount required to be made with respect to a Plan, a Multiemployer Plan or a Foreign Pension Plan has not been timely made; that a Plan or a Multiemployer Plan has been or may be terminated under Section 4041(c) or 4042 of ERISA, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan or a Multiemployer Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064 or 4069 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA or under Section 4980B(a) of the Code with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code or with respect to a Multiemployer Plan under Sections 4201, 4204 or 4212 of ERISA; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan which is subject to Title IV of ERISA, any Multiemployer Plan or any Foreign Pension Plan. Upon written request of any Agent, the Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service or any other material financial information the Borrower or any Subsidiary has with respect to any Plan. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices pertaining to the foregoing events received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) Business Days after the date such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                  8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  8.11 Interest Rate Protection. No later than 90 days following the Initial Borrowing Date, the Borrower will enter into, and shall for 2 years thereafter maintain, Interest Rate Protection Agreements acceptable to the Agents establishing a fixed or maximum interest rate acceptable to the Agents for an aggregate amount equal to at least 40% of the aggregate principal amount of all Term Loans then outstanding and the amount of the Total Tranche A Term Loan Commitment then in effect.

                  8.12 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Administrative Agent security interests and mortgages in such assets and properties (including Real Property) of the Borrower and such Subsidiary Guarantors which are of the type required to be pledged or assigned pursuant to the original Security Documents and as are not covered by such original Security Documents, and as may be requested from time to time by the Agents or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agents and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Administrative Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                  (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Administrative Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Administrative Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agents to assure itself that this Section 8.12 has been complied with.

                  (c) The Borrower agrees that each action required above by this Section 8.12 shall be completed within 90 days after such action is either requested to be taken by the Agents or the Required Banks or required to be taken by the Borrower and the Subsidiary Guarantors pursuant to the terms of this Section 8.12; provided that in no event will the Borrower or any Subsidiary Guarantor be required to take any action, other than using its reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

                  8.13 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agents does not within 30 days after a request from the Agents or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agents and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Administrative Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary and would otherwise constitute a Subsidiary Guarantor) will execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Collateral Administrative Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary and would otherwise constitute a Subsidiary Guarantor) will execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to the Agents.

                  8.14 Joint Venture Distributions. To the extent any Joint Venture receives any proceeds from any of the events specified in Sections 4.02(d), (e), (f) and (h) then, to the extent the Net Equity Proceeds, Net Debt Proceeds, Net Sale Proceeds or Net Insurance Proceeds, as the case may be, from any such event would have to be applied to repay outstanding Term Loans or outstanding Revolving Loans (as a result of a reduction to the Total Revolving Loan Commitment), if received by the Borrower or a Wholly-Owned Subsidiary of the Borrower, the Borrower will use its best efforts to cause such Joint Venture to distribute to the Borrower or a Wholly-Owned Subsidiary thereof, concurrently with or as soon after the respective event as is practicable, the Borrower's Allocable Share of such proceeds received by such Joint Venture, provided that the Borrower's obligations under this Section 8.14 are subject to (i) the ability of the Borrower or a Wholly-Owned Subsidiary thereof to control the timing of distributions by such Joint Venture, (ii) any applicable contractual restrictions, (iii) any fiduciary responsibility that the Borrower or such Wholly-Owned Subsidiary may have to the other joint venture partner or partners,
(iv) in the case of any Non-Subsidiary Joint Venture (other than an Existing Red Lion Joint Venture), the right of such Non-Subsidiary Joint Venture to use such proceeds in the ordinary course of its business (including to repay any Indebtedness of such Non-Subsidiary Joint Venture) and (v) in the case of Net Equity Proceeds received by any non-Wholly-Owned Subsidiary of the Borrower, the right of such Subsidiary to use such Net Equity Proceeds for the purpose or purposes for which such Net Equity Proceeds were initially received.

                  8.15 Existing Glendale Debt. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Existing Glendale Debt is to be refinanced (in whole or in part) with proceeds of Loans, the Borrower or a Subsidiary Guarantor shall be required to loan the proceeds of such Loans to the respective Joint Venture to refinance the Existing Glendale Debt.

                  8.16 Maintenance of Corporate Separateness. The Borrower will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiaries in respect of any liability of any

Unrestricted Subsidiaries, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiaries shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from the Borrower and its Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, \ reorganization or other insolvency proceeding.

                  SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                 (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate pro-ceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule IX, but only to the respective date, if any, set forth in such Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule IX, provided that (x) except to the extent specifically set forth on Schedule IX, the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                 (iv) Permitted Encumbrances;

                  (v) Liens created pursuant to the Security Documents;

                 (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                (vii) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

               (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $10,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

                 (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing

         Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

                 (xi) Liens arising out of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of such judgments and the aggregate amount of any cash and the fair market value of any property subject to consensual security interests securing such Liens does not exceed $10,000,000 at any time outstanding;

                (xii) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

               (xiii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate value of all cash and property encumbered by consensual Liens permitted pursuant to this clause (xiii) shall not at any time exceed $10,000,000;

                (xiv) Liens on property or assets acquired pursuant to a Hotel Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Hotel Investment, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(xiii), (y) the aggregate amount of outstanding Indebtedness secured by such Liens, when added to the aggregate amount of outstanding Indebtedness secured by Liens permitted under clause (xvii) of this Section 9.01, does not exceed $25,000,000 and (z) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Hotel Acquisition or Hotel Investment and do not attach to any other asset of the Borrower or any of its Subsidiaries;

                 (xv) Liens securing any Indebtedness incurred by a non-Wholly-Owned Subsidiary of the Borrower to refinance any unsecured Existing Indebtedness of such non-Wholly-Owned Subsidiary owing to the Borrower or any Wholly-Owned Subsidiary thereof, provided that (x) such Existing Indebtedness is permitted to be refinanced pursuant to Section 9.04(ii) and (y) in all events, the Lien securing such Indebtedness does not encumber any assets or property other than the assets or property of the non-Wholly-Owned Subsidiary incurring such Indebtedness;

                (xvi) Liens securing Non-Recourse Indebtedness of Specified Subsidiaries, provided that (x) such Non-Recourse Indebtedness is permitted to be incurred under Section 9.04(xi) and (y) in all events, the Lien securing such Non-Recourse Indebtedness does not encumber any assets or property other than the assets or property of the Specified Subsidiary incurring such Non-Recourse Indebtedness;

               (xvii) Liens securing Indebtedness of Subsidiaries of the Borrower incurred under Section 9.04(xiii), provided that (x) the aggregate amount of outstanding Indebtedness secured by such Liens, when added to the aggregate amount of outstanding Indebtedness secured by Liens permitted under clause (xiv) of this Section 9.01, does not exceed $25,000,000 and (y) in all events, the Lien securing such Indebtedness only encumbers property or assets acquired after the Initial Borrowing Date and does not encumber any Collateral or any assets or property other than the assets or property of the Subsidiary incurring such Indebtedness;

              (xviii) Liens on property or assets of a Subsidiary of the Borrower in favor of, and securing obligations owed to, the Borrower or any Subsidiary Guarantor;

                (xix) Liens securing Indebtedness incurred pursuant to Section 9.04(xii), so long as the Liens securing such Indebtedness do not encumber any assets or property other than the assets or property of the Joint Venture of the Borrower that owns the Red Lion Hotel in Glendale, California; and

                 (xx) preferences that arise solely by reason of the Borrower or any of its Subsidiaries agreeing to contractually subordinate any management fees payable to them as required by any lender to a hotel property managed by the Borrower or any of its Subsidiaries.

In connection with the granting of Liens of the type described in clauses (vii),
(viii) and (xiv) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Administrative Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

                  9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-lease-back transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

                   (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

                  (ii) each of the Borrower and its Subsidiaries may in the ordinary course of business sell, lease or otherwise dispose of any equipment or materials which, in the reasonable judgment of such Person, are obsolete or worn out;

                 (iii) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor and any Designated Hotel Property), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale,
         (iv) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(f) and (v) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iii) shall not exceed $20,000,000 in any fiscal year of the Borrower;

                  (iv) each of the Borrower and its Subsidiaries may sell the Designated Hotel Properties (other than pursuant to a sale-leaseback transaction), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arms'-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied as (and to the extent) required by
         Section 4.02(f) and (v) (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective sale, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective sale pursuant to, the financial covenants contained in Sections 9.08 through 9.11, inclusive (provided that for purposes of determining pro forma compliance with any such Section for any period during which the covenants contained therein are not yet required to be tested pursuant to the terms thereof, the Borrower shall instead use the historical financial results of the Borrower and its Subsidiaries for the most recently ended four fiscal quarter period (but calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such period and (x) assuming that the amount of Capital Expenditures, Hotel Investments and/or Hotel Acquisitions made during any portion of such period prior to the Initial Borrowing Date is at an assumed per annum rate of $40,000,000 and (y) with Consolidated EBITDA for such period to be determined in accordance with the definition thereof) and the Borrower shall be required to demonstrate, on a Pro Forma Basis, that no Default or Event of Default will exist under, or would have existed during such period prior to the date of the respective sale pursuant to, the financial covenants contained in any of such Sections 9.08 through 9.11, inclusive (but assuming, for this purpose, that the level of financial performance required to be satisfied is the level applicable to any such Section the first time compliance with such
         Section is required to be tested pursuant to the terms thereof)), and
         (II) the Borrower shall have delivered to the Agents an officer's certificate executed by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (iv) and containing the calculations (in reasonable detail) required by this clause (iv);

                   (v) RFS and RFS Sub may sell the RFS REIT Equity to the RFS REIT or to any other Person (other than to the Borrower or a Subsidiary thereof), in each case for cash and at fair market value (as determined in good faith by RFS or RFS Sub) so long as the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(i);

                  (vi) each of the Borrower and its Subsidiaries may sell all or a portion of their equity interests in the Existing Red Lion Joint Ventures, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arms'-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied as (and to the extent) required by
         Section 4.02(f) and (v) (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective sale, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective sale pursuant to, the financial covenants contained in Sections 9.08 through 9.11, inclusive (provided that for purposes of determining pro forma compliance with any such Section for any period during which the covenants contained therein are not yet required to be tested pursuant to the terms thereof, the Borrower shall instead use the historical financial results of the Borrower and its Subsidiaries for the most recently ended four fiscal quarter period (but calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such period and (x) assuming that the amount of Capital Expenditures, Hotel Investments and/or Hotel Acquisitions made during any portion of such period prior to the Initial Borrowing Date is at an assumed per annum rate of $40,000,000 and (y) with Consolidated EBITDA for such period to be determined in accordance with the definition thereof) and the Borrower shall be required to demonstrate, on a Pro Forma Basis, that no Default or Event of Default will exist under, or would have existed during such period prior to the date of the respective sale pursuant to, the financial covenants contained in any of such Sections 9.08 through 9.11, inclusive (but assuming, for this purpose, that the level of financial performance required to be satisfied is the level applicable to any such Section the first time compliance with such Section is required to be tested pursuant to the terms thereof)), and (II) the Borrower shall have delivered to the Agents an officer's certificate executed by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (vi) and containing the calculations (in reasonable detail) required by this clause (vi);

                 (vii) each of the Borrower and its Subsidiaries may sell Hotel Properties acquired by them after the Initial Borrowing Date pursuant to a Hotel Acquisition (except to the extent that such Hotel Property constitutes a newly acquired Designated Hotel Property), and each of the Borrower and its Subsidiaries may sell all or any portion of their equity interest in a Joint Venture acquired by them after the Initial Borrowing Date pursuant to a Hotel Investment, in either case, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale and (iv) in the case of a sale of an equity interest in a Joint Venture, the cash proceeds therefrom are applied as (and to the extent) required by Section 4.02(i);

                (viii) each of the Borrower and its Subsidiaries may sell Hotel Properties as part of a Temporary Hotel Acquisition Transaction;

                  (ix) Investments may be made to the extent permitted by
         Section 9.05;

                   (x) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
         Section 9.04(iv));

                  (xi) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

                 (xii) the Transaction shall be permitted;

                (xiii) Hotel Acquisitions shall be permitted to the extent provided in Section 9.07;

                 (xiv) each of the Borrower and its Subsidiaries may enter into sale-lease-back transactions with respect to owned Hotel Properties (including the Designated Hotel Properties), so long as each such transaction (w) is for at least 75% in cash and is paid at the time of the closing of such transaction, (x) is at fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (y) all of the Net Sale Proceeds therefrom are applied as required by Section 4.02(f) and (z) no Default or Event of Default then exists or would result therefrom;

                  (xv) the Borrower may transfer any assets to a Subsidiary Guarantor, and any Subsidiary of the Borrower may merge or consolidate with and into, or be liquidated into, or transfer any of its assets to, the Borrower or any Subsidiary Guarantor, in each case, so long as (i) the Borrower or the respective Subsidiary Guarantor is the surviving corporation of any such transaction, (ii) in the case of any such transaction involving a non-Wholly-Owned Subsidiary, the only consideration paid to third parties in connection therewith are shares of common stock of the Borrower and cash in an aggregate amount for all such transactions not to exceed the amount permitted to be spent on Hotel Investments at such time pursuant to Section 9.07 (and with the amount of cash paid pursuant to this Section 9.02(xv) to constitute a Hotel Investment pursuant to Section 9.07) and (iii) in the case of any transaction between or among the Borrower and the Subsidiary Guarantors, all Liens granted pursuant to the Security Documents on any property or assets involved shall remain in full force and effect (with at least the same priority as such Lien would have had if such transfer pursuant to the clause (xv) had not occurred);

                 (xvi) each of the Borrower and its Subsidiaries may grant leases or sub-leases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                (xvii) each of the Borrower and its Subsidiaries may sell Cash Equivalents permitted to be held by them pursuant to Section 9.05(ii) so long as each such sale is for cash and at fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be); and

               (xviii) each of the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to or from third Persons and to one another so long as any such license by the Borrower or any other Credit Party in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that the security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any other Credit Party pursuant to the Security Agreement in the intellectual property covered by such license.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

                  (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

                 (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders or partners generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon either its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto); and

                (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of employees of the Borrower or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iii) shall not exceed $3,500,000 in any fiscal year of the Borrower.

                  9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                 (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VII, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VII, provided that except to the extent specifically set forth on Schedule VII, the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing; (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04;

                 (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (iv) exceed $10,000,000 at any time outstanding;

                  (v) Indebtedness subject to Liens permitted under Section 9.01(viii);

                 (vi) intercompany Indebtedness to the extent permitted by Sec-tions 9.05(viii), (ix) and (x);

                (vii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' ordinary course of business operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities;

               (viii) Indebtedness of the Borrower consisting of guaranties of Indebtedness of franchisees of Candlewood, so long as (i) the Borrower's maximum exposure on any single Candlewood property or franchise does not exceed $2,000,000 and (ii) the Borrower's maximum exposure at any time under all such guaranties does not exceed $30,000,000;

                 (ix) Contingent Obligations of the Borrower and its Subsidiaries to maintain the net worth of those Persons listed on
         Schedule XV in accordance with the terms of the applicable agreements with respect thereto as in effect on the Initial Borrowing Date, provided that any payments made by the Borrower or a Subsidiary thereof to satisfy such obligations shall count as a Hotel Investment made pursuant to Section 9.07;

                  (x) unsecured subordinated Indebtedness of the Borrower (the "New Subordinated Notes"), so long as (i) the aggregate outstanding principal amount thereof does not exceed $150,000,000 (less any repayments of principal thereof), (ii) at least 20 Business Days prior to the issuance thereof, the Borrower shall have delivered to each of the Banks substantially final drafts of the documents pursuant to which the New Subordinated Notes are to be issued and with any changes thereto made after the initial delivery of such documents to be delivered to the Agents and with any significant changes thereto made after such initial delivery to be delivered to each of the Banks at least five days prior to the issuance of such New Subordinated Notes,
         (iii) the final maturity date thereof is at least 270 days beyond the Tranche B Term Loan Maturity Date, (iv) there are no required amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the 270th day after the Tranche B Term Loan Maturity Date, (v) all other terms and conditions thereof (including, without limitation, interest rates, covenants, defaults, remedies and subordination provisions) are reasonably satisfactory to the Agents,
         (vi) no Default or Event of Default then exists or would result therefrom and (vii) (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective incurrence, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective incurrence pursuant to, the financial covenants contained in Sections 9.08 through 9.11, inclusive (provided that for purposes of determining pro forma compliance with any such Section for any period during which the covenants contained therein are not yet required to be tested pursuant to the terms thereof, the Borrower shall instead use the historical financial results of the Borrower and its Subsidiaries for the most recently ended four fiscal quarter period (but calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such period and (x) assuming that the amount of Capital Expenditures, Hotel Investments and/or Hotel Acquisitions made during any portion of such period prior to the Initial Borrowing Date is at an assumed per annum rate of $40,000,000 and (y) with Consolidated EBITDA for such period to be determined in accordance with the definition thereof) and the Borrower shall be required to demonstrate, on a Pro Forma Basis, that no Default or Event of Default will exist under, or would have existed during such period prior to the date of the respective incurrence pursuant to, the financial covenants contained in any of such

         Sections 9.08 through 9.11, inclusive (but assuming, for this purpose, that the level of financial performance required to be satisfied is the level applicable to any such Section the first time compliance with such Section is required to be tested pursuant to the terms thereof)), and (II) the Borrower shall have delivered to the Agents an officer's certificate executed by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (x) and containing the calculations (in reasonable detail) required by this clause (x);

                 (xi) Non-Recourse Indebtedness of a Specified Subsidiary incurred to finance the development or acquisition (and the related working capital requirements) of a Hotel Property developed or acquired after the Initial Borrowing Date, so long as (i) the aggregate principal amount of all such Non-Recourse Indebtedness does not exceed $100,000,000 at any time outstanding, (ii) no Default or Event of Default then exists or would result therefrom and (iii) (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective incurrence, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective incurrence pursuant to, the financial covenants contained in Sections
         9.08 through 9.11, inclusive (provided that for purposes of determining pro forma compliance with any such Section for any period during which the covenants contained therein are not yet required to be tested pursuant to the terms thereof, the Borrower shall instead use the historical financial results of the Borrower and its Subsidiaries for the most recently ended four fiscal quarter period (but calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such period and (x) assuming that the amount of Capital Expenditures, Hotel Investments and/or Hotel Acquisitions made during any portion of such period prior to the Initial Borrowing Date is at an assumed per annum rate of $40,000,000 and (y) with Consolidated EBITDA for such period to be determined in accordance with the definition thereof) and the Borrower shall be required to demonstrate, on a Pro Forma Basis, that no Default or Event of Default will exist under, or would have existed during such period prior to the date of the respective incurrence pursuant to, the financial covenants contained in any of such Sections 9.08 through 9.11, inclusive (but assuming, for this purpose, that the level of financial performance required to be satisfied is the level applicable to any such Section the first time compliance with such Section is required to be tested pursuant to the terms thereof)), and (II) the Borrower shall have delivered to the Agents an officer's certificate executed by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this clause (xi) and containing the calculations (in reasonable detail) required by this clause (xi);

                (xii) to the extent that the Existing Glendale Debt is refinanced with the proceeds of Loans as part of the Refinancing, Indebtedness of the Joint Venture that originally incurred such Existing Glendale Debt, so long as the proceeds thereof are used to refinance an intercompany loan made by the Borrower or a Subsidiary Guarantor to such Joint Venture to refinance the Existing Glendale Debt, provided that (x) the aggregate principal amount of the Indebtedness so incurred by such Joint Venture pursuant to this clause
         (xii) does not exceed the amount of the inter-company loan owing to the Borrower or such Subsidiary Guarantor and (y) such Indebtedness may be guaranteed on an unsecured basis by the Borrower and/or Red Lion to the same extent that the Borrower and Red Lion guaranty the Existing Glendale Debt on the Initial Borrowing Date; and

               (xiii) additional Indebtedness of the Borrower and its Subsidiaries not to exceed $50,000,000 in aggregate principal amount at any time outstanding, provided that no more than $25,000,000 of such Indebtedness may be secured and then only to the extent permitted by Sections 9.01(xiv) and (xvii).

                  9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                 (ii) the Borrower and its Subsidiaries may acquire and hold or invest in cash and Cash Equivalents;

                (iii) the Borrower and its Subsidiaries may receive non-cash consideration in connection with any asset sale permitted by Sections 9.02(iii), (iv), (vi), (vii) and (xiv) but only to the extent set forth in such Sections 9.02(iii), (iv), (vi), (vii) and (xiv);

                 (iv) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule X, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

                  (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

                 (vi) the Borrower may enter into Interest Protection Agreements to the extent permitted by Section 9.04(iii);

                (vii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vii);

               (viii) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Administrative Agent pursuant to the Pledge Agreement, and the Borrower and the Subsidiary Guarantors may make cash Investments to their Subsidiaries to the extent that such Subsidiaries are Subsidiary Guarantors;

                 (ix) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to non-Wholly-Owned Subsidiaries and other Persons to the extent permitted by Section 9.07, so long as any such intercompany loan or advance that is evidenced by a note shall be pledged to the Collateral Administrative Agent pursuant to (and to the extent required by) the Pledge Agreement;

                  (x) to the extent that the Existing Glendale Debt is to be refinanced (in whole or in part) with proceeds of Loans made on or prior to the Tranche A Term Loan Commitment Termination Date, the Borrower may make an intercompany loan to the Joint Venture that has incurred the Existing Glendale Debt in an amount not to exceed the principal amount of Loans incurred to refinance the Existing Glendale Debt, so long as such intercompany loan shall be evidenced by a note that is pledged to the Collateral Administrative Agent pursuant to the Pledge Agreement;

                 (xi) RFS may contribute to a newly-formed Wholly-Owned Subsidiary of RFS ("RFS Sub") one or more of the leasehold interests held by RFS in the RFS REIT Leases, together with a corresponding portion of the RFS REIT Equity held by RFS, in each case in connection with the securitization of RFS REIT's fee interest in the hotels leased to RFS pursuant to such RFS Leases; and

                (xii) the Borrower and its Subsidiaries may make additional Hotel Investments to the extent permitted by Section 9.07.

                  9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and condi tions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted: (i) Dividends may be paid to the extent provided in Section 9.03, (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04, 9.05 and 9.07, (iii) customary fees may be paid to non-officer directors of the Borrower and (iv) Subsidiaries and Joint Ventures of the Borrower may pay management and similar fees to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

                  9.07 Capital Expenditures; Permitted Hotel Acquisitions; Permitted Hotel Investments. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, Hotel Acquisitions or Hotel Investments, except that (x) during the period from the Effective Date through and including December 31, 1996, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments in an aggregate amount not to exceed $25,000,000 and (y) during any fiscal year set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments so long as the aggregate amount of all such Capital Expenditures, Hotel Acquisitions and Hotel Investments does not exceed in any fiscal year set forth below the amount set forth opposite such fiscal year below:


            Fiscal Year Ending                      Amount
            ------------------                      ------

         December 31, 1997                        $40,000,000

         December 31, 1998                        $45,000,000

         December 31, 1999                        $50,000,000
            and each fiscal year
            thereafter


; provided that during each fiscal year set forth in the table above, at least 3% of the aggregate gross revenues from Hotel Properties owned or leased by Red Lion and its Wholly-

Owned Subsidiaries for such fiscal year shall be used to make maintenance Capital Expenditures pursuant to this clause (a).

                  (b) (i) In addition to the foregoing, in the event that the amount of Capital Expenditures, Hotel Acquisitions and Hotel Investments permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year set forth in the table above (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)(i) but after giving effect to any reduction in such amount as a result of Capital Expenditures, Hotel Acquisitions and Hotel Investments made pursuant to clause
(b)(ii) below) is greater than the amount of such Capital Expenditures, Hotel Acquisitions and Hotel Investments made by the Borrower and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures, Hotel Acquisitions and Hotel Investments in the immediately succeeding fiscal year, provided, that (x) any amount carried forward from the immediately preceding fiscal year may not be utilized during the current fiscal year unless and until the relevant amount for such current fiscal year shall have been utilized in full to make Capital Expenditures, Hotel Acquisitions and/or Hotel Investments during such current fiscal year, (y) in no event shall the aggregate amount of Capital Expenditures, Hotel Acquisitions and Hotel Investments made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 9.07(a), this clause (b)(i) and clause (b)(ii) below exceed 115% of the amount set forth opposite such fiscal year as set forth in the table in such Section 9.07(a) (before giving effect to any reduction in such amount pursuant to clause (b)(ii) below as a result of Capital Expenditures, Hotel Acquisitions and Hotel Investments made pursuant to clause
(b)(ii) below) and (z) no amounts once carried forward to the next fiscal year may be carried forward to fiscal years thereafter.

                  (ii) In addition to the foregoing, commencing in the Borrower's fiscal year beginning January 1, 1997, in the event that the Borrower and its Subsidiaries have made Capital Expenditures, Hotel Acquisitions and Hotel Investments in any fiscal year pursuant to clauses (a) and (b)(i) above in an amount equal to the maximum amount permitted to be made in such fiscal year pursuant to such clauses and so long as no Default or Event of Default then exists, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments in such fiscal year by utilizing expenditure amounts permitted to be made in the immediately succeeding fiscal year pursuant to clause (a) above, and with any Capital Expenditures, Hotel Acquisitions and Hotel Investments made pursuant to this clause (b)(ii) in such current fiscal year to reduce the amount of Capital Expenditures, Hotel Acquisitions and Hotel Investments permitted to be made in the immediately succeeding fiscal year, provided that in no event shall the aggregate amount of Capital Expenditures, Hotel Acquisitions and Hotel Investments made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 9.07(a), clause (b)(i) above and this clause (b)(ii) exceed 115% of the amount set forth opposite such fiscal year as set forth in the table in such Section 9.07(a) (before giving effect to any reduction in such amount pursuant to the clause (b)(ii) as a result of Capital Expenditures, Hotel Acquisitions and Hotel Investments made pursuant to this clause (b)(ii)).

                  (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within the applicable time periods set forth in Section 4.02(h) but only to the extent such Net Insurance Proceeds are not required to be applied pursuant to
Section 4.02(h) (or Section 3.03(e), as the case may be).

                  (d) In addition to the foregoing and so long as no Default or Event of Default then exists, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments in an amount not to exceed the Retained Net Equity Proceeds Amount at such time.

                  (e) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments in fiscal year 1997 as and to the extent set forth in Schedule XI.

                  (f) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments at any time during any fiscal year of the Borrower in an amount equal to the Retained Excess Cash Flow Amount with respect to such fiscal year as then in effect, provided that (x) no Capital Expenditures, Hotel Acquisitions or Hotel Investments may be made pursuant to this clause (f) during any fiscal year of the Borrower unless the Borrower's EBITDA for the immediately preceding fiscal year exceeded 90% of the Borrower's Base Case EBITDA for such fiscal year and (y) in the event that the amount of Capital Expenditures, Hotel Acquisitions and Hotel Investments permitted to be made by the Borrower and its Subsidiaries pursuant to this clause (f) in any fiscal year of the Borrower is greater than the amount of such Capital Expenditures, Hotel Acquisitions and Hotel Investments made by the Borrower and its Subsidiaries during such fiscal year, such excess may be carried forward and utilized to make Capital Expenditures, Hotel Acquisitions and Hotel Investments in the immediately succeeding fiscal year, provided further, (i) that any amount carried forward from the immediately preceding fiscal year may not be utilized during the current fiscal year unless and until the relevant amount for such current fiscal year as set forth in the table in Section 9.07(a) shall have been utilized in full to make Capital Expenditures, Hotel Acquisitions and/or Hotel Investments during such current fiscal year, and (ii) that no amounts once carried forward to the next fiscal year may be carried forward to fiscal years thereafter.

                  (g) In addition to the foregoing, after January 1, 1998, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments in an aggregate amount not to exceed $20,000,000, provided that no more than $10,000,000 of such Capital Expenditures, Hotel Acquisitions and Hotel Investments may be made in any fiscal year of the Borrower.

                  (h) In addition to the foregoing and so long as no Default or Event of Default then exists, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments with the Net Sale Proceeds received from any Asset Sale and with the Specified Red Lion Proceeds from any Specified Red Lion Event so long as (i) such Net Sale Proceeds or Specified Red Lion Proceeds are used to purchase like assets within the applicable time periods set forth in Section 4.02(f), (ii) the aggregate amount of Capital Expenditures, Hotel Acquisitions and Hotel Investments made pursuant to this Section 9.07(h) does not exceed that amount permitted by Section 4.02(f), (iii) such Net Sale Proceeds or Specified Red Lion Proceeds are not required to be applied to repay Loans (or reduce Commitments) pursuant to
Section 4.02(f) (or Section 3.03(e), as the case may be) and (iv) to the extent that the asset so sold constitutes Collateral, the Collateral Administrative Agent is granted a first priority perfected security interest in the like asset acquired at least to the same extent (and with at least the same rights) as the Collateral Administrative Agent's security interest in the Collateral so sold.

                  (i) In addition to the foregoing and as long as no Default or Event of Default then exists, the Borrower and its Wholly-Owned Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments with cash proceeds received from a Designated Event so long as such proceeds are not required to be applied to repay Loans (or reduce Commitments) pursuant to
Section 4.02(i) (or Section 3.03(e), as the case may be).

                  (j) In addition to the foregoing and so long as no Default or Event of Default then exists, the Borrower and its Subsidiaries may make Capital Expenditures, Hotel Acquisitions and Hotel Investments with the Net Sale Proceeds received from the sale of those Hotel Properties acquired by the Borrower and its Subsidiaries after the Initial Borrowing Date (except to the extent that such Hotel Property constitutes a newly acquired Designated Hotel Property).

                  (k) In addition to the foregoing and so long as no Default or Event of Default then exists, the Borrower and its Wholly-Owned Subsidiaries may effect Hotel Acquisitions as part of a Temporary Hotel Acquisition Transaction, provided that, to the extent the Borrower or such Wholly-owned Subsidiary consummates a Hotel Acquisition and fails to sell the Hotel Property as part of the Temporary Hotel Acquisition Transaction within 120 days after the acquisition thereof or fails to sell the Hotel Property for at least the same purchase price as originally paid by the Borrower or such Wholly-Owned Subsidiary, such Hotel Acquisition (or such portion thereof to the extent that the Borrower or such Wholly-Owned Subsidiary fails to receive at least the same purchase price originally paid by the

Borrower or such Wholly-Owned Subsidiary) shall constitute a Hotel Acquisition effected under one of the other provisions of this Section 9.07 and shall be required to be independently justified under such other provisions.

Notwithstanding anything to the contrary contained above in this Section 9.07, in the case of any Hotel Acquisition or Hotel Investment in which the total consideration equals or exceeds $25,000,000 (other than a Hotel Acquisition pursuant to Section 9.07(k)), (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective Hotel Acquisition or Hotel Investment, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective Hotel Acquisition or Hotel Investment pursuant to, the financial covenants contained in Sections 9.08 through 9.11, inclusive (provided that for purposes of determining pro forma compliance with any such Section for any period during which the covenants contained therein are not yet required to be tested pursuant to the terms thereof, the Borrower shall instead use the historical financial results of the Borrower and its Subsidiaries for the most recently ended four fiscal quarter period (but calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such period and (x) assuming that the amount of Capital Expenditures, Hotel Investments and/or Hotel Acquisitions made during any portion of such period prior to the Initial Borrowing Date is at an assumed per annum rate of $40,000,000 and (y) with Consolidated EBITDA for such period to be determined in accordance with the definition thereof) and the Borrower shall be required to demonstrate, on a Pro Forma Basis, that no Default or Event of Default will exist under, or would have existed during such period prior to the date of the respective Hotel Acquisition or Hotel Investment pursuant to, the financial covenants contained in any of such Sections 9.08 through 9.11, inclusive (but assuming, for this purpose, that the level of financial performance required to be satisfied is the level applicable to any such Section the first time compliance with such Section is required to be tested pursuant to the terms thereof)), and (II) the Borrower shall have delivered to the Agents an officer's certificate executed by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this paragraph and containing the calculations (in reasonable detail) required by this paragraph. For purposes of determining the amount of any Capital Expenditures, Hotel Acquisitions and Hotel Investments made at any time, (x) such amount shall include the amount of any Indebtedness assumed by the Borrower or any of its Subsidiaries in connection therewith and (y) any cash Investments made by the Borrower or a Subsidiary Guarantor in any other Subsidiary the proceeds of which are to be promptly utilized by such other Subsidiary to make Capital Expenditures, Hotel Acquisitions and/or Hotel Investments shall be treated as a single investment.

                  9.08 Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for the Test Period ending on June 30, 1997 and for each Test Period ending thereafter to be less than 1.00:1:00.

                  9.09 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:


                    Fiscal Quarter                      Ratio
                    --------------                      -----

                  March 31, 1997                      2.50:1.00
                  June 30, 1997                       2.75:1.00
                  September 30, 1997                  2.75:1.00
                  December 31, 1997                   3.00:1.00
                  March 31, 1998                      3.00:1.00
                  June 30, 1998                       3.00:1.00
                  September 30, 1998                  3.00:1.00
                  December 31, 1998                   3.50:1.00
                  March 31, 1999                      3.50:1.00
                  June 30, 1999                       3.50:1.00
                  September 30, 1999                  3.50:1.00
                  December 31, 1999
                       and thereafter                 4.00:1.00


                  9.10 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


                     Period                                   Ratio
                     ------                                   -----
Initial Borrowing Date through and including
    December 30, 1997                                       4.75:1.00
December 31, 1997 through and including
    December 30, 1998                                       4.50:1.00
December 31, 1998 through and including
    December 30, 1999                                       4.00:1.00
December 31, 1999 through and including
    December 30, 2000                                       3.50:1.00
December 31, 2000 and thereafter                            3.00:1.00

                  9.11 Minimum Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth at such time.

                  9.12 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or make any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due) any New Subordinated Notes or the Existing Glendale Debt, except that the Existing Glendale Debt may be refinanced as part of the Refinancing or as otherwise permitted under Section 9.04, (ii) amend or modify, or permit the amendment or modification of, any provision of the New Subordinated Notes or any New Subordinated Note Documents or any provision of the Existing Glendale Debt, except for any amendments or modifications to the documentation for the Existing Glendale Debt which could not reasonably be expected to be adverse to the interests of the Banks in any material respect, (iii) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Banks in any material respect, (iv) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement, unless such amendment, modification, change or other action contemplated by this clause (iv) cannot reasonably be expected to be adverse to the interests of the Banks in any material respect, (v) amend, modify or change any Joint Venture Agreement, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Banks in any material respect, (vi) amend, modify, change or terminate the Red Lion Master Lease or the Doubletree Master REIT Lease, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Banks in any material respect (it being understood that amendments may be made to the Doubletree Master REIT Lease to effectuate the transfers described in Section 9.05(xi)) or (vii) amend, modify, change or terminate the Red Lion Master Property Management Agreement, unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Banks in any material respect.

                  9.13 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement, management agreement or franchise agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) restrictions on the transfer of any asset subject to a Lien permitted by this Agreement, (vi) restrictions on the assignment or transfer of any stock or partnership interests in a Subsidiary (other than a Subsidiary Guarantor which is a Significant Subsidiary) or Joint Venture of the Borrower to the extent such restrictions are imposed by any stockholders' agreement, partnership agreement, joint venture agreement or similar agreement and (vii) restrictions set forth on Schedule XV and similar net worth restrictions imposed on RFS Sub and any other Subsidiary of the Borrower of the type described in clause (v) of the definition of Subsidiary Guarantor.

                  9.14 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (other than Qualified Preferred Stock issued by the Borrower) or
(ii) any redeemable common stock (other than common stock redeemable at the sole option of the Borrower).

                  (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

                  9.15 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Initial Borrowing Date and reasonable extensions thereof and those reasonably related thereto.

                  9.16 Limitation on Creation of Subsidiaries and Joint Ventures. (a) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, Unrestricted Subsidiary or Joint Venture, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create (x) non-Wholly-Owned Subsidiaries, Unrestricted Subsidiaries and Joint Ventures as provided in Section 9.16(b) and (y) Wholly-Owned Subsidiaries so long as (i) the capital stock of such new Wholly-Owned Subsidiary that is owned by any Credit Party is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Administrative Agent for the benefit of the Secured Creditors, (ii) the partnership interests of such new Wholly-Owned Subsidiary (to the extent that same is a partnership) are pledged and assigned pursuant to, and to the extent required by, the Pledge Agreement, (iii) such new Wholly-Owned Subsidiary (to the extent that same constitutes a Subsidiary Guarantor as described in the definition thereof) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) such new Wholly-Owned Subsidiary (to the extent that same constitutes a Subsidiary Guarantor as described in the definition thereof), to the extent requested by the Agents or the Required Banks, takes all actions required pursuant to Section
8.12. In addition, each new Subsidiary Guarantor shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary Guarantor would have had to deliver if such new Subsidiary Guarantor were a Credit Party on the Initial Borrowing Date.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any non-Wholly-Owned Subsidiaries, Unrestricted Subsidiaries or Joint Ventures after the Initial Borrowing Date, except that the Borrower or any Wholly-Owned Subsidiary of the Borrower may establish, create or acquire non-Wholly-Owned Subsidiaries, Unrestricted Subsidiaries and Joint Ventures to the extent that the Investment in such Person is permitted by Section 9.07 from time to time, in each case so long as (x) no Default or Event of Default exists at the time of the establishment, creation or acquisition of the respective non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture or shall exist immediately after giving effect thereto, (y) all Hotel Investments therein are permitted pursuant to Section
9.07 and (z) all equity interests of such non-Wholly-Owned Subsidiary, Unrestricted Subsidiary or Joint Venture, to the extent owned by any Credit Party, are pledged pursuant to, and to the extent required by, the Pledge Agreement.

                  SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

         10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.08 or 8.11 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by any Agent or the Required Banks; or

         10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes and/or the Austin Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes and/or the Austin Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required, but beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes and/or the Austin Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required pre-payment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $10,000,000; or

         10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries), and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries), or the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) commences any other proceeding under any reorganization, arrange-ment, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries), or there is commenced against the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries (excluding Immaterial Subsidiaries) for the purpose of effecting any of the foregoing; or

         10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan or Multiemployer Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan or Multiemployer Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan or Multiemployer Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, a Multiemployer Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B(a) of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

         10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Administrative Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Administrative Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

         10.08 Subsidiaries Guaranty. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

         10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower (excluding any Immaterial Subsidiary) involving in the aggregate for the Borrower and its Subsidiaries (excluding Immaterial Subsidiaries) a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $10,000,000; or

         10.10 Change of Control. A Change of Control shall occur; or

         10.11 Certain Master Leases. An Event of Default under, and as defined in, the Red Lion Master Lease or the Doubletree Master REIT Lease shall occur and be continuing (after giving effect to any applicable cure and grace periods), or the Red Lion Master Lease or the Doubletree Master REIT Lease (or any material provision thereof) shall cease to be in full force and effect; or

         10.12 The Red Lion Master Property Management Agreement. The Red Lion Master Property Management Agreement shall terminate or any material provision thereof shall cease to be in full force and effect or the Borrower or any of its Subsidiaries shall default in a due performance or observance by it of any term, covenant or condition required to be performed by it after the expiration of any applicable cure and grace periods;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Administrative Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

         SECTION 11. Definitions and Accounting Terms.

         11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" shall mean the merger of Merger Sub with and into Red Lion pursuant to, and in accordance with the terms of, the Acquisition Documents and as a result of which Red Lion shall be a Wholly-Owned Subsidiary of the Borrower.

         "Acquisition Agreement" shall mean the Agreement and Plan of Merger, dated as of September 12, 1996, by and among the Borrower, Merger Sub and Red Lion.

         "Acquisition Documents" shall mean the Acquisition Agreement and all other agreements and documents entered into in connection with the Acquisition.

         "Additional Security Documents" shall have the meaning provided in
Section 8.12.

         "Adjusted Consolidated Cash Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period.

         "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

         "Adjusted RL Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's RL Percentage and (y) at a time when a Bank Default exists, (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) a Bank's Adjusted RL Percentage shall only change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default to the extent that after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to
Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of such Bank plus (ii) such Bank's new Adjusted RL Percentage of the aggregate outstanding principal amount of Swingline Loans and the Letter of Credit Outstandings, would not exceed the Revolving Loan Commitment of such Bank at such time; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus (iii) the Letter of Credit Outstandings, is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of Unpaid Drawings or of Swingline Loans that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted RL Percentage effected pursuant to said clause
(B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RL Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

         "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

         "Administrative Agent" shall mean Scotiabank, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

         "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(j).

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean and include the Administrative Agent and the Syndication Agent.

         "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

         "Allocable Share" shall mean, for any Person with respect to any Joint Venture and event or circumstance under this Agreement that requires the determination thereof, that percentage of such Joint Venture's equity interests that are owned (directly or indirectly) by such Person.

         "Applicable Commitment Commission Percentage" shall mean a percentage per annum equal to 1/2 of 1%, provided that so long as no Default of the type described in Section 10.01 or 10.05 shall exist and no Event of Default shall exist, the Applicable Commitment Commission Percentage shall be 3/8 of 1% at any time (and for so long as) the

Interest Reduction Discount is determined by clauses (C), (D), (E) or (F) of clause (i) of the definition thereof.

         "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Tranche A Term Loans and Revolving Loans which (in either case) are maintained as Base Rate Loans and in the case of Swingline Loans, 1.125%, less the then applicable Interest Reduction Discount, if any, (ii) in the case of Tranche A Term Loans and Revolving Loans which are maintained as Eurodollar Loans, 2.125%, less the then applicable Interest Reduction Discount, if any,
(iii) in the case of Tranche B Term Loans which are maintained as Base Rate Loans, 1.500%, less the then applicable Interest Reduction Discount, if any, and
(iv) in the case of Tranche B Term Loans which are maintained as Eurodollar Loans, 2.500%, less the then applicable Interest Reduction Discount, if any. Notwithstanding the foregoing, (x) in the event that the Borrower receives gross cash proceeds in excess of $350,000,000 from the Equity Financing and 100% of the Net Equity Proceeds therefrom in excess of $319,800,000 are applied within 30 days after the Initial Borrowing Date to reduce the Total Term Loan Commitment and/or repay outstanding Term Loans pursuant to Section 4.02(d) (whether or not such proceeds are otherwise required to be applied pursuant to such Section 4.02(d)), the Applicable Margin for Tranche A Term Loans, Revolving Loans and Swingline Loans set forth in clauses (i) and (ii) above shall be permanently decreased, on a prospective basis only from and after the date such proceeds are so applied, by 0.125% and (y) in the event that the Borrower issues any New Subordinated Notes, the Applicable Margin for Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans set forth above shall be permanently increased by 0.125% (after giving effect to any decrease thereof as provided in preceding clause (x)).

         "Applicable Recapture Percentage" shall mean 100%, provided that if on the date of any Asset Sale (other than an Asset Sale under Section 9.02(xiv)) or on the date of any Specified Red Lion Event, (x) no Default under Section 10.01 or 10.05 then exists and no Event of Default then exists, and (y) the Leverage Ratio for the Test Period then most recently ended calculated on a Pro Forma Basis shall be less than 3.00:1.00 (as evidenced (in reasonable detail) by a certificate of the Chief Financial Officer of the Borrower submitted to the Agents on such date), the Borrower shall be entitled to retain 50% of the Net Sale Proceeds from such Asset Sale and 50% of the Specified Red Lion Proceeds from such Specified Red Lion Event up to an aggregate retained amount (for all such Asset Sales and Specified Red Lion Events) of $250,000,000.

         "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) of the Borrower or any of its Wholly-Owned Subsidiaries or Joint Ventures other than any sale, transfer or disposition per-mitted by Sections 9.02(ii), (v), (vii), (viii), (xi), (xvi), (xvii) and (xviii), provided that in no event shall a Designated Event constitute an Asset Sale.

         "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

         "Austin Obligations" shall mean the Indebtedness outstanding on the Initial Borrowing Date relating to, and only secured by, the Borrower's Hotel Property in Austin, Texas, but only so long as recourse in respect of such Indebtedness is limited solely to such Hotel Property and not to the Borrower or any of its Subsidiaries or any of the other assets of the Borrower or any of its Subsidiaries.

         "Bank" shall mean each Person listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 13.04(b).

         "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that such Bank does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(c), 1.01(e) or 2, in the case of either clause (i) or (ii) as a result of any take-over or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

         "Bankruptcy Code" shall have the meaning provided in Section 10.05.

         "Base Case EBITDA" shall mean, with respect to any Test Period set forth on Schedule XII, the number set forth opposite such Test Period on such
Schedule XII.

         "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

         "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from

Scotiabank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York and Atlanta, Georgia a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

         "Calculation Period" shall mean the period of four consecutive fiscal quarters of the Borrower last ended before the date of the respective Hotel Acquisition, Hotel Investment, Asset Sale, Redesignation Event and/or incurrence of New Subordinated Notes or Non-Recourse Indebtedness which requires calculations to be made on a Pro Forma Basis.

         "Candlewood" shall mean Candlewood Hotel Company, L.L.C.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the

United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than 270 days after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Effective Date)), other than the Permitted Holders, shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrowers' directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

         "Clean-Down Period" shall mean a period of 30 consecutive days during which no more than $50,000,000 in aggregate principal amount of the sum of Revolving Loans and Swingline Loans is outstanding at any time during such period.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties, all Collateral Assignment Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

         "Collateral Administrative Agent" shall mean the Administrative Agent acting as collateral administrative agent for the Secured Creditors pursuant to the Security Documents.

         "Collateral Assignment" shall mean each Collateral Assignment of Mortgage and other Loan Documents pursuant to which any Credit Party shall have granted to the Collateral Administrative Agent a security interest in the Collateral Assignment Collateral described therein.

         "Collateral Assignment Collateral" shall mean all of the applicable Credit Party's right, title and interest in and to the "Pledged Loan Documents" as defined in the respective Collateral Assignment.

         "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

         "Commitment" shall mean any of the commitments of any Bank, i.e., whether the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment.

         "Commitment Commission" shall mean the Revolving Loan Commitment Commission and the Term Loan Commitment Commission.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum, dated October 1996, prepared by the Agents and distributed to the Banks prior to the Initial Borrowing Date.

         "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Subsidiaries at such time.

         "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

         "Consolidated EBIT" shall mean, for any period, Consolidated Net Income before Consolidated Interest Expense and before provision for taxes for such period and without giving effect (w) to any extraordinary gains or losses, (x) to any gains or losses from sales of assets other than from (i) sales of inventory sold in the ordinary course of business and (ii) sales or liquidations of equity interests in Joint Ventures in the ordinary course of business (provided that no more than $5,000,000 of net gains or losses shall be included in Consolidated EBIT for any Test Period in connection with such sales or liquidations referred to in this clause (ii)), (y) to any reduction in a reserve account liability which was originally established with cash proceeds from the sale or liquidation of an equity interest in a Joint Venture to the extent that the gain or loss from such sale or liquidation was already included pursuant to clause (x)(ii) above whether in the current period or from a prior period and
(z) to any expenses related to or incurred by the Borrower in connection with the Transaction.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization and depreciation expense of the Borrower and its Subsidiaries that was deducted in arriving at Consolidated

EBIT for such period, it being understood and agreed, however, that for purposes of determining compliance with Sections 9.09 and 9.10 and for purposes of calculating the Interest Reduction Discount, Consolidated EBITDA for the Borrower's fiscal quarter ended on (i) March 31, 1996 shall be $28,163,000, (ii) June 30, 1996 shall be $42,687,000, (iii) September 30, 1996 shall be $53,157,000 and (iv) December 31, 1996 shall be based on the financial statements delivered pursuant to Section 8.01(i).

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period the ratio of (x) Consolidated EBITDA for such period less the amount of all Capital Expenditures, Hotel Acquisitions and Hotel Investments made by the Borrower and its Subsidiaries during such period pursuant to Sections 9.07(a),
(b) and (g) to (y) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of taxes or tax liabilities during such period (net of any cash refunds actually received during such period), and (iii) the scheduled principal amount (after giving effect to any refinancing thereof other than with proceeds of Loans) of all amortization payments made (or required to be made and not made) on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period plus the amount of all voluntary repayments of such Indebtedness during such period to the extent that any such repayment reduced the amount of any such scheduled amortization payment.

         "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time determined on a consolidated basis to the extent that such Indebtedness would be accounted for as debt in accordance with generally accepted accounting principles plus, without duplication, (i) the maximum amount available to be drawn under all letters of credit (including any Letters of Credit) issued for the account of the Borrower and its Subsidiaries and all unpaid drawings (including any Unpaid Drawings) in respect of such letters of credit, (ii) the principal amount of all bonds issued by the Borrower and its Subsidiaries in connection with workers' compensation obligations, lease obligations and similar obligations, (iii) all Indebtedness set forth on Schedule VII designated as being part of Consolidated Indebtedness and (iv) the amount of all Contingent Obligations of the Borrower and its Subsidiaries determined on a consolidated basis in respect of Indebtedness of other Persons of the type described above in this definition.

         "Consolidated Interest Coverage Ratio" shall mean, for any period the ratio of (x) Consolidated EBITDA for such period to (y) (i) in the case of the Test Period ending on March 31, 1997, Consolidated Interest Expense for such Test Period multiplied by 4, (ii) in the case of the Test Period ending on June 30, 1997, Consolidated Interest Expense for such Test Period multiplied by 2, (iii) in the case of the Test Period ending on September 30, 1997, Consolidated Interest Expense for such Test Period multiplied by a fraction the numerator of which is 4 and the denominator of which is 3 and (iv) in the case of each Test Period ending thereafter, Consolidated Interest Expense for the Test Period then most recently ended (in each case taken as one accounting period).

         "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing costs with respect to this Agreement or the Indebtedness incurred hereunder shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

         "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis (after deduction for minority interests), provided that (i) in determining Consolidated Net Income of the Borrower, the net income (or loss) of any other Person which is not a Subsidiary of the Borrower (including any Unrestricted Subsidiary) or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period and (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

         "Consolidated Net Worth" shall mean on any date of determination thereof the consolidated net worth of the Borrower and its Subsidiaries determined as of such date of determination.

         "Consolidated Non-Subsidiary Joint Venture" shall mean any Joint Venture in which the Borrower, either directly or through one or more Wholly-Owned Subsidiaries, has a 50% equity interest and whose debt is included, in accordance with generally accepted accounting principles, on the consolidated balance sheet of the Borrower (whether or not directly assumed or guaranteed by the Borrower of any of its other Subsidiaries).

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" shall mean the directors of the Borrower on the Initial Borrowing Date, the two directors of the Borrower selected by KKR within sixty days following the Initial Borrowing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

         "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

         "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

         "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

         "Designated Event" shall mean the receipt of cash proceeds by the Borrower or any of its Wholly-Owned Subsidiaries from (i) any termination payment or liquidated damages under, or in connection with, the termination of any lease, management contract or franchise agreement, (ii) any sale or liquidation by the Borrower or a Wholly-Owned

Subsidiary thereof of any Existing Doubletree Investment, (iii) any sale or liquidation by the Borrower or a Wholly-Owned Subsidiary thereof of any Hotel Investment made after the Initial Borrowing Date, (iv) any principal repayment of any loan or advance made by the Borrower or a Wholly-Owned Subsidiary thereof to any Joint Venture or other Person (other than the Borrower or a Subsidiary Guarantor) (except for regularly occurring repayments made in the ordinary course of business and except to the extent that same constitutes a Specified Red Lion Event), or (v) any redemptions, distributions or dividends made by a Joint Venture to the Borrower or a Wholly-Owned Subsidiary thereof (other than regularly occurring distributions or dividends made in the ordinary course of business);

         "Designated Hotel Properties" shall mean the Hotel Properties owned by the Borrower and its Wholly-Owned Subsidiaries as set forth on Schedule XIII, and any replacement Hotel Properties purchased by the Borrower and its Wholly-Owned Subsidiaries with the Net Sale Proceeds from any sale of one or more of the Hotel Properties set forth on such Schedule XIII and/or from the sale of one or more of such replacement Hotel Properties.

         "Determination Date" shall have the meaning provided in the definition of "Pro Forma Basis."

         "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Documents" shall mean the Credit Documents, the Equity Financing Documents, the Acquisition Documents and the Refinancing Documents.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

         "Doubletree Master REIT Lease" shall mean the Consolidated Lease Amendment, dated as of February 27, 1996, between RFS Partnership, L.P., as lessor, and RFS, Inc., as lessee.

         "Drawing" shall have the meaning provided in Section 2.05(b).

         "Effective Date" shall have the meaning provided in Section 13.10.

         "Eligible Transferee" shall mean and include a commercial bank, insurance company, financial institution, fund or other Person which regularly purchases interests in loans or extensions of credit of the types made pursuant to this Agreement, any other Person which would constitute a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act as in effect on the Effective Date or other "accredited investor" (as defined in Regulation D of the Securities Act).

         "Employee Benefit Plans" shall have the meaning provided in Section
5.05.

         "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

         "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the

Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Equity Financing" shall mean, collectively, (i) the Public Equity Offering and (ii) the Private Equity Offering.

         "Equity Financing Documents" shall mean each of the documents and other agreements entered into in connection with the Equity Financing.

         "Equity Rollover" shall mean the issuance by the Borrower of shares of its common stock for the account of the selling shareholders of Red Lion as part of the Acquisition.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued there- under. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Eurodollar Rate" shall mean (a) the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market determined by each Reference Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if one or more of the Reference Banks fail to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Bank or Reference Banks.

         "Event of Default" shall have the meaning provided in Section 10.

         "Excess Cash Flow" shall mean, for any period, the remainder of (i) Adjusted Consolidated Cash Income for such period minus (ii) the sum of (a) the amount of all Capital Expenditures, Hotel Acquisitions and Hotel Investments made by the Borrower and its Subsidiaries pursuant to Sections 9.07(a), (b), (e) and (g) during such period, (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments pursuant to which any other Indebtedness is being refinanced with proceeds of Indebtedness, equity issuances, asset sales or insurance proceeds, and repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (c) or
(y) made as a voluntary prepayment (other than a voluntary prepayment made pursuant to the proviso in Section 4.01(a)(v)) (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period and (c) any amount by which Adjusted Consolidated Cash Income was increased during such period as a result of the portion of any Designated Event that required a repayment pursuant to Section 4.02(i).

         "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 1997).

         "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

         "Existing Doubletree Investments" shall mean those Investments of the Borrower and its Subsidiaries (other than Red Lion and its Subsidiaries) existing on the Initial Borrowing Date and set forth on Schedule XVI.

         "Existing Glendale Debt" shall mean the $40,000,000 in aggregate principal amount of loans that remain outstanding to the Borrower's Joint Venture in Glendale, California on the Initial Borrowing Date.

         "Existing Indebtedness" shall have the meaning provided in Section
7.22.

         "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.05.

         "Existing Red Lion Investments" shall mean those Investments of Red Lion and its Subsidiaries existing on the Initial Borrowing Date and set forth on Schedule XVII.

         "Existing Red Lion Joint Ventures" shall mean the eight Red Lion Joint Ventures designated as such on Schedule VI.

         "Facing Fee" shall have the meaning provided in Section 3.01(d).

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

         "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

         "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

         "Hotel Acquisition" shall mean an acquisition of a fee or leasehold interest in a Hotel Property.

         "Hotel Investment" shall mean an Investment by means of (i) the acquisition of all or portion of the equity interest of a Person that directly or indirectly owns, leases, manages or franchises one or more hotel or motel properties or is otherwise engaged in the hotel or hospitality business, (ii) the making of a loan, capital contribution or other advance or investment in, to or for the benefit of a Subsidiary, an Unrestricted Subsidiary or a Joint Venture of the Borrower that owns, leases, manages or franchises one or more Hotel Properties, (iii) the making of an Investment in any Person in consideration for the obtaining or retaining by Borrower or a Subsidiary of the Borrower of the right to manage, lease or franchise one or more hotel or motel properties, or in the reasonable expectation that such Investment will materially enhance the ability of the Borrower or a Subsidiary of the Borrower to obtain or to retain the right to manage, lease or franchise one or more hotel or motel properties, (iv) the acquisition by the Borrower or a Subsidiary of the Borrower of one or more existing management agreements, leases or licensing or franchise rights with respect to a hotel or motel property or properties, (v) any cash consideration paid by the Borrower or a Subsidiary thereof to any Person (other than to the Borrower or a Wholly-Owned Subsidiary thereof) in connection with any transaction permitted under Section 9.02(xv), (vi) any drawing under a letter of credit (including any Letter of Credit) issued for the account of the Borrower or any Subsidiary thereof and for the benefit of any Person other than the Borrower or a Subsidiary Guarantor or (vii) the payment by the Borrower or a Subsidiary thereof in respect of any Contingent Obligation incurred by the Borrower or such Subsidiary for the benefit of any Person not a Subsidiary Guarantor.

         "Hotel Property" shall mean each hotel or motel owned or leased by the Borrower or any of its Subsidiaries or Joint Ventures (including the furniture, fixtures and equipment thereon).

         "Hotel Property Management Agreements" shall have the meaning provided in Section 5.05.

         "Immaterial Subsidiary" shall mean any Subsidiary of the Borrower which
(x) accounted for less than $2,500,000 of Consolidated EBITDA of the Borrower for the four fiscal quarter period then last ended (or, to the extent such Subsidiary was acquired during such four fiscal quarter period, would have accounted for less than $2,500,000 of Consolidated EBITDA for such period if the Borrower had owned such Subsidiary throughout such period) and which, if aggregated with all other Subsidiaries of the Borrower with respect to which an event described under Section 10.05 or 10.09 has occurred and is continuing, would have accounted for less than $2,500,000 of Consolidated EBITDA of the Borrower for the four fiscal quarter period then last ended and (y) would not constitute a Significant Subsidiary and which, if aggregated with all other Subsidiaries of the Borrower with respect to which an event described under
Section 10.05 or 10.09 has occurred and is continuing, would not constitute a Significant Subsidiary.

         "Inactive Subsidiary" shall mean any Wholly-Owned Subsidiary of the Borrower that does not conduct any business activities.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

         "Indebtedness to be Refinanced" shall mean all Indebtedness set forth on Schedule IV which is to be repaid in full as part of the Refinancing.

         "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

         "Intercompany Loan" shall have the meaning provided in Section 9.05(viii).

         "Intercompany Note" shall mean a promissory note, in the form of Exhibit L, evidencing Intercompany Loans.

         "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

              "Interest Period" shall have the meaning provided in Section 1.09.

              "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

              "Interest Reduction Discount" shall mean (i) in the case of Tranche A Term Loan, Revolving Loans and Swingline Loans, zero, and from and after any Start Date occurring after the last day of the first fiscal quarter of the Borrower ended after the Initial Borrowing Date to and including the corresponding End Date:

           (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.50:1.00 and none of the conditions set forth in clauses (B),
     (C), (D), (E) and (F) below are satisfied;

           (B) 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.25:1.00 and none of the conditions set forth in clauses (C),
     (D), (E) and (F) below are satisfied;

           (C) 1/2 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and none of the conditions set forth in clauses (D),
     (E) and (F) below are satisfied;

           (D) 5/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.75:1.00 and none of the conditions set forth in clauses (E) and (F) below are satisfied;

           (E) 3/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and the condition set forth in clause (F) below is not satisfied; or

           (F) 7/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.25:1.00; and


(ii) in the case of Tranche B Term Loans, initially zero, and from and after any Start Date occurring after the last day of the first fiscal quarter of the Borrower ended after the Initial Borrowing Date to and including the corresponding End Date:

           (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.50:1.00.

Notwithstanding anything to the contrary above in this definition, (i) for the period from the Initial Borrowing Date to but not including the first Start Date after the Initial Borrowing Date, the Interest Reduction Discount shall be (x) in the case of Tranche A Term Loans, Revolving Loans and Swingline Loans, 1/2 of 1%, provided, in the event that the Applicable Margin is permanently decreased by 0.125% pursuant to clause (x) of the last sentence of the definition of Applicable Margin, the Borrower shall have the right to recalculate the Interest Reduction Discount at the time such decrease is effective by calculating the Leverage Ratio at such time (after giving effect to any repayment of Term Loans at such time) (and (x) with the numerator of the Leverage Ratio to be based on the amount of Consolidated Indebtedness at such time and (y) with the denominator of the Leverage Ratio (i.e., Consolidated EBITDA) to be $152,302,000), and with such recalculated Interest Reduction Discount to be effective on a prospective basis only from and after the date of any delivery of a certificate of the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower to the Agents certifying (in reasonable detail) such Interest Reduction Discount and until the first Start Date after the Initial Borrowing Date, and (y) in the case of Tranche B Term Loans, 1/4 of 1%, and (ii) the Interest Reduction Discount for all Loans shall be reduced to zero at all times when a Default of the type described in Section 10.01 or 10.05 shall exist and any Event of Default shall exist.

              "Investments" shall have the meaning provided in Section 9.05.

              "Issuing Bank" shall mean Scotiabank and any other Bank which at the request of the Borrower and with the consent of the Agents (which consent shall not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to
Section 2. The sole Issuing Bank on the Initial Borrowing Date is Scotiabank.

              "Joint Venture" shall mean any Person in which the Borrower or any Subsidiary of the Borrower owns, directly or indirectly, more than .1% but less than 100% of the voting or equity interests or in which the Borrower or a Subsidiary of the Borrower has general partnership liability.

              "Joint Venture Agreements" shall have the meaning provided in
Section 5.05.

              "KKR" shall mean Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership.

              "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

              "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries or Joint Ventures with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries or Joint Ventures as are otherwise permitted to exist pursuant to (or otherwise not restricted by) the terms of this Agreement.

              "Letter of Credit" shall have the meaning provided in Section 2.01(a).

              "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

              "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

              "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

              "Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Indebtedness at such time to (y) Consolidated EBITDA for the then most recently ended Test Period.

              "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

              "Liquor License Subsidiary" shall mean any Wholly-Owned Subsidiary of the Borrower the only business of which is to hold one or more liquor licenses for hotels owned or leased by the Borrower and/or any of its Subsidiaries.

              "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan, each Revolving Loan and each Swingline Loan.

              "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

              "Management Agreements" shall have the meaning provided in Section 5.05.

              "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

              "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 8.01(a) or (b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to
Section 8.01(a) or (b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered to Section 8.01(a) or
(b), as the case may be, provided that the first Margin Reduction Period shall commence no earlier than the date of delivery of the first set of financial statements pursuant to Section 8.01(b) after the Initial Borrowing Date.

              "Margin Stock" shall have the meaning provided in Regulation U.

              "Material Leases" shall have the meaning provided in Section 5.05.

              "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

              "Maximum Swingline Amount" shall mean $10,000,000.

              "Merger Sub" shall mean RLH Acquisition Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

              "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $2,500,000 and (iii) for Swingline Loans, $250,000.

              "Minimum Consolidated Net Worth" shall mean, at any time, the sum of (i) $680,000,000 plus (ii) 50% of Consolidated Net Income of the Borrower, if positive, for each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 1997) ended prior to the date of determination, it being understood that any increase to Minimum Consolidated Net Worth shall be effective as of the last day of each fiscal year of the Borrower.

              "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

              "Mortgage Policy" shall have the meaning provided in Section 5.14.

              "Mortgaged Property" shall mean each Real Property owned or leased by any Credit Party and designated as a Mortgaged Property on Schedule III or pursuant to Section 8.12.

              "MSSF" shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity.

              "Multiemployer Plan" shall mean a plan as defined in Section 4001(a)(3) of ERISA with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has an obligation to contribute to or any liability.

              "NAIC" shall mean the National Association of Insurance Commissioners.

              "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

              "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

              "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

              "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents or any Indebtedness owed to the Borrower or a Subsidiary thereof) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

              "New Subordinated Note Documents" shall mean the New Subordinated Notes, any indenture or purchase agreement related thereto and each of the other documents entered into in connection therewith.

              "New Subordinated Notes" shall have the meaning provided in
Section 9.04(x).

              "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

              "Non-Recourse Indebtedness" shall mean, with respect to any Specified Subsidiary, Indebtedness incurred by such Specified Subsidiary which
(i) is secured only by the Hotel Property being developed or acquired by such Specified Subsidiary, including any fixtures, furniture and equipment related thereto and (ii) is non-recourse to the Borrower and its other Subsidiaries and in which neither the Borrower nor any of its other Subsidiaries have provided any credit support.

              "Non-Subsidiary Joint Venture" shall mean any Joint Venture of the Borrower that is not also a Subsidiary of the Borrower.

              "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Revolving Note and the Swingline Note.

              "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

              "Notice of Conversion" shall have the meaning provided in Section 1.06.

              "Notice Office" shall mean the office of the Administrative Agent located at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308,
Attention: Eudia Smith, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

              "Obligations" shall mean all amounts owing to any Agent, the Collateral Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

              "Other Creditor" shall have the meaning provided in the Security Documents.

              "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

              "Participant" shall have the meaning provided in Section 2.04(a).

              "Payment Office" shall mean the office of the Administrative Agent located at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

              "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agents in their reasonable discretion.

              "Permitted Holders" shall mean GE Investment Management Incorporated and its Affiliates and KKR, its general partners and/or its Affiliates.

              "Permitted Liens" shall have the meaning provided in Section 9.01.

              "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

              "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate or with respect to which any such entity has liability.

              "Pledge Agreement" shall have the meaning provided in Section
5.11.

              "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

              "Pledged Notes" shall have the meaning provided in the Pledge Agreement.

              "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

              "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

              "Private Equity Offering" shall mean the issuance by the Borrower of shares of its common stock to General Electric Pension Trust or an affiliate thereof pursuant to the respective Equity Financing Documents.

              "Pro Forma Basis" shall mean, with respect to any Hotel Acquisition, Hotel Investment, Asset Sale, Redesignation Event or incurrence of Indebtedness, the calculation of the consolidated results of the Borrower and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Hotel Acquisition, Hotel Investment, Asset Sale, Redesignation Event or Indebtedness (and all other Indebtedness incurred or Hotel Acquisitions, Hotel Investments, Redesignation Event and/or Asset Sales effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a "Determination Date") had been effected on the first day of the respective Calculation Period; provided that all such calculations shall be made on a basis consistent with the requirements of Regulation S-X under the Securities Act and the Securities Exchange Act and shall take into account the following assumptions:

                (i) interest expense attributable to interest on any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period; and

                (ii) pro forma effect shall be given to all Asset Sales, Redesignation Events, Hotel Acquisitions and Hotel Investments (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period, in each case to the extent that the occurrence of any such event required the financial covenants contained in Sections 9.08 through 9.11, inclusive, to be recalculated on a Pro Forma Basis.

              "Projections" shall mean the projections prepared by the Borrower and set forth in the Confidential Information Memorandum.

              "Public Equity Offering" shall mean the issuance by the Borrower of shares of its common stock through a registered public offering pursuant to the respective Equity Financing Documents (including as a result of the exercise by the respective underwriters of their over-allotment option).

              "Qualified Preferred Stock" shall mean any preferred stock of the Borrower, the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancings, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the Tranche B Term Loan Maturity Date.

              "Quarterly Payment Date" shall mean each March 31, June 30, September 30 and December 31 occurring after the Initial Borrowing Date.

              "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

              "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

              "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries or Joint Ventures of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries or Joint Ventures and (ii) under any policy of insurance required to be maintained under Section 8.03.

              "Redesignation Event" shall mean the designation by the Borrower of a Specified Subsidiary as an Unrestricted Subsidiary in accordance with the definition of Unrestricted Subsidiary and so long as (i) the Borrower gives the Agents prior written notice thereof, (ii) no Default or Event of Default then exists or would result therefrom, (iii) all transactions between the Specified Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 9.06, (iv) any Investment made by the Borrower or any Subsidiary thereof to such Specified Subsidiary shall thereafter be considered as having been a Hotel Investment (to the extent not previously included as a Hotel Investment) made on the day such Specified Subsidiary is designated an Unrestricted Subsidiary in the amount of the greater of (x) the fair market value (as determined by the Board of Directors of the Borrower in good faith) of the equity interests of such Specified Subsidiary held by the Borrower and its Subsidiaries on such date, and (y) the amount of the Investments made by the Borrower and any of its Subsidiaries in such Specified Subsidiary and (v) (I) based on calculations made by the Borrower on a Pro Forma Basis after giving effect to the respective designation, no Default or Event of Default will exist under, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 8.01(a) or (b), as the case may be) prior to the date of the respective designation pursuant to, the financial covenants contained in Sections 9.08 through 9.11, inclusive (provided that for purposes of determining pro forma compliance with any such Section for any period during which the covenants contained therein are not yet required to be tested pursuant to the terms thereof, the Borrower shall instead use the historical financial results of the Borrower and its Subsidiaries for the most recently ended four fiscal quarter period (but calculated as if the Transaction, the related financing thereof and the other transactions contemplated hereby had been consummated on the first day of such period and (x) assuming that the amount of Capital Expenditures, Hotel Investments and/or Hotel Acquisitions made during any portion of such period prior to the Initial Borrowing Date is at an assumed per annum rate of $40,000,000 and (y) with Consolidated EBITDA for such period to be determined in accordance with the definition thereof) and the Borrower shall be required to demonstrate, on a Pro Forma Basis, that no Default or Event of Default will exist under, or would have existed during such period prior to the date of the respective designation pursuant to, the financial covenants contained in any of such Sections 9.08 through 9.11, inclusive (but assuming, for this purpose, that the level of financial performance required to be satisfied is the level applicable to any such Section the first time compliance with such Section is required to be tested pursuant to the terms thereof)), and
(II) the Borrower shall have delivered to the Agents an officer's certificate executed by the Chief Financial Officer of the Borrower or another senior financial officer of the Borrower, certifying to the best of such officer's knowledge, compliance with the requirements of this definition and containing the calculations (in reasonable detail) required by this definition.

              "Red Lion" shall mean Red Lion Hotels, Inc., a Delaware corporation.

              "Red Lion Master Lease" shall mean the Lease, dated as of August 1, 1995, between RLH Partnership, L.P., as landlord, and Red Lion, as tenant.

              "Red Lion Master Property Management Agreement" shall mean the Management Agreement, dated April 6, 1987, between Red Lion Inns Operating L.P. and Red Lion.

              "Red Lion Properties" shall mean Red Lion Properties, Inc., a Delaware corporation.

              "Reference Banks" shall mean Scotiabank, Bankers Trust Company and Societe Generale so long as each such Bank remains a Bank party to this Agreement. In the event that one or more Reference Banks no longer constitute a Bank under this Agreement, the Borrower and the Administrative Agent shall designate another Bank (with the consent of such Bank) to act as a Reference Bank hereunder.

              "Refinancing" shall mean the repayment in full of, and the termination of all commitments in respect of, the Indebtedness to be Refinanced.

              "Refinancing Documents" shall mean all of the documents and agreements entered into in connection with the Refinancing.

              "Register" shall have the meaning provided in Section 13.15.

              "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

              "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

              "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

              "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

              "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

              "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

              "Replaced Bank" shall have the meaning provided in Section 1.13.

              "Replacement Bank" shall have the meaning provided in Section
1.13.

              "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 4043.

              "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans (and, if prior to the termination thereof, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted RL Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (and, if prior to the termination thereof, the Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, and the aggregate Adjusted RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

              "Retained Excess Cash Flow Amount" shall mean, for each fiscal year of the Borrower (commencing with the fiscal year beginning January 1, 1998), an amount equal to 50% of Excess Cash Flow for the immediately preceding fiscal year of the Borrower, (i) less the amount of all Capital Expenditures, Hotel Acquisitions and Hotel Investments previously made pursuant to Section 9.07(f) utilizing such Retained Excess Cash Flow Amount and (ii) the amount of all voluntary prepayments of Term Loans made pursuant to the proviso of Section 4.01(a)(v) utilizing such Retained Excess Cash Flow Amount.

              "Retained Net Equity Proceeds" shall mean the 50% of all Net Equity Proceeds not required to be applied pursuant to Section 4.02(d).

              "Retained Net Equity Proceeds Amount" shall mean, at any time, an amount equal to 50% of all Net Equity Proceeds theretofore received (other than the first $319,800,000 of Net Equity Proceeds received from the Equity Financing) less (i) the amount of all voluntary prepayments previously made pursuant to the proviso of Section 4.01(a)(v) utilizing the Retained Net Equity Proceeds Amount, (ii) the amount of all Retained Net Equity Proceeds from the Equity Financing used to make payments owing in connection with the Transaction (and/or to reduce the Total Term Loan Commitment or repay outstanding Term Loans as contemplated in clause (x) of the second sentence of the definition of Applicable Margin) and (iii) the amount of all Capital Expenditures, Hotel Acquisitions and Hotel Investments previously made pursuant to Section 9.07(d).

              "Revolving Loan" shall have the meaning provided in Section
1.01(c).

              "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

              "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

              "Revolving Loan Maturity Date" shall mean November 15, 2002.

              "Revolving Note" shall have the meaning provided in Section
1.05(a).

              "RFS" shall mean RFS, Inc., a Tennessee corporation.

              "RFS REIT" shall mean RFS Hotel Investors, Inc., a Tennessee corporation.

              "RFS REIT Equity" shall mean the 973,684 shares of convertible preferred stock in the RFS REIT, 35,000 shares of common stock in the RFS REIT and the limited partnership interests (less than 1%) in RFS Partnership, L.P., in each case owned by RFS on the Initial Borrowing Date.

              "RFS REIT Leases" shall mean the master lease arrangement pursuant to which RFS leases, as tenant, 49 hotels from RFS REIT, as landlord.

              "RFS Sub" shall have the meaning provided in Section 9.05(xi).

              "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

              "Scheduled Repayments" shall have the meaning provided in Section 4.02(c).

              "Scotiabank" shall mean The Bank of Nova Scotia, in its individual capacity.

              "SEC" shall have the meaning provided in Section 8.01(g).

              "Second Term Loan Borrowing Date" shall mean a single date occurring after the Initial Borrowing Date and on or prior to the Tranche A Term Loan Commitment Termination Date on which Tranche A Term Loans are incurred to refinance the outstanding Existing Glendale Debt to the extent that same constitutes Indebtedness to be Refinanced.

              "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

              "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

              "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              "Security Agreement" shall have the meaning provided in Section 5.12.

              "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

              "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement and each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

              "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

              "Significant Subsidiary" shall mean each Subsidiary of the Borrower that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Securities Exchange Act (as such regulation is in effect on the Initial Borrowing Date).

              "Specified Red Lion Event" shall mean (i) any sale or liquidation of an Existing Red Lion Investment, (ii) any principal repayment of any loan or advance in respect of an Existing Red Lion Investment (except for regularly occurring repayments made in the ordinary course of business), (iii) any redemption, distribution or dividend made in respect of an Existing Red Lion Investment (other than any regularly occurring distribution or dividend made in the ordinary course of business) or (iv) any repayment of principal of any loan or advance made by the Borrower or a Subsidiary thereof to the Joint Venture holding the Existing Glendale Debt to the extent that the proceeds of the original loan or advance were used to refinance the Existing Glendale Debt and were made with proceeds of Loans.

              "Specified Red Lion Proceeds" shall mean cash proceeds received by the Borrower or a Subsidiary thereof from a Specified Red Lion Event.

              "Specified Subsidiary" shall mean any Subsidiary of the Borrower created after the Initial Borrowing Date, so long as such Subsidiary has no assets other than a single Hotel Property to be developed and/or acquired by such Subsidiary with Non-Recourse Indebtedness incurred pursuant to Section 9.04(xi).

              "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

              "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

              "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

              "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time and (iii) any Consolidated Non-Subsidiary Joint Venture. Notwithstanding the foregoing (x) (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement and
(y) Arlington Hotel Corp. shall not be considered a Subsidiary of the Borrower for purposes of this Agreement so long as neither the Borrower nor any of its Subsidiaries own directly (and not by pledge), in the aggregate, more than 30% of the total equity interest in Arlington Hotel Corp. and at least 70% of the voting rights in Arlington Hotel Corp. reside with the existing lender to Arlington Hotel Corp. or an assignee of such lender.

              "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary of the Borrower, in either case other than (i) any Liquor License Subsidiary, (ii) any Inactive Subsidiary, (iii) any Specified Subsidiary that has incurred (or intends to incur) Non-Recourse Indebtedness,
(iv) any Wholly-Owned Subsidiary designated as not being a Subsidiary Guarantor on Schedule VI so long as such Wholly-Owned Subsidiary does not have any additional material assets other than those assets held by it on the Initial Borrowing Date, (v) any Wholly-Owned Subsidiary of the Borrower established after the Initial Borrowing Date for the sole purpose of holding a joint venture interest in a Joint Venture to the extent that (and for so long as) such Wholly-Owned Subsidiary is contractually required to maintain a minimum net worth that would be violated by the entering into of the Subsidiaries Guaranty and (vi) Red Lion Properties, RFS and RFS Sub, so long as such Subsidiaries are subject to the minimum net worth requirements set forth on Schedule XV.

              "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.13.

              "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

              "Swingline Bank" shall mean Scotiabank.

              "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

              "Swingline Loan" shall have the meaning provided in Section
1.01(d).

              "Swingline Note" shall have the meaning provided in Section
1.05(a).

              "Syndication Agent" shall mean MSSF, in its capacity as Syndication Agent and Arranger for the Banks hereunder.

              "Syndication Date" shall have the meaning provided in Section 1.01(a).

              "Tax Sharing Agreements" shall have the meaning provided in
Section 5.05.

              "Taxes" shall have the meaning provided in Section 4.04(a).

              "Temporary Hotel Acquisition Transaction" shall mean the acquisition by the Borrower or a Wholly-Owned Subsidiary thereof of a Hotel Property with the intention of selling such Hotel Property to a third Person (other than to the Borrower or a Subsidiary thereof) within 120 days following the date of such acquisition, so long as (i) at the time of such acquisition, the Borrower delivers a certificate to the Agents stating that the Borrower or such Wholly-Owned Subsidiary is entering into a Temporary Hotel Acquisition Transaction and setting forth in such certificate all material information relating thereto (including the purchase price of such Hotel Property) and (ii) the sale to such third Person occurs within 120 days of the initial acquisition of such Hotel Property and for a purchase price at least equal to the original purchase price paid by the Borrower or the respective Wholly-Owned Subsidiary for such Hotel Property.

              "Term Loan" shall mean each Tranche A Term Loan and each Tranche B Term Loan.

              "Term Loan Borrowing Date" shall mean the Initial Borrowing Date and the Second Term Loan Borrowing Date.

              "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment and each Tranche B Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

              "Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a).

              "Term Loan Percentage" shall mean the Tranche A Term Loan Percentage or the Tranche B Term Loan Percentage, as applicable.

              "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter or year, as the case may be, of the Borrower ended immediately prior to such Start Date.

              "Test Period" shall mean (i) for purposes of calculating Consolidated EBITDA under Sections 9.09 and 9.10 and under the definition of Interest Reduction Discount, the period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period), and
(ii) for all other purposes of this Agreement, (x) for any determination made on and prior to December 30, 1997, the period from January 1, 1997 to the last day of the fiscal quarter of the Borrower then last ended (in each case taken as one accounting period) and (y) for any determination made thereafter, the period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

              "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

              "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

              "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment and the Total Tranche B Term Loan Commitment.

              "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

              "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

              "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

              "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

              "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Swingline Loans.

              "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

              "Tranche A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Tranche A Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

              "Tranche A Term Loan Commitment Termination Date" shall mean the earlier of (x) June 30, 1997 and (y) the Second Term Loan Borrowing Date.

              "Tranche A Term Loan Maturity Date" shall mean November 15, 2002.

              "Tranche A Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the aggregate principal amount of all Tranche A Term Loans outstanding at such time plus the Total Tranche A Term Loan Commitment at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time plus the Total Term Loan Commitment at such time.

              "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

              "Tranche A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b).

              "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

              "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

              "Tranche B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

              "Tranche B Term Loan Maturity Date" shall mean May 15, 2004.

              "Tranche B Term Loan Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time (or prior to the Initial Borrowing Date, the Total Tranche B Term Loan Commitment at such time) and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time plus the Total Term Loan Commitment at such time.

              "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

              "Tranche B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

              "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

              "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the Equity Financing, (iii) the Equity Rollover, (iv) the incurrence of Loans on the Initial Borrowing Date, (v) the Refinancing and (vi) the payment of fees and expenses owing in connection with the foregoing.

              "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

              "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

              "Unfunded Current Liability" of any Plan shall mean the amount, $5,000,000 or greater, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

              "United States" and "U.S." shall each mean the United States of America.

              "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

              "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted RL Percentage of the Letter of Credit Outstandings.

              "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that is acquired or created after the Initial Borrowing Date and is designated by the Borrower at the time of the acquisition or creation thereof as an Unrestricted Subsidiary hereunder by written notice to the Agents and shall include any Subsidiary of such Unrestricted Subsidiary; provided that the Borrower shall only be permitted to designate a Subsidiary as an Unrestricted Subsidiary so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through cash Hotel Investments as permitted by, and in compliance with, Section 9.07, (iii) such Unrestricted Subsidiary does not own any capital stock of or other equity interests in, or have any Lien on any property of, the Borrower or any Subsidiary of the Borrower other than a Subsidiary of the Unrestricted Subsidiary and (iv) any Indebtedness of such Unrestricted Subsidiary is non-recourse to the Borrower or any of its other Subsidiaries. Notwithstanding the foregoing, the Borrower may designate any Specified Subsidiary that has incurred Non-Recourse Indebtedness as an Unrestricted Subsidiary so long as (x) clauses (iii) and (iv) of the proviso in the preceding sentence are satisfied with respect to such Specified Subsidiary and (y) the conditions in the definition of Redesignation Event are satisfied.

              "U.S. Internal Revenue Service Forms" shall have the meaning provided in Section 4.04(b).

              "Waivable Mandatory Repayment" shall have the meaning provided in
Section 4.02(m).

              "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

              "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

              "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

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              SECTION 12. The Administrative Agent and the Syndication Agent.

              12.01 Appointment. The Banks hereby designate Scotiabank as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include Scotiabank in its capacity as Collateral Administrative Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate MSSF as Syndication Agent (for purposes of this Section 12, the term "Syndication Agent" also shall include MSSF in its capacity as Arranger) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent and the Syndication Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and the Syndication Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and the Syndication Agent may perform any of their duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

              12.02 Nature of Duties. Neither the Administrative Agent nor the Syndication Agent in their capacity as such shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent, the Syndication Agent in their capacity as such nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Syndication Agent shall be mechanical and administrative in nature; neither the Administrative Agent nor the Syndication Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Syndication Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

              12.03 Lack of Reliance on the Administrative Agent and the Syndication Agent. Independently and without reliance upon the Administrative Agent or the Syndication Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries and Joint Ventures in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its

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
Subsidiaries and Joint Ventures and, except as expressly provided in this Agreement, neither the Administrative Agent nor the Syndication Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor the Syndication Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or Joint Ventures or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or Joint Ventures or the existence or possible existence of any Default or Event of Default.

              12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

              12.05 Reliance. The Administrative Agent and the Syndication Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or the Syndication Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent or the Syndication Agent, as the case may be.

              12.06 Indemnification. To the extent the Administrative Agent or the Syndication Agent is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Banks will reimburse and indemnify the Administrative Agent and the Syndication Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or the Syndication Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Syndication Agent's gross negligence or willful misconduct.

              12.07 The Administrative Agent and the Syndication Agent in their Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent and the Syndication Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "Majority Banks," "Supermajority Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and the Syndication Agent in their individual capacity. The Administrative Agent and the Syndication Agent and their affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

              12.08 Holders. Any Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

              12.09 Resignation by the Administrative Agent and the Syndication Agent. (a) The Administrative Agent and/or the Syndication Agent may resign from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks and the Borrower (provided that no such notice shall be required to be given to the Borrower if a Default or an Event of Default of the type described in Section 10.05 exists with respect to the Borrower). Such resignation, in the case of the Administrative Agent, shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below, and such resignation, in the case of the Syndication Agent, shall take effect immediately.

              (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that any Non-Defaulting Bank is deemed to be acceptable to the Borrower).

              (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

              (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 60th day after the date such notice of resignation was given by the Administrative Agent, Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

              12.10 Managing Agent. No Managing Agent shall have any duties or responsibilities under this Agreement in its capacity as such and Credit Lyonnais New York Branch shall not have any duties or responsibilities in its capacity as Collateral Agent.

              SECTION 13. Miscellaneous.

              13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case and of the Agents's local counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with its syndication efforts with respect to this Agreement and of the Agents and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, after the occurrence of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries or Joint Ventures, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries or Joint Ventures, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or Joint Ventures or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries or Joint Ventures, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

              13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 13.02, no Bank shall exercise any such right of set-off without the prior consent of the Agents or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and (notwithstanding anything to the contrary contained in Section 13.12) may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any right against any Credit Party or against any Collateral.

              13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified on Schedule II; if to the Syndication Agent, at the address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Agent or any Credit Party shall not be effective until received by such Agent or such Credit Party.

              13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

              (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Notes by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (or outstanding Term Loans, as the case may be), (iii) the consent of each Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (iv) so long as no Default or Event of Default exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b) (ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

              (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

              13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Syndication Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Syndication Agent, the Collateral Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Syndication Agent, the Collateral Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Syndication Agent, the Collateral Agent or any Bank to any other or further action in any circumstances without notice or demand.

              13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

              (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

              (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

              13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations of Excess Cash Flow and Interest Reduction Discount, and all computations and all definitions used in determining compliance with Sections 9.08 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower delivered to the Banks pursuant to Section 7.05(a), but adjusted for periods after the Initial Borrowing Date to give effect to purchase accounting adjustments required under generally accepted accounting principles in the United States as a result of the Acquisition (and the valuation of the assets being acquired pursuant to the Acquisition as a result thereof), (ii) except as expressly provided herein, the financial results of Unrestricted Subsidiaries shall be ignored, (iii) notwithstanding anything to the contrary contained above, for each Test Period which ends on or prior to September 30, 1997, the calculation of Consolidated EBITDA will be based on, and in accordance with, the relevant pro forma income statements delivered pursuant to Section 8.01(i) and (iv) so long as recourse in respect of the Austin Obligations is limited solely to the Borrower's Hotel Property in Austin, Texas, for purposes of the computations described in preceding clause (i), the Austin Obligations shall be treated as if same did not exist and as if there were no interest expense applicable thereto.

              (b) All computations of interest in respect of Eurodollar Loans, and all computation of Commitment Commission and other Fees hereunder, shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day, except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of interest in respect of Base Rate Loans hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

              13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY

INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

              (B) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

              (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

              13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

              13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent, the Syndication Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

              13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate of interest or Fees or extend the time of payment of interest or Fees, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release a Subsidiary Guarantor which is a Significant Subsidiary from the Subsidiaries Guaranty (except as expressly provided in the Subsidiaries Guaranty or in connection with the sale of such Subsidiary Guarantor in accordance with the terms of this Agreement), (iv) amend, modify or waive any provision of this
Section 13.12, (v) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase of the Commitment of such Bank), (v) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of each Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Agents, (x) without the consent of the Collateral Administrative Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Administrative Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commit-ments are included on the Effective Date) or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (excluding Sections 4.02(b) and
(c)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (z) without the consent of the Supermajority Banks of the respective Tranche, reduce the amount of, or extend the date of, any Tranche A Term Loan Scheduled Repayment or Tranche B Term Loan Scheduled Repayment, as the case may be, or without the consent of the Supermajority Banks of each Tranche, amend the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date).

              (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments (if such Bank's consent is required as a result of its Commitments) and/or repay each Tranche of outstanding Term Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(c) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

              13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

              13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

              13.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the name and address of each Bank, the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.15.

              13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries or Joint Ventures which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this
Section 13.16(a) by the respective Bank, (b) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agents or the Collateral Agent, (f) to any rating agency to the extent required in connection with any rating to be assigned to such Bank and
(g) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank and to any direct or indirect contractual counterparties in Interest Rate Protection Agreements or Other Hedging Agreements entered into by any Bank, provided that such prospective transferee and each such contractual counterparty agrees to be bound by the confidentiality provisions contained in this Section 13.16.

              (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries or Joint Ventures (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries and Joint Ventures, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

              13.17 Limitation on Increased Costs. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, or reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.

              13.18 Certain Post-Closing Actions. Notwithstanding anything to the contrary contained in the Credit Agreement or in any other Credit Document, the Borrower and each other Credit Party shall have until the 60th day after the Initial Borrowing Date to deliver to the Collateral Administrative Agent pursuant to the Pledge Agreement the capital stock of any Liquor License Subsidiary owned by the Borrower or such other Credit Party (but only to the extent that the capital stock of such Liquor License Subsidiary is permitted to be so pledged under applicable law).

              IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

410 North 44th Street               DOUBLETREE CORPORATION
Suite 700
Phoenix, Arizona  85008
Telephone No.: (602) 220-6666
Telecopier No.: (602) 220-6753      By__________________________________________
Attention:  Chief Financial Officer   Title:

                                    MORGAN STANLEY SENIOR FUNDING,
                                     INC., Individually and as Syndication Agent and Arranger



                                    By__________________________________________
                                      Title:

                                    THE BANK OF NOVA SCOTIA,
                                     Individually and as Administrative Agent

                                    By__________________________________________
                                      Title:

                                    CIBC, INC.,
                                     Individually and as a Managing Agent


                                    By__________________________________________
                                      Title:


                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                     Individually and as a Managing Agent
                                     and as Collateral Agent


                                    By__________________________________________
                                      Title:


                                    FIRST UNION NATIONAL BANK OF NORTH
                                     CAROLINA, Individually and as a
                                     Managing Agent


                                    By__________________________________________
                                      Title:


                                    SOCIETE GENERALE, Individually and as
                                     a Managing Agent

                                    By__________________________________________
                                      Title:

                             ALLIED IRISH BANKS PLC acting through its CAYMAN ISLAND BRANCH


                             By:_________________________________
                               Title



                             By:_________________________________
                               Title



                             ALLSTATE LIFE INSURANCE COMPANY


                             By:_________________________________
                               Title


                             By:_________________________________
                               Title

                             BANKERS TRUST COMPANY


                             By:_________________________________
                               Title


                             BANK OF HAWAII


                             By:_________________________________
                               Title


                             THE BANK OF NEW YORK


                             By:_________________________________
                               Title


                             BANQUE NATIONALE DE PARIS


                             By:_________________________________
                               Title

                             CHL HIGH YIELD LOAN PORTFOLIO
                             (a unit of Chase Manhattan Bank)


                             By:_________________________________
                               Title


                             CHANG HWA COMMERCIAL BANK,
                              LTD., NEW YORK BRANCH


                             By:_________________________________
                               Title


                             CITIBANK, N.A.


                             By:_________________________________
                               Title


                             CRESCENT/MACH I PARTNERS, L.P.,
                              by TCW Asset Management Company
                              its Investment Manager


                             By:_________________________________
                               Title

                             DLJ CAPITAL FUNDING, INC.


                             By:_________________________________
                               Title


                             DRESDNER BANK AG, NEW YORK BRANCH
                              AND GRAND CAYMAN BRANCH


                             By:_________________________________
                               Title

                             By:_________________________________
                               Title


                             FIRST HAWAIIAN BANK


                             By:_________________________________
                               Title


                             THE FIRST NATIONAL BANK OF BOSTON


                             By:_________________________________
                               Title

                             THE FUJI BANK LIMITED, LOS ANGELES
                              AGENCY


                             By:_________________________________
                               Title


                             GIROCREDIT BANK AG DER SPARKASSEN,
                              GRAND CAYMAN ISLAND BRANCH


                             By:_________________________________
                               Title


                             HARCH CAPITAL MANAGEMENT


                             By:_________________________________
                               Title


                             HIBERNIA NATIONAL BANK


                             By:_________________________________
                               Title

                             IMPERIAL BANK


                             By:_________________________________
                               Title


                             THE INDUSTRIAL BANK OF JAPAN, LIMITED


                             By:_________________________________
                               Title


                             ING CAPITAL ADVISORS, INC., as agent
                              for bank syndication account


                             By:_________________________________
                               Title


                             KEY BANK OF COLORADO


                             By:_________________________________
                               Title


                             KZH HOLDING CORPORATION


                             By:_________________________________
                               Title

                             THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                              LOS ANGELES AGENCY


                             By:_________________________________
                               Title


                             MARINE MIDLAND BANK


                             By:_________________________________
                               Title


                             MASSACHUSETTS MUTUAL LIFE INSURANCE
                             COMPANY


                             By:_________________________________
                               Title


                             MELLON BANK, N.A.


                             By:_________________________________
                               Title

                             MERRILL LYNCH SENIOR FLOATING
                              RATE FUND, INC.


                             By:_________________________________
                               Title


                             THE MITSUBISHI TRUST AND BANKING
                              CORPORATION


                             By:_________________________________
                               Title


                             MITSUI LEASING (U.S.A.) INC.


                             By:_________________________________
                               Title


                             NATIONSBANK OF TEXAS, N.A.


                             By:_________________________________
                               Title

                             THE NIPPON CREDIT BANK, LTD., LOS ANGELES
                              AGENCY


                             By:_________________________________
                               Title


                             NORTHERN LIFE INSURANCE COMPANY


                             By:_________________________________
                               Title


                             OAK HILL SECURITIES FUND, L.P.,

                             By:  Oak Hill Securities GenPar, L.P.
                                  its General Partner

                             By:  Oak Hill Securities MGP, Inc.,
                                  its General Partner



                             By:_________________________________
                                Scott Krase
                                Vice President


                             ORIX USA CORPORATION


                             By:_________________________________
                               Title

                             PPM AMERICA, INC., as attorney-in-fact
                              on behalf of Jackson National Life
                              Insurance Company


                             By:_________________________________
                               Title


                             PRIME INCOME TRUST


                             By:_________________________________
                               Title


                             PROTECTIVE LIFE INSURANCE COMPANY


                             By:_________________________________
                               Title


                             THE ROYAL BANK OF SCOTLAND PLC


                             By:_________________________________
                               Title

                             THE SAKURA BANK, LIMITED


                             By:_________________________________
                               Title


                             THE SANWA BANK, LIMITED


                             By:_________________________________
                               Title


                             SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION


                             By:_________________________________
                               Title


                             THE SUMITOMO BANK, LIMITED


                             By:_________________________________
                               Title

                             THE TOYO TRUST & BANKING CO.,
                              LTD., LOS ANGELES AGENCY


                             By:_________________________________
                               Title


                             THE TRAVELERS INSURANCE COMPANY


                             By:_________________________________
                               Title


                             WELLS FARGO BANK, N.A.


                             By:_________________________________
                               Title

                                                                       EXHIBIT A

                           FORM OF NOTICE OF BORROWING

                                                                          [Date]

The Bank of Nova Scotia,
 as Administrative Agent
 for the Banks party to the
 Credit Agreement referred
 to below
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308

Attention:

Ladies and Gentlemen:

              The undersigned, Doubletree Corporation (the "Borrower"), refers to the Credit Agreement, dated as of November 8, 1996 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, certain lenders from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

              (i)    The Business Day of the Proposed Borrowing is ____________.
         (1)

              (ii) The aggregate principal amount of the Proposed Borrowing is $____________.

              (iii) The Proposed Borrowing shall consist of [Tranche A Term Loans] [Tranche B Term Loans] [Revolving Loans].

              (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

              [(v)   The initial Interest Period for the Proposed Borrowing is
         _____ month(s).](2)

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
         Borrowing:

--------------
       (1) Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Loans, in each case, after the date hereof.

       (2) To be included for a Proposed Borrowing of Eurodollar Loans.


                                      (A-1)

              (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

              (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                  Very truly yours,

                                  DOUBLETREE CORPORATION


                                  By:________________________________
                                    Title:


                                      (A-2)

                                                                     EXHIBIT B-1

                               TRANCHE A TERM NOTE

$                                                             New York, New York
                                                                          [Date]

              FOR VALUE RECEIVED, DOUBLETREE CORPORATION (the "Borrower"), a Delaware corporation, hereby promises to pay to ________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Bank of Nova Scotia (the "Administrative Agent") located at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308 on the Tranche A Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of ___________ DOLLARS ($______) or, if less, the unpaid principal amount of all Tranche A Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

              The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

              This Note is one of the Tranche A Term Notes referred to in the Credit Agreement, dated as of November 8, 1996, among the Borrower, the lenders from time to time party thereto (including the Bank), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche A Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

              In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

              The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

              THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       DOUBLETREE CORPORATION

                                       By:_____________________________________
                                        Title:


                                     (B-1-1)

                                                                     EXHIBIT B-2

                               TRANCHE B TERM NOTE

$                                                             New York, New York
                                                                          [Date]

               FOR VALUE RECEIVED, DOUBLETREE CORPORATION (the "Borrower"), a Delaware corporation, hereby promises to pay to ________________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Bank of Nova Scotia (the "Administrative Agent") located at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308 on the Tranche B Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of ____________ DOLLARS ($______) or, if less, the unpaid principal amount of all Tranche B Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

              The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

              This Note is one of the Tranche B Term Notes referred to in the Credit Agreement, dated as of November 8, 1996, among the Borrower, the lenders from time to time party thereto (including the Bank), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

              In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

              The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

              THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       DOUBLETREE CORPORATION


                                       By:_________________________________
                                         Title:


                                     (B-2-1)

                                                                     EXHIBIT B-3

                                 REVOLVING NOTE

$                                                             New York, New York
                                                                          [Date]

              FOR VALUE RECEIVED, DOUBLETREE CORPORATION (the "Borrower"), a Delaware corporation, hereby promises to pay to _______________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of The Bank of Nova Scotia (the "Administrative Agent") located at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308 on the Revolving Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of ______________ DOLLARS ($_______) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

              The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

              This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of November 8, 1996, among the Borrower, the lenders from time to time party thereto (including the Bank), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and the Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part, as provided in the Agreement.

              In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

              The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

              THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       DOUBLETREE CORPORATION

                                       By:___________________________________
                                         Title:


                                     (B-3-1)

                                                                       EXHIBIT C

                            LETTER OF CREDIT REQUEST

No.  (3)      Dated  (4)
    -----           -----


The Bank of Nova Scotia,
 as Administrative Agent under the
 Credit Agreement (the "Credit
 Agreement"), dated as of November 8,
 1996 among Doubletree
 Corporation, the lenders from
 time to time party thereto,
 Morgan Stanley Senior Funding, Inc.,
 as Syndication Agent and as
 Arrangers, and The Bank of Nova
 Scotia, as Administrative Agent
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308


[Name and address of applicable Issuing Bank]

Dear Sirs:

              We hereby request that [name of proposed Issuing Bank], in its individual capacity, issue a [Standby][Trade] Letter of Credit for the account of the undersigned on (5) (the "Date of Issuance") in the aggregate stated
amount of   (6)  .


              For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

--------
(3)  Letter of Credit Request Number.

(4)  Date of Letter of Credit Request.

(5) Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Issuing Bank).

(6)  Aggregate initial Stated Amount of Letter of Credit.


                                      (C-1)

              The beneficiary of the requested Letter of Credit will be (7) , and such Letter of Credit will be in support of (8) and will have a stated expiration date of (9) .

              We hereby certify that:

              (1) The representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

              (2) No Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

              Copies of all documentation with respect to the supported transaction are attached hereto.

                                       DOUBLETREE CORPORATION

                                       By_______________________________________
                                        Title:



____________________

(7)  Insert name and address of beneficiary.

(8) Insert description of L/C Supportable Obligation in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Trade Letters of Credit.

(9) Insert last date upon which drafts may be presented which may not be later than (i) 12 months after the Date of Issuance or, if earlier, the third Business Day prior to the Revolving Loan Maturity Date for Standby Letters of Credit or
(ii) 360 days after the Date of Issuance or, if earlier, 30 days prior to the Revolving Loan Maturity Date in the case of Trade Letters of Credit.


                                      (C-2)

                                                                       EXHIBIT D

                         SECTION 4.04(b)(ii) CERTIFICATE

              Reference is hereby made to the Credit Agreement, dated as November 8, 1996, among Doubletree Corporation, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Bank of Nova Scotia, as Administrative Agent (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

         [NAME OF BANK]


                                       By ____________________________
                                          Title:


Date:  _______________, ____


                                      (D-1)

                                                                       EXHIBIT E

                                [OPINION LETTER]

                                   [Initial Borrowing Date]

To the Administrative Agent,
the Syndication Agent,
the Collateral Administrative
Agent and each of
the Banks party to the Credit
Agreement referred to below

Ladies and Gentlemen:

              We have acted as special counsel to Doubletree Corporation, a Delaware corporation (the "Borrower"), RLH Acquisition Corp., a Delaware corporation ("Merger Sub"), and each of the Subsidiary Guarantors (together with the Borrower and Merger Sub, the "Credit Parties" and each, a "Credit Party"), in connection with the preparation, execution and delivery of the Credit Agreement, dated as of November __, 1996 (the "Credit Agreement"), among the Borrower, the lenders party thereto from time to time (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent"), and The Bank of Nova Scotia, as Collateral Administrative Agent (the "Administrative Agent"), and the transactions contemplated thereby. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

              In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, the following:
(a) the Credit Documents, (b) the Acquisition Documents, (c) the Equity Financing Documents, (d) the Refinancing Documents and (e) such other public, corporate documents and records as we have deemed necessary or appropriate in connection with this opinion.

              This opinion is delivered to you pursuant to Section 5.03(i) of the Credit Agreement.

              As to questions of fact not independently verified by us we have relied upon, to the extent we have deemed appropriate, (1) certificates of public officials, (2) searches of public records and other documents, and (3) representations, as to factual matters, made by the Credit Parties in response to our inquiries and in the Documents. We have (without any investigation or independent confirmation) relied upon, and assumed the accuracy of, such factual representations and such certificates, corporate records, searches and other documents with respect to factual matters.

              Whenever our opinion with respect to the existence or the absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of Dewey Ballantine attorneys who have represented such parties. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any facts and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.


                                      (E-1)

              In rendering the opinions expressed below, we have also assumed, with your permission and without independent verification, that: (1) the signatures of persons (other than persons signing on behalf of the Credit Parties) signing all documents in connection with which the opinions are rendered are genuine and authorized; (2) all documents submitted to us as originals or duplicate originals are authentic; (3) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;
(4) all parties to the documents reviewed by us, other than the Borrower, are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, have been duly executed by such parties and have been duly delivered by such parties; and
(5) each Credit Document constitutes the valid and binding obligation of each party thereto (other than the Borrower) enforceable against such party in accordance with its terms.

              Based upon the foregoing, and subject to the qualifications noted below, we are of the opinion that:

              1. The Borrower (i) is a duly incorporated and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction listed on Schedule __ hereto.

              2. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. The Borrower has duly executed and delivered each of the Documents to which it is a party. Each of the Documents to which a Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

              3. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will contravene any provision of any federal law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

              4. Neither the execution, delivery or performance by the Borrower of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will violate any provision of the certificate of incorporation, or by-laws (or similar organizational documents) of the Borrower.

              5. With respect to the Borrower, all necessary shareholder and board of director approvals [and/or consents], in each case in connection with the Transaction and the execution, delivery and performance of any Document have been obtained and remain in full force and effect on the Initial Borrowing Date.

              6. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              7. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                      (E-2)

              8. The Transaction has been consummated in all material respects in accordance with the terms and conditions of the respective Documents and all applicable laws. All material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate each part of the Transaction have been obtained, given, filed or taken and are in full force and effect (other than (x) those required to effect the transfer of liquor licenses as part of the Acquisition, and (y) to the extent not required to be obtained prior to the date hereof) (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. Additionally, to our knowledge, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions on the consummation of the Transaction and, to our knowledge, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event or the performance by the Borrower of its obligations under the Documents.

              9. On the date hereof and after giving effect to the Transaction and the other transactions contemplated thereby, the authorized capital stock of the Borrower consists of (i) ______ shares of common stock, $.01 par value per share, and (ii) ______ shares of preferred stock, $____ par value per share, of which no shares of such preferred stock are issued and outstanding.

              10. After giving effect to the delivery to the Collateral Administrative Agent of the Pledged Stock and Pledged Notes listed on Annex A and Annex B to the Pledge Agreement, respectively, the security interest created in favor of the Collateral Administrative Agent under the Pledge Agreement in such Pledged Securities and constitutes a valid and enforceable perfected security interest in such Pledged Securities in favor of the Collateral Administrative Agent for the benefit of the Secured Creditors.

              11. We have examined the Trademark Assignments (the "Trademark Filings") and the Copyright Assignments (the "Copyright Filings") attached hereto as Annexes C and D, respectively. The recordation of the Trademark Filings in the United States Patent and Trademark Offices and assuming the filing of the Financing Statements with the Filing Offices will be effective, under law, to perfect the security interest granted to the Collateral Administrative Agent in the trademarks covered by the Security Agreement. The filing of the Copyright Filing with the United States Copyright Office and assuming the filing of the Financing Statements with the Filing Offices will be effective under federal law to perfect the security interest granted to the Collateral Administrative Agent in the copyrights specified on Annex D.

              12. We have been advised by the SEC that the Registration Statements on Forms S-3 and S-4 filed in connection with the Transaction (the "Registration Statements") were declared effective under the Securities Act on ____________, 1996 and ____________, 1996, respectively, and, to the best of our knowledge and information, no stop order suspending the effectiveness of such Registration Statements has been issued under the Securities Act or proceedings therefor initiated or threatened by the SEC.

              Our opinions as hereinafter expressed are subject to the following further qualifications:

              1. our opinions as to the enforceability of the Documents are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws from time to time in effect affecting or relating to the rights of creditors or secured creditors generally and of general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law);

              2. no opinion is expressed herein with regard to the availability of the remedies of specific performance and injunctive and other forms of equitable relief, or the availability of attorney's fees, or any


                                      (E-3)
provisions in the Documents which purport to exculpate the Collateral Administrative Agent from the duty to exercise reasonable diligence and care with regard to the Collateral;

              3. our opinions are subject to limitations imposed by laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally, particularly where (a) the breach of such covenants or provisions imposes restrictions or burdens upon a debtor and it cannot be demonstrated that the enforcement of such remedies, restrictions or burdens is reasonably necessary for the protection of a creditor, (b) a creditor's enforcement of such remedies, covenants or provisions under the circumstances, or the manner of such enforcement, would violate such creditor's implied covenant of good faith and fair dealing, or would be commercially unreasonable, or (c) a court having competent personal and subject matter jurisdiction finds that such remedies, covenants or provisions were at the time made, or are in application, unconscionable as a matter of law or public policy;

              4. we express no opinion as to the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party;

              5. the rights of debtors, guarantors and other secured parties to receive notices under Sections 9-504 and 9-505 of the Uniform Commercial Code as in effect in the State of New York may not be waived prior to default and the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed collateral;

              6. notwithstanding certain language of the Documents, you may be limited to recovering only reasonable expenses with respect to the retaking, holding, preparing for sale or lease, selling, leasing and the like of collateral and reasonable attorneys' fees and legal expenses;

              7. requirements in the Documents specifying that the provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provisions of such documents;

              8. we express no opinion as to the accuracy of the description of the Collateral, or that Collateral Administrative Agent can enforce its rights against the Collateral prior to acceleration of the Obligations;

              9. certain other rights, remedies and waivers contained in the Documents may be rendered ineffective, or limited by, applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Documents inadequate for the practical realization of the benefits provided by such Documents;

              10. we express no opinion as to the enforceability of the indemnification provisions of the Documents insofar as said provisions might require indemnification with respect to any litigation against the Credit Parties determined adversely to the indemnitee, or any loss, cost or expense arising out of the indemnitee's gross negligence or willful misconduct or any violations of the statutory duties, general principles of equity or public policy;

              11. in rendering the opinions set forth above we express no opinion as to the priority of a security interest in any Collateral or as to the creation of any security interest in (or other lien on) any Collateral to the extent that, pursuant to Section 9-104 of the Uniform Commercial Code, Article 9 of the Uniform Commercial Code does not apply thereto;


                                      (E-4)

              12. we express no opinion as to the right, title or interest of the Credit Parties to any Collateral or the value given therefor;

              13. except as set forth above, we express no opinion as to the perfection of any security interest or lien;

              14. we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that may limit the rate of interest that such Lender may charge or collect; and

              15. we express no opinion as to any events, facts, circumstances or developments subsequent to the date hereof.

              We also note that (1) a security interest will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Sections 9-306 and 9-307 of the UCC and (2) the security interest in Collateral in which the Credit Parties acquired rights after the commencement of a case involving the Credit Parties under the United States Bankruptcy Code may be limited by Section 552 of such Code.

              We are members of the Bar of the State of New York, and we do not hold ourselves out as being conversant with, and, except as set forth in the following sentence, express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of New York and the general corporate law of the State of Delaware. Also, our opinions are based upon a review only of those statutes, rules and regulations which, in our experience, are normally applicable to transactions which are similar to the transactions contemplated by the Documents.

              This opinion letter is solely for your benefit and for the benefit of your participants and assigns. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                     Very truly yours,



                                      (E-5)

                                                                       EXHIBIT F

                              OFFICERS' CERTIFICATE


              I, the undersigned, [Title] of [Name of Credit Party], a [corporation] [partnership] organized and existing under the laws of the State of ________ (the "Company"), do hereby certify on behalf of the Company that:

              1. This Certificate is furnished pursuant to Section 5 of the Credit Agreement, dated as November 8, 1996, among [Doubletree Corporation] [the Company] the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Bank of Nova Scotia, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

              2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since _________ __, 19__.(10) The signature written opposite the name and title of each such officer is his genuine signature.

               Name(11)               Office               Signature

           --------------           -----------           -------------

           --------------           -----------           -------------

           --------------           -----------           -------------

              3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [Describe applicable Partnership Documents] of the Company, as filed in the Office of the Secretary of State of the State of ________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.

              4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

              5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the [Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], [Describe appropriate Partnership actions] and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the

____________________

     (10) Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

     (11) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.


                                      (F-1)

[Board of Directors] [Describe Partnership body] of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

              [6. On the date hereof, all of the applicable conditions set forth in Sections 5.05, 5.06, 5.07, 5.08, 5.09, 5.10 and 6.01 have been satisfied.

              7. Attached hereto as Exhibit D are true and correct copies of all Acquisition Documents and Equity Financing Documents.](12)

              [6][8.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

              [7][9.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

              [8][10.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

              IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 1996.

                                            [NAME OF CREDIT PARTY]

                                            ______________________________
                                            Name:
                                            Title:

___________________

(12)   Insert in Officers' Certificate of the Borrower.


                                      (F-2)

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

              1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

              2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [8][10] above are true and correct.

              IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 1996.

                                            [NAME OF CREDIT PARTY]

                                            ______________________________
                                            Name:
                                            Title:



                                      (F-3)

                                                                       EXHIBIT G

                                PLEDGE AGREEMENT


              PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of November 8, 1996, made by each of the undersigned pledgors (each a "Pledgor" and, together with any other entity that becomes a pledgor hereunder pursuant to Section 24 hereof, the "Pledgors"), to THE BANK OF NOVA SCOTIA, as Collateral Administrative Agent (the "Pledgee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                                   WITNESSETH:


              WHEREAS, Doubletree Corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent"), and The Bank of Nova Scotia, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of November 8, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein (the Banks, the Syndication Agent, the Administrative Agent and the Pledgee are herein called the "Bank Creditors");

              WHEREAS, the Borrower and one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

              WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

              WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgor this Agreement; and

              WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

              NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:


                                      (G-1)

              1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

               (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding)) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of the Subsidiary Guarantors, all such obligations and indebtedness of such Subsidiary Guarantors under the Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations");

               (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Pledgor to the Other Creditors under, or with respect to (including by reason of the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

               (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

               (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default (which term to mean and include any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

               (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement.

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

         2. DEFINITION OF STOCK, NOTES, SECURITIES, PARTNERSHIP INTEREST, ETC.
(a) As used herein, (i) the term "Stock" shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each a "Domestic Corporation"), all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, of any Domestic Corporation at any time owned by any Pledgor, provided that the term "Stock" shall not include any capital stock to the extent that same constitutes RFS REIT Equity, and (y)


                                      (G-2)
with respect to corporations not Domestic Corporations (each a "Foreign Corporation"), all of the issued and outstanding shares of capital stock, and all warrants and options to purchase any such capital stock, at any time owned by any Pledgor of any Foreign Corporation, provided that, except as set forth in
Section 8.13 of the Credit Agreement, no Pledgor shall be required to pledge hereunder, and nothing herein shall be deemed to constitute a pledge hereunder of, more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote, (ii) the term "Notes" shall mean all Intercompany Notes and all other promissory notes or other evidences of indebtedness (other than Excluded Notes) from time to time issued to, or held by, any Pledgor and (iii) the term "Securities" shall mean all of the Stock and Notes. Each Pledgor represents and warrants, that on the date hereof, (a) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex A hereto for such Pledgor, (b) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto, (c) the Notes held by such Pledgor consist of the promissory notes described in Annex B hereto for such Pledgor, (d) such Pledgor is the holder of record and sole beneficial owner of the Stock and the Notes held by such Pledgor and (e) on the date hereof, such Pledgor owns no other Securities. As used herein, the term "Excluded Notes" shall mean (i) promissory notes that are in a principal amount of less than $1,000,000, (ii) the promissory note in the principal amount of $2,575,000 made by Columbus/Front Ltd. in favor of Doubletree Partners, (iii) the promissory note in the principal amount of $4,500,000 made by Boston HSR Ltd. Partnership in favor of Doubletree Partners, (iv) the promissory note in the principal amount of $2,500,000 made by Washington Park Hotel Assoc., L.P. in favor of DT Management, Inc. and (v) the promissory note in the principal amount of $1,300,000 made by Hotel Roanoke, LLC in favor of DT Management, Inc.

              (b) As used herein, the term "Partnership Interest" shall mean the entire partnership interests (whether general and/or limited partnership interests) at any time owned by each Pledgor in any Person (each a "Pledged Partnership"), provided that the term "Partnership Interest" shall not include the partnership units to the extent that same constitute RFS REIT Equity. Each Pledgor represents and warrants that, on the date hereof, (x) the Partnership Interests held by such Pledgor constitutes that percentage of the entire partnership interest of the respective Pledged Partnership as is set forth on Annex C hereto for such Pledgor and (y) such Pledgor owns no other Partnership Interests.

              (c) Notwithstanding anything to the contrary contained in clause
(a) or (b) above, the terms "Stock" and "Partnership Interest" shall not include any equity interests in any Subsidiary (other than a Subsidiary Guarantor which is a Significant Subsidiary) or Joint Venture (whether such equity interests are in the form of partnership interests, capital stock or otherwise) to the extent that the equity interests in such Subsidiary or Joint Venture are not permitted to be assigned or a security interest therein granted (x) without the consent of (or the granting of a first offer or right of first refusal to) the other joint venture partner (but only to the extent that such other joint venture partner is not a Subsidiary of a Pledgor) or (y) without the consent of any existing lender to such Subsidiary or Joint Venture on the Initial Borrowing Date (or any refinancing of such lender).

              (d) All Stock at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Stock;" all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes;" all Pledged Stock and Pledged Notes together are called the "Pledged Securities;" all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests", and the Pledged Securities and the Pledged Partnership Interests, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral."

              3. PLEDGE OF SECURITIES, ETC.

              3.1. Pledge. (a) To secure the Obligations of such Pledgor and for the purposes set forth in Section 1 hereof, each Pledgor hereby (i) grants to the Pledgee a security interest in all of the Collateral


                                      (G-3)
owned by such Pledgor, (ii) pledges and deposits as security with the Pledgee, the Securities owned by such Pledgor on the date hereof, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank by such Pledgor in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee a continuing security interest in all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities), to be held by the Pledgee upon the terms and conditions set forth in this Agreement and (iv) transfers and assigns to the Pledgee such Pledgor's Partnership Interests (and delivers any certificates or instruments evidencing such partnership interests, duly endorsed in blank) and all of such Pledgor's right, title and interest in each Pledged Partnership including, without limitation:

               (i) all of the capital thereof and its interest in all profits, losses, Partnership Assets (as defined below) and other distributions to which such Pledgor shall at any time be entitled in respect of any such Collateral;

               (ii) all other payments due or to become due to such Pledgor in respect of any such Collateral, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

               (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under any partnership or other agreement or at law or otherwise in respect of any such Collateral;

               (iv) all present and future claims, if any, of such Pledgor against any Pledged Partnership for moneys loaned or advanced, for services rendered or otherwise;

               (v) all of such Pledgor's rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to any Partnership Interest, including any power, if any, to terminate, cancel or modify any general or limited partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interest and any Pledged Partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect, or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

               (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

               (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

              (b) As used herein, the term "Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time owned by any Pledged Partnership or represented by any Partnership Interest.

                                      (G-4)

              3.2. Subsequently Acquired Securities and/or Partnership Interests. (a) If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of such Notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of such Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same has been duly pledged with the Pledgee hereunder.

              (b) If any Pledgor shall acquire (by purchase, distribution or otherwise) any additional Partnership Interest at any time or from time to time after the date hereof, and, to the extent such Partnership Interest is certificated, forthwith deliver to the Pledgee certificates therefor, accompanied by such instruments of transfer as are acceptable to the Pledgee, and shall promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Partnership Interest and certifying that the same has been duly pledged with the Pledgee hereunder.

              3.3. Uncertificated Securities and Partnership Interests. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Securities (whether now owned or hereafter acquired) or Partnership Interests are uncertificated securities, the relevant Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-313 and 8-321 of the New York Uniform Commercial Code, if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems necessary or reasonably desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Pledgee.

              4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right, upon written notice to the Borrower (although no such notice shall be required upon the occurrence of an Event of Default of the type described in Section 10.05 of the Credit Agreement), to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities or Pledged Partnership Interests, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

              5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all (i) voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, and (ii) voting, consent, administration, management, amendment and other rights and remedies under any partnership agreement or otherwise with respect to the Pledged Partnership Interests of such Pledgor. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

              6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, (i) all cash dividends and distributions payable in respect of the Pledged Stock and all payments in respect of the Pledged Notes shall be paid to the respective Pledgor, (ii) all cash distributions and other payments in respect of the Pledged Partnership Interests shall be paid to the respective Pledgor and (iii) all cash payments for moneys loaned or advanced, for services rendered or otherwise in respect of the Pledged Partnership Interests shall be paid to the respective Pledgor


                                      (G-5)

(although the respective Pledgor may be required to apply any such payments so received as described in preceding clauses (i), (ii) and (iii) in the manner provided in the Credit Agreement). The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

               (i) all other or additional stock or other securities or partnership interests (other than cash) paid or distributed by way of dividend or otherwise in respect of the Collateral;

               (ii) all other or additional stock or other securities or partnership interests paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

               (iii) all other property (other than cash) paid or distributed by way of dividend or distribution in respect of the Collateral; and

               (iv) all other property or additional stock or other securities or partnership interests or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

              7. REMEDIES IN CASE OF DEFAULT OR EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled, upon written notice to the Borrower (although no such notice shall be required upon the occurrence of any Event of Default of the type described in Section 10.05 of the Credit Agreement), to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement (collectively, the "Secured Debt Agreements") or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

               (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

               (b) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

               (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

               (d) to vote all or any part of the Pledged Stock or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and


                                      (G-6)

               (e) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' written notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

              8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or in any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Other Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

              9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied in the manner provided in the Security Agreement.

              (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

              10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated

                                      (G-7)
to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

              11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable attorneys' fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this
Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

              12. PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

              (b) Except as provided in the last sentence of paragraph (a) of this Section , the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Pledged Partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of any Pledgor.

              (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

              (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

              13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary and wherever required by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments


                                      (G-8)
as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

              (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

              14. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

              15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

              16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of all Pledged Securities and Pledged Partnership Interests pledged by it hereunder, subject to no Lien (except the Lien created by this Agreement and Liens permitted under Section 9.01(i) of the Credit Agreement);
(ii) it has full corporate or partnership power, authority and legal right to pledge all the Pledged Securities and Pledged Partnership Interests pledged by it pursuant to this Agreement; (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (iv) except as have been obtained by the Pledgors as of the date hereof, no consent of any other party (including, without limitation, any stockholder, partner or creditor of such Pledgor or any of its Subsidiaries or any Pledged Partnership) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, the validity or enforceability of this Agreement, the perfection or enforceability of the Pledgee's security interest in the Collateral or, except for compliance with or as may be required by applicable securities or other laws, the exercise by the Pledgee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Agreement by such Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement; (vi) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights, provided that with respect to shares of Stock of corporations other than Subsidiaries or Joint Ventures of any Pledgor, such representation or warranty is made to the


                                      (G-9)
best of such Pledgor's knowledge; (vii) each of the Intercompany Notes constituting Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (viii) the pledge, assignment and delivery to the Pledgee of the Securities (other than uncertificated securities) pursuant to this Agreement creates a valid and perfected first priority Lien in the Securities, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of the Pledgor which would include the Securities; (ix) each such Pledged Partnership Interest has been validly acquired and is fully paid for (to the extent applicable) and is duly and validly pledged hereunder; (x) each general or limited partnership agreement delivered to the Pledgee is an original signed counterpart (or a copy thereof) of the complete and entire such partnership agreement in effect on the date hereof; (xi) each partnership agreement is the legal, valid and binding obligation of each Pledgor, and to each Pledgor's knowledge, the other parties thereto, enforceable in accordance with its terms and, together with this Agreement, contains the entire agreement between the Pledgors relating to the subject matter thereof; (xii) no Pledgor is in default in the material payment of any portion of any mandatory capital contribution, if any, required to be made under any material general or limited partnership agreement to which such Pledgor is a party, and no Pledgor is in violation of any other material provisions of any material partnership agreement to which such Pledgor is a party, or otherwise in default or violation thereunder; (xiii) to the best of each Pledgor's knowledge, no Pledged Partnership Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto; (xiv) as of the Initial Borrowing Date, there are no certificates, instruments, documents or other writings (other than the general or limited partnership agreements and certificates delivered to the Collateral Administrative Agent) which evidence any Partnership Interest of such Pledgor;
(xv) the pledge and assignment of the Pledged Partnership Interests pursuant to this Agreement, together with the relevant filings or recordings under the UCC (which filings and recordings have been or will be made), creates a valid, perfected and continuing first priority security interest in such Partnership Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral; (xvi) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party; (xvii) each Pledgor shall give the Pledgee prompt notice of any written claim it receives relating to the Collateral; (xviii) each Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof; (xix) a notice in the form set forth in Annex D attached hereto and by this reference made a part hereof (such notice the "Partnership Notice"), appropriately completed, notifying each Pledged Partnership of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant Pledged Partnership, and each such Pledgor has received and delivered to the Collateral Administrative Agent an acknowledgment in the form set forth in Annex E attached hereto (such acknowledgement, the "Partnership Acknowledgement"), duly executed by the relevant Pledged Partnership, in each case within the time period required by Section 25 of this Agreement; and (xx) the chief executive office of such Pledgor is set forth on Annex F hereto or such other office as such Pledgor may establish in accordance with the terms of the Security Agreement. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.


                                     (G-10)

              17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (except the indefeasible payment in full in cash of all Obligations), including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement;
(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

              18. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, such Pledgor as soon as practicable and at its expense will cause such registration to be effected (and be kept effective) and will cause such qualification and compliance to be declared effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Pledged Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

              (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Securities or Pledged Partnership Interests pursuant to Section 7 hereof, and such Pledged Securities or Pledged Partnership Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Pledged Securities or Pledged Partnership Interests, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Securities or Pledged Partnership Interests or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to

                                     (G-11)
effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Securities or Pledged Partnership Interests or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Securities or Pledged Partnership Interests at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

              19. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

              (b) In the event that any part of the Collateral is sold or otherwise disposed in connection with a sale or other disposition permitted by the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) or is otherwise released at the direction of the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement) and the proceeds of such sale or sales or such disposition or dispositions or from such release are applied in accordance with the provisions of Section 4.02(f) or (i) of the Credit Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of any Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

              (c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 19(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 19(a) or (b).

              (d) If any Pledgor which is a Subsidiary of the Borrower is released from its obligations under the Subsidiaries Guaranty, then such Pledgor shall also be concurrently released from its obligations hereunder.

              (e) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

              20. NOTICES, ETC. All such notices and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:


                                     (G-12)

                  (a) if to any Pledgor, at the chief executive office of such Pledgor as set forth on Annex F hereto;

                  (b)   if to the Pledgee, at:

                        The Bank of Nova Scotia
                        600 Peachtree Street, N.E.
                        Suite 2700
                        Atlanta, Georgia  30308
                        Attention: Eudia Smith
                        Tel:     (404) 877-1500
                        Fax:     (404) 888-8998

                        with a copy to:

                        The Bank of Nova Scotia
                        San Francisco Agency
                        580 California Street, Suite 2100
                        San Francisco, California  94104
                        Attention: John Quick
                        Tel:     (415) 986-1100
                        Fax:     (415)   397-0791

                  (c) if to any Bank Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Bank Creditor shall have specified in the Credit Agreement;

                  (d) if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  21. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of either (x) the Required Banks (or all of the Banks, to the extent required by Section 13.12 of the Credit Agreement) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (i) the Bank Creditors as holders of the Credit Document Obligations or (ii) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (i) with respect to the Credit Document Obligations, the Required Banks and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements or Other Hedging Agreements.

                  22. MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the


                                     (G-13)
parties hereto and its successors and assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

                  23. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                  24. ADDITIONAL PLEDGORS. It is understood and agreed that any Wholly-Owned Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

                  25. MISCELLANEOUS. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest pledged by it hereunder, such Pledgor will use its reasonable best efforts to deliver to the respective Pledged Partnerships (with copies to the Pledgee) a Partnership Notice (appropriately completed) and such Pledgor will use its reasonable best efforts to deliver to the Pledgee a Partnership Acknowledgement signed by the respective Pledged Partnerships, in each case within forty-five days following the date of any pledge of any Pledged Partnership Interests hereunder.

                                      * * *


                                     (G-14)

                  IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                        PLEDGORS


                                        DOUBLETREE CORPORATION


                                        By:
                                           ------------------------------
                                           Title:


                                        SAMANTHA HOTEL CORPORATION


                                        By
                                           ------------------------------
                                           Title:


                                        HARBOR HOTEL CORPORATION


                                        By
                                           ------------------------------
                                           Title:


                                        DOUBLETREE PARTNERS


                                        By
                                           ------------------------------
                                           Title:


                                        INNCO CORPORATION


                                        By
                                           ------------------------------
                                          Title:


                                        DOUBLETREE HOTELS CORPORATION


                                        By
                                           ------------------------------
                                           Title:


                                        DT MANAGEMENT, INC.


                                        By
                                           ------------------------------


                                     (G-15)

                                           Title:


                                     (G-16)

                                        ARIZONA DTM PASADENA, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM BURLINGAME, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM CAMBRIDGE, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM PALM SPRINGS, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM WALNUT CREEK, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM COCONUT GROVE, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM NASHVILLE, INC.


                                        By
                                           ------------------------------
                                           Title:



                                     (G-17)

                                        DTM SANTA CLARA, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM VENTURA, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM ST. LOUIS, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM OKLAHOMA, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM TULSA, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DOUBLETREE OF PHOENIX, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        HOSCO CORPORATION


                                        By
                                           ------------------------------
                                           Title:


                                     (G-18)

                                        DOUBLETREE HOTEL SYSTEMS, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        COMPRIS HOTEL CORPORATION


                                        By
                                           ------------------------------
                                           Title:


                                        DT REAL ESTATE, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTR PAH HOLDING, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTR CAMBRIDGE, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTR SONORAN HOLDING, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        DTM ATLANTIC CITY, INC.


                                        By
                                           ------------------------------
                                           Title:


                                     (G-19)

                                        DTR WEST MONTROSE, INC.


                                        By
                                           ------------------------------
                                           Title:


                                        RED LION HOTELS, INC.


                                        By
                                           ------------------------------
                                           Title:



Accepted and Agreed to:

THE BANK OF NOVA SCOTIA,
  as Collateral Administrative Agent


By:
   ----------------------------------
   Title:


                                     (G-20)

                                                                      ANNEX A
                                                                         to
                                                                PLEDGE AGREEMENT


                                  LIST OF STOCK


I.       Doubletree Corporation

================================================================================
                                                                   Percentage of
                                                      Number        Outstanding
Name of Issuing        Certificate      Type of         of           Shares of
Corporation              Number         Shares        Shares       Capital Stock
--------------------------------------------------------------------------------

================================================================================


II.      Each Subsidiary Guarantor

================================================================================
                                                                   Percentage of
                                                      Number        Outstanding
Name of Issuing        Certificate      Type of         of           Shares of
Corporation              Number         Shares        Shares       Capital Stock
--------------------------------------------------------------------------------

================================================================================


                                     (G-21)

                                                                       ANNEX B
                                                                          to
                                                                PLEDGE AGREEMENT


                                  LIST OF NOTES



I.  Doubletree Corporation


                         Principal Amount               Maturity Date
Obligor                      (if any)                     (if any)
-------                      --------                     --------





II. [List Each Subsidiary Guarantor Individually]

                         Principal Amount               Maturity Date
Obligor                      (if any)                     (if any)
-------                      --------                     --------



                                     (G-22)

                                                                       ANNEX C
                                                                          to
                                                                PLEDGE AGREEMENT


                              PARTNERSHIP INTERESTS


A.       Doubletree Corporation

                                                            Type of
                                      Percentage            Partnership
            Pledged Entities            Owned               Interest
            ----------------            -----               --------


                           [TO BE PROVIDED BY PLEDGOR]


B.       [List Each Subsidiary Guarantor Individually]

                                                            Type of
                                      Percentage            Partnership
            Pledged Entities            Owned               Interest
            ----------------            -----               --------



                                     (G-23)

                                                                       ANNEX F
                                                                          to
                                                                PLEDGE AGREEMENT



                                OFFICE LOCATIONS



A.       Doubletree Corporation


              Office Locations                       County
              ----------------                       ------




B.       [List Each Subsidiary Guarantor Individually]


              Office Locations                       County
              ----------------                       ------


                                     (G-24)

                                                                       ANNEX D
                                                                          to
                                                                PLEDGE AGREEMENT


                           FORM OF PARTNERSHIP NOTICE

                             [Letterhead of Pledgor]

                                                                          [Date]


TO:   [Name of Pledged Partnership]

               Notice is hereby given that, pursuant to a Pledge Agreement (a true and correct copy of which is attached hereto), dated as of November 8, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among [NAME OF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party thereto and The Bank of Nova Scotia (the "Pledgee"), as Collateral Administrative Agent on behalf of the Secured Creditors described therein, the Pledgor has pledged and assigned to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors, a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [limited] [general] partner in [NAME OF PLEDGED PARTNERSHIP] (the "Partnership"), and in, to and under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement"), including, without limitation:

               (i) the Pledgor's interest in all of the capital of the Partnership and the Pledgor's interest in all profits, losses, Partnership Assets (as defined in the Pledge Agreement) and other distributions to which the Pledgor shall at any time be entitled in respect of such partnership interest;

               (ii) all other payments due or to become due to the Pledgor in respect of such partnership interest, whether under the Partnership Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

               (iii) all of the Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the Partnership Agreement or at law or otherwise in respect of such partnership interest;

               (iv) all present and future claims, if any, of the Pledgor against the Partnership for moneys loaned or advanced, for services rendered or otherwise;

               (v) all of the Pledgor's rights under the Partnership Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the partnership interest, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Partnership Interest and the Partnership, to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other


                                     (G-25)
      instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

               (vi) all other property hereafter delivered to the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

               (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

               Pursuant to the Pledge Agreement, the Partnership is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the Partnership's books.

               The Pledgor hereby requests the Partnership to indicate the Partnership's acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.


                                          [NAME OF PLEDGOR]


                                          By_________________________________
                                             Title:


                                     (G-26)

                                                                      ANNEX E
                                                                         to
                                                                PLEDGE AGREEMENT



                             FORM OF ACKNOWLEDGMENT


         [NAME OF PLEDGED PARTNERSHIP] (the "Partnership") hereby acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement") pursuant to the terms of the Pledge Agreement, dated as of November 8, 1996 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto and The Bank of Nova Scotia (the "Pledgee"), or Collateral Administrative Agent on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the Partnership's books.


Dated:  ______________ __, ____


                                               [NAME OF PLEDGED PARTNERSHIP]


                                               By:____________________________
                                                    Title:


                                     (G-27)

                                                                       EXHIBIT H




                               SECURITY AGREEMENT

                                      among

                             DOUBLETREE CORPORATION,

                           CERTAIN OF ITS SUBSIDIARIES

                                       and


                            THE BANK OF NOVA SCOTIA,
                       as Collateral Administrative Agent



                          Dated as of November 8, 1996


                                      (H-1)

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----



ARTICLE I            SECURITY INTERESTS.....................................  2
        1.1.  Grant of Security Interests...................................  2
        1.2.  Power of Attorney.............................................  3

ARTICLE II           GENERAL REPRESENTATIONS, WARRANTIES AND
                        COVENANTS...........................................  4
        2.1.  Necessary Filings.............................................  4
        2.2.  No Liens......................................................  4
        2.3.  Other Financing Statements....................................  4
        2.4.  Chief Executive Office; Records...............................  5
        2.5.  Location of Inventory and Equipment...........................  5
        2.6.  Recourse......................................................  5
        2.7.  Trade Names; Change of Name...................................  6

ARTICLE III          SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                        CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER.........  6
        3.1.  Additional Representations and Warranties.....................  6
        3.2.  Maintenance of Records........................................  6
        3.3.  Direction to Account Debtors; Contracting Parties; etc........  7
        3.4.  Modification of Terms; etc....................................  7
        3.5.  Collection....................................................  8
        3.6.  Instruments...................................................  8
        3.7.  Assignors Remain Liable Under Receivables.....................  8
        3.8.  Assignors Remain Liable Under Contracts.......................  9
        3.9.  Further Actions...............................................  9

ARTICLE IV           SPECIAL PROVISIONS CONCERNING TRADEMARKS...............  9
        4.1.  Additional Representations and Warranties.....................  9
        4.2.  Licenses and Assignments...................................... 10
        4.3.  Infringements................................................. 10
        4.4.  Preservation of Marks......................................... 10
        4.5.  Maintenance of Registration................................... 11
        4.6.  Future Registered Marks....................................... 11
        4.7.  Remedies...................................................... 11

ARTICLE V

                     SPECIAL PROVISIONS CONCERNING PATENTS,
                        COPYRIGHTS AND TRADE SECRETS........................ 12
        5.1.  Additional Representations and Warranties..................... 12
        5.2.  Licenses and Assignments...................................... 12
        5.3.  Infringements................................................. 12
        5.4.  Maintenance of Patents or Copyright........................... 13


                                      (H-2)

                                                                           Page
                                                                           ----

        5.5.  Prosecution of Patent Applications............................ 13
        5.6.  Other Patents and Copyrights.................................. 13
        5.7.  Remedies...................................................... 13

ARTICLE VI           PROVISIONS CONCERNING ALL COLLATERAL................... 14
        6.1.  Protection of Collateral Administrative Agent's Security...... 14
        6.2.  Further Actions............................................... 14
        6.3.  Financing Statements.......................................... 15

ARTICLE VII       REMEDIES UPON OCCURRENCE OF EVENT OF
                        DEFAULT............................................. 15
        7.1.  Remedies; Obtaining the Collateral Upon Default............... 15
        7.2.  Remedies; Disposition of the Collateral....................... 17
        7.3.  Waiver of Claims.............................................. 18
        7.4.  Application of Proceeds....................................... 18
        7.5.  Remedies Cumulative........................................... 21
        7.6.  Discontinuance of Proceedings................................. 22

ARTICLE VIII         INDEMNITY.............................................. 22
        8.1.  Indemnity..................................................... 22
        8.2.  Indemnity Obligations Secured by Collateral; Survival......... 23

ARTICLE IX           DEFINITIONS............................................ 24

ARTICLE X            MISCELLANEOUS.......................................... 30
        10.1.  Notices...................................................... 30
        10.2.  Waiver; Amendment............................................ 31
        10.3.  Obligations Absolute......................................... 31
        10.4.  Successors and Assigns....................................... 31
        10.5.  Headings Descriptive......................................... 32
        10.6.  Governing Law................................................ 32
        10.7.  Assignor's Duties............................................ 32
        10.8.  Termination; Release......................................... 32
        10.9.  Counterparts................................................. 33
        10.13.  Additional Assignors........................................ 34


ANNEX A           Schedule of Chief Executive Offices/Record Locations
ANNEX B           Schedule of Inventory and Equipment Locations
ANNEX C           Schedule of Trade and Fictitious Names
ANNEX D           Schedule of Marks
ANNEX E           Schedule of Patents
ANNEX F           Schedule of Copyrights
ANNEX G           Form of Assignment of Security Interest in Certain United
                                    States Trademarks and Patents
ANNEX H           Form of Assignment of Security Interest in United States
                                    Copyrights


                                      (H-3)

                                                                       EXHIBIT H


                               SECURITY AGREEMENT


                  SECURITY AGREEMENT, dated as of November 8, 1996, made by each of the undersigned assignors (each an "Assignor" and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.13 hereof, the "Assignors") in favor of The Bank of Nova Scotia, as Collateral Administrative Agent (the "Collateral Administrative Agent"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, Doubletree Corporation, the lenders party from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent"), and The Bank of Nova Scotia, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of November 8, 1996, providing for the making of Loans and the issuance of, and participations in, Letters of Credit as contemplated therein (as amended, modified or supplemented from time to time, the "Credit Agreement") (the Banks, the Administrative Agent, the Syndication Agent and the Collateral Administrative Agent are herein called the "Bank Creditors");

                  WHEREAS, the Borrower and one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, are herein called the "Secured Creditors");

                  WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;

                  WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Administrative Agent this Agreement;

                  WHEREAS, each Assignor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements as Other Hedging Agreements and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;


                  NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Administrative Agent for the benefit of the Secured Creditors as follows:


                                      (H-4)

                                    ARTICLE I

                               SECURITY INTERESTS

                  1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Administrative Agent, and does hereby pledge and grant to the Collateral Administrative Agent for the benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secret Rights, (viii) all other Goods, General Intangibles, Permits, Chattel Paper, Documents and Instruments, (ix) the Cash Collateral Account and all monies, securities, instruments and other investments deposited or required to be deposited in such Cash Collateral Account, (x) all revenues, receipts, income, accounts, and other Receivables derived or to be derived from the ownership or operation of any Hotel Property and related facilities located thereon, including, without limitation of the generality of the foregoing, all room revenues and room charges and charges for hotel services (including advance deposits therefor) and other revenues and income derived or to be derived from the sale or rental of hotel rooms and meeting rooms, the provision of hotel services, the sale of food, beverages and merchandise, the rental of shops, leasing of commercial or residential spaces, the granting of concessions (including taxi concessions and concessions for the installation of coin-operated machines to the extent of such Assignor's interest therein) within or about any Hotel Property and related facilities, the rental or operation of travel desks, the rental or operation of parking facilities and the provision of services to guests of any Hotel Property and related facilities located thereon and any other items of revenue, receipts or other income, (xi) all books and records of each Assignor with respect to any and all of the foregoing and (xii) all Proceeds and products of any and all of the foregoing (all of each Assignor's right, title and interest in the above, collectively, the "Collateral").

                  (b) Notwithstanding any thing to the contrary contained in clause (a) above, the Collateral shall not include any asset that any Assignor owns, as agent, for the benefit of a third party (other than a Subsidiary of such Assignor) rather than for its own benefit.

                  (c) The security interest of the Collateral Administrative Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the term of this Agreement.

                  1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Administrative Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Administrative Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.


                                      (H-5)

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                  2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Administrative Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Administrative Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or in the United States Copyright Office.

                  2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Administrative Agent.

                  2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

                  2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located at the address indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section
2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Administrative Agent not less than 15 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Administrative Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Administrative Agent, to maintain the security interest of the Collateral Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.


                                      (H-6)

                  2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Administrative Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Administrative Agent may request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Administrative Agent to maintain the security interest of the Collateral Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.6. Recourse. This Agreement is made with full recourse to each Assignor (including, without limitation, with full recourse to all assets of such Assignor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

                  2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex E hereto for such Assignor. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto for such Assignor and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Administrative Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Administrative Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Administrative Agent to maintain the security interest of the Collateral Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.


                                   ARTICLE III

                   SPECIAL PROVISIONS CONCERNING RECEIVABLES;
                   CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER

                  3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are what they purport to be, and such Receivable will evidence true and valid obligations of the account debtor named therein.

                  3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including, but not limited to, originals or copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Administrative Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon prior notice to such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Administrative Agent, such Assignor shall, at its own cost and expense, deliver all tangible


                                      (H-7)
evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Administrative Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Administrative Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Administrative Agent and that the Collateral Administrative Agent has a security interest therein.

                  3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Administrative Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Administrative Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Administrative Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Administrative Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in
Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Administrative Agent, shall be borne by the relevant Assignor. The Collateral Administrative Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor (although no such notice shall be required upon the occurrence of an Event of Default of the type described in Section 10.05 of the Credit Agreement).

               3.4. Modification of Terms; etc. Except in the ordinary course of business, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Administrative Agent. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts (except to the extent that the failure to so perform, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole) and will do nothing to impair the security interest of the Collateral Administrative Agent in the Receivables or Contracts.

               3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business adjustments to amounts owing under its Receivables and Contracts. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Administrative Agent, shall be borne by the relevant Assignor.

               3.6. Instruments. If any Assignor owns or acquires any Instruments constituting Collateral and having a face value of $1,000,000 or greater, such Assignor will within 10 Business Days notify the


                                                       (H-8)

Collateral Administrative Agent thereof, and upon request by the Collateral Administrative Agent will promptly deliver such Instrument (other than checks payable to any Assignor and processed in the ordinary course of business) to the Collateral Administrative Agent appropriately endorsed to the order of the Collateral Administrative Agent as further security hereunder.

               3.7. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Administrative Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Administrative Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Administrative Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

               3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Administrative Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Administrative Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Administrative Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

               3.9. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Administrative Agent may reasonably require.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

               4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks listed in Annex D hereto for such Assignor and that said listed Marks include all material United States marks and applications for United States marks registered in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service


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
mark or trade name (other than such infringements which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole). Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said material applications will not pass to registration. Each Assignor hereby grants to the Collateral Administrative Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

               4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark acquired after the date hereof absent prior written approval of the Collateral Administrative Agent.

               4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Administrative Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any material Mark, or with respect to any party claiming that such Assignor's use of any material Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Administrative Agent, to prosecute any Person infringing any Mark in accordance with reasonable business practices.

               4.4. Preservation of Marks. Each Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are necessary to preserve such Marks as trademarks or service marks under the laws of the United States; provided, that no Assignor shall be obligated to preserve any such Mark in the event such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

               4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Administrative Agent; provided, that no Assignor shall be obligated to maintain any Mark in the event that such Assignor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or material to or desirable in the conduct of its business.

               4.6. Future Registered Marks. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Administrative Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Administrative Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Administrative Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Administrative Agent.


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
               4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Administrative Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Collateral Administrative Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Administrative Agent for the benefit of the Secured Creditors, and the Collateral Administrative Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and
(iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Administrative Agent may reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Administrative Agent.


                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

               5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in
(i) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex E hereto for such Assignor and that said Patents include all the material United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights constitute all the material United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or such Assignor has misappropriated any trade secret or proprietary information (other than such infringements which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole). Each Assignor hereby grants to the Collateral Administrative Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same.

               5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright acquired after the date hereof absent prior written approval of the Collateral Administrative Agent.

               5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Administrative Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any material Patent or material Copyright or to any claim that the practice of any material Patent or use of any material Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Administrative Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or any Person


                                     (H-11)
misappropriating any Trade Secret Right in accordance with such Assignor's reasonable business judgment; provided, that any litigation in connection with any such infringement shall be commenced, prosecuted or settled in accordance with such Assignor's reasonable business judgment.

               5.4. Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force rights under each material Patent or Copyright, absent prior written consent of the Collateral Administrative Agent.

               5.5. Prosecution of Patent Applications. At its own expense, each Assignor shall, except as otherwise permitted by the Credit Agreement, diligently prosecute all applications for (i) United States Patents listed in Annex E hereto and (ii) Copyrights listed on Annex F hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Administrative Agent.

               5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Administrative Agent a copy of said Copyright or certificate or registration of, or application therefor, said patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Administrative Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Administrative Agent.

               5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Administrative Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Administrative Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Administrative Agent for the benefit of the Secured Creditors, in which case the Collateral Administrative Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Administrative Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Administrative Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

               6.1. Protection of Collateral Administrative Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Administrative Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Administrative Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Credit Agreement, the Collateral Administrative Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by


                                     (H-12)
reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

               6.2. Further Actions. Each Assignor will, at its own expense and upon the request of the Collateral Administrative Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Administrative Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Administrative Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

               6.3. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Administrative Agent such financing statements, in form reasonably acceptable to the Collateral Administrative Agent, as the Collateral Administrative Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Administrative Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Administrative Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

               7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Administrative Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect, in all relevant jurisdictions and may:

               (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

               (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Administrative Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

               (iii) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
      Section 7.4 hereof;

               (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liqui-


                                     (H-13)
      date any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;


               (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Administrative Agent at any place or places designated by the Collateral Administrative Agent, in which event such Assignor shall at its own expense:

                       (x) forthwith cause the same to be moved to the place or
               places so designated by the Collateral Administrative Agent and there delivered to the Collateral Administrative Agent;

                       (y) store and keep any Collateral so delivered to the
               Collateral Administrative Agent at such place or places pending further action by the Collateral Administrative Agent as provided in Section 7.2 hereof; and

                       (z) while the Collateral shall be so stored and kept,
               provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

               (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Administrative Agent shall in its sole judgment determine;

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Administrative Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement, the Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Administrative Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Administrative Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the Credit Agreement.

               7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Administrative Agent under or pursuant to Section
7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Administrative Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Administrative Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' prior written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' prior written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Administrative Agent's option, be subject to reserve), after publication of notice of such auction (where required by applicable law) not less than 10


                                     (H-14)
days prior thereto. The Collateral Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Administrative Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Administrative Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor's expense.

               7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE COLLATERAL ADMINISTRATIVE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

               (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Administrative Agent's gross negligence or willful misconduct;

               (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Administrative Agent's rights hereunder; and

               (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

               7.4. Application of Proceeds. (a) All moneys collected by the Collateral Administrative Agent (or, to the extent the Pledge Agreement, any Mortgage or any Additional Security Document require proceeds of collateral under such Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Administrative Agent hereunder, shall be applied as follows.

               (i) first, to the payment of all amounts owing the Collateral Administrative Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";


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
               (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in
      Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

               (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

               (iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whoever may be lawfully entitled to receive such surplus.

               (b) For purposes of this Agreement (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) "Primary Obligations" shall mean (i) in the case of the Credit Document Obligations, all principal of, and interest on, all Loans, all Unpaid Drawings and all Fees and (ii) in the case of the Other Obligations that are secured by this Agreement or any other Security Document, all amounts due under such Interest Rate Protection Agreements or Other Hedging Agreements (other than indemnities, fees (including, without limitation, attorneys' fees) and similar obligations and liabilities) and (z) "Secondary Obligations" shall mean all Obligations other than Primary Obligations.

               (c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

               (d) Each of the Secured Creditors, by their acceptance of the benefits hereof, agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be

                                     (H-16)
returned by the Administrative Agent to the Collateral
Administrative Agent for distribution in accordance with Section 7.4(a) hereof.

               (e) All payments required to be made hereunder shall be made (x) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a "Representative") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

               (f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Administrative Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Other Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Administrative Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Administrative Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Collateral Administrative Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

               (g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

               7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Administrative Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

               7.6. Discontinuance of Proceedings. In case the Collateral Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Administrative Agent, then and in every such case the relevant Assignor, the Collateral Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security


                                     (H-17)
interest created under this Agreement, and all rights, remedies and powers of the Collateral Administrative Agent shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                    INDEMNITY

               8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Administrative Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

               (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Administrative Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Administrative Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Administrative Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

               (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any Interest Rate Protection Agreement or Currency Hedging Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or Currency Hedging Agreement or any other Credit Document.


                                     (H-18)

               (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

               8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements or Other Hedging Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.


                                   ARTICLE IX

                                   DEFINITIONS

               The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

               "Administrative Agent" shall have the meaning provided in the recitals of this Agreement.

               "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

               "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

               "Bank Creditors" shall have the meaning provided in the recitals of this Agreement.

               "Banks" shall have the meaning provided in the recitals of this Agreement.

               "Borrower" shall have the meaning provided in the recitals of this Agreement.

               "Cash Collateral Account" shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Administrative Agent for the benefit of the Secured Creditors.

               "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "Class" shall have the meaning provided in Section 10.2 of this Agreement.

               "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

               "Collateral Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

               "Contract Rights" shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.


                                     (H-19)

               "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, each Management Agreement, Joint Venture Agreement, partnership agreement, franchise agreement and any Interest Rate Protection Agreements or Other Hedging Agreements), but excluding any contract to the extent that the terms thereof prohibit (after giving effect to any approvals or waivers) the assignment of, or granting a security interest in, such contract (it being understood and agreed, however, that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be subject to the security interests created by this Agreement).

               "Copyrights" shall mean any United States copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office by any Assignor.

               "Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

               "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

               "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

               "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

               "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Other Obligations (to the extent secured hereby) after the expiration of any applicable grace period.

               "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York and shall in any event include all of any Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement to which such Assignor is a party or with respect to any partnership of which such Assignor is a partner.

               "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

               "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

               "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials,


                                     (H-20)
labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Administrative Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, provided that the term inventory shall not include any liquor located in any jurisdiction to the extent that the laws of such jurisdiction prohibit the creation of a security interest in liquor.

               "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

               "Marks" shall mean all right, title and interest in and to any United States trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office and any trade dress including logos and/or designs used by any Assignor in the United States.

               "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding)) of each Assignor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of the Subsidiary Guarantors, all such obligations and indebtedness of such Subsidiary Guarantors under the Subsidiaries Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities owing by such Assignor to the Other Creditors under, or with respect to (including by reason of the Subsidiaries Guaranty), any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Assignee in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Assignee of its rights hereunder, together with reasonable attorneys' fees and court costs; and
(v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement; it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

               "Other Creditors" shall have the meaning provided in the recitals of this Agreement.

               "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.


                                     (H-21)

               "Patents" shall mean any United States patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States patent now or hereafter made by any Assignor.

               "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency in connection with the maintenance or operation of any Hotel Property.

               "Primary Obligations" shall have the meaning provided in Section 7.4(b) of this Agreement.

               "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

               "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Administrative Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

               "Representative shall have the meaning provided in Section 7.4(e) of this Agreement.

               "Required Secured Creditors" shall mean (i) the Required Banks (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Banks) under the Credit Agreement so long as any Credit Document Obligations remain outstanding and (ii) in any situation not covered by preceding clause
(i), the holders of a majority of the outstanding principal amount of the Other Obligations that are secured by this Agreement.

               "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

               "Secondary Obligations" shall have the meaning provided in
Section 7.4(b) of this Agreement.

               "Secured Creditors" shall have the meaning provided in the recitals of this Agreement.


                                     (H-22)

               "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents and, to the extent entitled to the benefits of this Agreement, the Interest Rate Protection Agreements and Other Hedging Agreements.

               "Termination Date" shall have the meaning provided in Section
10.8 of this Agreement.

               "Trade Secret Rights" shall have the meaning provided in Section
5.1 of this Agreement.


                                    ARTICLE X

                                  MISCELLANEOUS

               10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

               (a) if to any Assignor, at the chief executive office of such Assignor as set forth on Annex A hereto;

               (b)   if to the Collateral Administrative Agent, at:

                     The Bank of Nova Scotia
                     600 Peachtree Street, N.E.
                     Suite 2700
                     Atlanta, Georgia 30308
                     Attention:  Eudia Smith
                     Tel. No.:  (404) 877-1500
                     Fax. No.:  (404) 888-8998

                     with a copy to:

                     The Bank of Nova Scotia
                     San Francisco Agency
                     580 California Street, Suite 2100
                     San Francisco, CA  94104
                     Attention:  John Quick
                     Tel. No.:  (415) 986-1100
                     Fax. No.:  (415) 397-0791

               (c) if to any Bank Creditor, at such address as such Bank Creditor shall have specified in the Credit Agreement;

               (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Administrative Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

               10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each


                                     (H-23)

Assignor directly effected thereby and the Collateral Administrative Agent (with the written consent of the Required Secured Creditors); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or (y) if applicable, the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Banks and (y) with respect to the Other Obligations that are secured by this Agreement, the holders of at least a majority of all obligations outstanding from time to time under the respective Interest Rate Protection Agreements or Other Hedging Agreements.

               10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

               10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns (although no Assignor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Collateral Administrative Agent and the Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

               10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               10.6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

               10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Administrative Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

               10.8. Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Administrative Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the


                                     (H-24)
possession of the Collateral Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitments and, to the extent entitled to the benefits of this Agreement, all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note is outstanding (and all Loans have been repaid in full), all Letters of Credit have been terminated and all Obligations then owing have been paid in full.

               (b) In the event that any part of the Collateral is sold or otherwise disposed in connection with a sale or other disposition permitted by the Credit Agreement (other than a sale to any Assignor or a Subsidiary thereof) or otherwise released at the direction of the Required Secured Creditors and the proceeds of such sale or sales or such disposition or dispositions or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Administrative Agent, at the request and expense of the relevant Assignor, will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Administrative Agent and has not theretofore been released pursuant to this Agreement.

               (c) At any time that an Assignor desires that the Collateral Administrative Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Administrative Agent a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a) or
(b).

               10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Administrative Agent.

               10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               10.11. The Collateral Administrative Agent. The Collateral Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 12 of the Credit Agreement. The Collateral Administrative Agent shall act hereunder and thereunder on the terms and conditions set forth herein and in Section 12 of the Credit Agreement.

               10.12. Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

               10.13. Additional Assignors. It is understood and agreed that any Wholly-Owned Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Administrative Agent.


                                     (H-25)

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                            ASSIGNORS


                                            DOUBLETREE CORPORATION


                                            By
                                              -------------------------------
                                              Title:


                                            SAMANTHA HOTEL CORPORATION


                                            By
                                              -------------------------------
                                              Title:


                                            HARBOR HOTEL CORPORATION


                                            By
                                              -------------------------------
                                              Title:


                                            DOUBLETREE PARTNERS


                                            By
                                              -------------------------------
                                              Title:




                                     (H-26)

                                            INNCO CORPORATION


                                            By
                                              -------------------------------
                                            Title:


                                            DOUBLETREE HOTELS CORPORATION


                                            By
                                              -------------------------------
                                              Title:


                                            DT MANAGEMENT, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            ARIZONA DTM PASADENA, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM BURLINGAME, INC.


                                            By
                                              -------------------------------
                                              Title:


                                     (H-27)

                                            DTM CAMBRIDGE, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM PALM SPRINGS, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM WALNUT CREEK, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM COCONUT GROVE, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM NASHVILLE, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM SANTA CLARA, INC.


                                            By
                                              -------------------------------
                                              Title:

                                     (H-28)

                                            DTM VENTURA, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM ST. LOUIS, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM OKLAHOMA, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM TULSA, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DOUBLETREE OF PHOENIX, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            HOSCO CORPORATION


                                            By
                                              -------------------------------
                                              Title:


                                            DOUBLETREE HOTEL SYSTEMS, INC.


                                            By
                                              -------------------------------
                                              Title:




                                     (H-29)

                                            COMPRIS HOTEL CORPORATION


                                            By
                                              -------------------------------
                                              Title:


                                            DT REAL ESTATE, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTR PAH HOLDING, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTR CAMBRIDGE, INC.


                                            By
                                              -------------------------------
                                              Title:




                                     (H-30)

                                            DTR SONORAN HOLDING, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTM ATLANTIC CITY, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            DTR WEST MONTROSE, INC.


                                            By
                                              -------------------------------
                                              Title:


                                            RED LION HOTELS, INC.


                                            By
                                              -------------------------------
                                              Title:



Accepted and Agreed to:

THE BANK OF NOVA SCOTIA,
  as Collateral Administrative Agent


By:
   ----------------------------------
   Title:


                                     (H-31)

                                                                        ANNEX A
                                                                           to
                                                                        SECURITY
                                                                       AGREEMENT
                                                                       ---------



                       SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS



                                     (H-32)

                                                                        ANNEX B
                                                                           to
                                                                        SECURITY
                                                                       AGREEMENT
                                                                       ---------




                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

              Assignor                                    Location
              --------                                    --------



                                     (H-33)

                                                                       ANNEX C
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------


                     SCHEDULE OF TRADE AND FICTITIOUS NAMES




                                     (H-34)

                                                                       ANNEX D
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------




                                SCHEDULE OF MARKS




                                     (H-35)

                                                                       ANNEX E
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------




                               SCHEDULE OF PATENTS




                                     (H-36)

                                                                       ANNEX F
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------




                             SCHEDULE OF COPYRIGHTS



                                     (H-37)

                                                                       ANNEX G
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT
                                                                       ---------


                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS

         FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Assignor], a __________ [partnership] [corporation] ("the Assignor") with principal offices at ____________________________, hereby assigns and grants to The Bank of Nova Scotia, as Collateral Administrative Agent, with principal offices at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308 (the "Assignee"), a security interest in (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all of the Assignor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

         THIS ASSIGNMENT is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement among the Assignor, the other assignors from time to time party thereto and the Assignee, dated as November 8, 1996 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Assignment.

         This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the


                                     (H-38)

Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of _________, 199__.


                                    [NAME OF ASSIGNOR],
                                    Assignor


                                    By______________________________________
                                      Title:


                                    THE BANK OF NOVA SCOTIA,
                                    as Collateral Administrative Agent, Assignee


                                    By______________________________________
                                      Title:


                                     (H-39)

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


                  On this ____ day of _________, 199_, before me personally came ________ _________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said [partnership] [corporation] and that [s]he did so by authority of the [Executive Committee] [Board of Directors] of said [partnership] [corporation].



                                                     ___________________________
                                                             Notary Public


                                     (H-40)

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )


                  On this ____ day of _________, 199_, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows: that he is __________________ of The Bank of Nova Scotia that he is authorized to execute the foregoing Assignment on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.



                                                     ___________________________
                                                             Notary Public


                                     (H-41)

                                                                      SCHEDULE A



MARK                                REG. NO.                      REG. DATE
----                                --------                      ---------



                                     (H-42)

                                                                      SCHEDULE B




PATENT                       PATENT NO.                    ISSUE DATE
------                       ----------                    ----------


                                     (H-43)

                                                                       ANNEX H
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT


                         ASSIGNMENT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS


         WHEREAS, [Name of Assignor], a _______________ [corporation] [partnership] (the "Assignor"), having its chief executive office at ________________________, _______________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

         WHEREAS, THE BANK OF NOVA SCOTIA, as Collateral Administrative Agent, having its principal offices at 600 Peachtree Street, N.E., Suite 2700, Atlanta, Georgia 30308 (the "Assignee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

         WHEREAS, the Assignor is willing to assign to the Assignee, and to grant to the Assignee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of November 8, 1996, made by the Assignor, the other assignors from time to time party thereto and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby assigns to the Assignee, and grants to the Assignee a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

         This Assignment has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.


                                     (H-44)

                  Executed at New York, New York, the __ day of _________, 199_.

                                       [NAME OF ASSIGNOR], as Assignor


                                       By_______________________________________
                               Name:
                                        Title:


                                       THE BANK OF NOVA SCOTIA, as
                                       Collateral Administrative Agent, Assignee


                                       By_______________________________________
                               Name:
                                        Title:



                                     (H-45)

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )



         On this __ day of _________, 199_, before me personally came ___________ _______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Assignor], that [s]he is authorized to execute the foregoing Assignment on behalf of said [partnership] [corporation] and that [s]he did so by authority of the [Executive Committee] [Board of Directors] of said [partnership] [corporation].



                                                     ___________________________
                                                             Notary Public


                                     (H-46)

                                                                      SCHEDULE A



                                 U.S. COPYRIGHTS

REGISTRATION                PUBLICATION
  NUMBERS                      DATE                      COPYRIGHT TITLE
  -------                      ----                      ---------------


                                     (H-47)

                                                                       EXHIBIT I


                              SUBSIDIARIES GUARANTY


                  SUBSIDIARIES GUARANTY, dated as of November 8, 1996 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor," and together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


                  WHEREAS, Doubletree Corporation (the "Borrower"), the lenders from time to time party thereto (the "Banks"), Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger (the "Syndication Agent"), and The Bank of Nova Scotia, as Administrative Agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Credit Agreement, dated as of November 8, 1996 (as amended, modified, or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit, as contemplated therein (the Banks, the Syndication Agent, the Collateral Administrative Agent and the Administrative Agent are herein called the "Bank Creditors");

                  WHEREAS, the Borrower and one or more of its respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Banks or any affiliate thereof (each such Bank or affiliate, even if the respective Bank subsequently ceases to be a Bank under the Credit Agreement for any reason, together with such Bank's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

                  WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Subsidiary of the Borrower;

                  WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

                  WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans and the issuance of Letters of Credit under the Credit Agreement and the entering into of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;


                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

                  I. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Notes issued by, and the


                                      (I-1)

Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Bank Creditors under the Credit Agreement or any other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Documents (all such principal, interest, liabilities, indebtedness and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower or any other Subsidiary of the Borrower under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower or such Subsidiary with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

                  II. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower or any Subsidiary thereof upon the occurrence in respect of the Borrower or any such Subsidiary of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand, in legal tender of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

                  III. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower or any Subsidiary thereof whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever (other than the indefeasible satisfaction in full in cash of the Guaranteed Obligations), including, without limitation: (a) any direction as to application of payment by the Borrower or any Subsidiary thereof or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any Subsidiary thereof, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower or any Subsidiary thereof pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

                  IV. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any Subsidiary thereof, and a separate action or


                                      (I-2)
actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Borrower or any Subsidiary thereof and whether or not any other Guarantor, any other guarantor, the Borrower or any Subsidiary thereof be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. To the extent permitted by law, any payment by the Borrower or any Subsidiary thereof or other circumstance which operates to toll any statute of limitations as to the Borrower or any such Subsidiary shall operate to toll the statute of limitations as to each Guarantor.

                  V. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent, the Collateral Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Borrower or any Subsidiary thereof).

                  VI. Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

                  A. change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  B. take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  C. exercise or refrain from exercising any rights against the Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

                  D. release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower, any Subsidiary thereof or other obligors;

                  E. settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any Subsidiary thereof to creditors of the Borrower or such Subsidiary other than the Secured Creditors;

                  F. apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any Subsidiary thereof to the Secured Creditors regardless of what liabilities of the Borrower or such Subsidiary remain unpaid;

                  G. consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement

                                      (I-3)
         any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

                  H. act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower or any Subsidiary thereof to recover full indemnity for any payments made pursuant to this Guaranty; and/or

                  I. take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

                  VII. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or any Subsidiary thereof or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  VIII. Any indebtedness of the Borrower or any Subsidiary thereof now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower or such Subsidiary to the Secured Creditors, and such indebtedness of the Borrower or such Subsidiary to any Guarantor, if the Administrative Agent or the Collateral Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Borrower or such Subsidiary to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                  IX. A. Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Subsidiary thereof other than payment in full of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Administrative Agent or the other Secured


                                      (I-4)

Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against the Borrower or any Subsidiary thereof or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any Subsidiary thereof or any other party or any security.

                  B. Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each of its Subsidiary's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

                  (c) Each Guarantor understands, is aware and hereby acknowledges that to the extent the Guaranteed Obligations are secured by real property located in the State of California, such Guarantor shall be liable for the full amount of its liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing such Guarantor's or any Secured Creditors' right to proceed against the Borrower or any Subsidiary thereof. Each Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under Section 2809 of the California Civil Code purporting to reduce a guarantor's obligation in proportion to the principal obligation. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) all rights and benefits under Section 580a of the California Code of Civil Procedure purporting to limit the amount of any deficiency judgment which might be recoverable following the occurrence of a trustee's sale under a deed of trust and all rights and benefits under Section 580b of the California Code of Civil Procedure stating that no deficiency may be recovered on a real property purchase money obligation. Each Guarantor further understands, is aware and hereby acknowledges that if the Secured Creditors elect to nonjudicially foreclose on any real property security located in the State of California any right of subrogation of such Guarantor against the Secured Creditors may be impaired or extinguished and that as a result of such impairment or extinguishment of subrogation rights, such Guarantor will have a defense to a deficiency judgment arising out of the operation of (i) Section 580d of the California Code of Civil Procedure which states that no deficiency may be recovered on a note secured by a deed of trust on real property in case such real property is sold under the power of sale contained in such deed of trust, and (ii) related principles of estoppel. To the fullest extent permitted by law, each Guarantor waives all rights and benefits and any defense arising out of the operation of Section 580d of the California Code of Civil Procedure and related principles of estoppel, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or the Subsidiary thereof or any other party or any security. In addition, each Guarantor hereby waives, to the fullest extent permitted by applicable laws, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Section 726 of the California Code of Civil Procedure and all rights and benefits which might otherwise be available to such Guarantor under California Civil Code Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

                  (d) Each Guarantor hereby further waives (to the fullest extent permitted by applicable law): (i) all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (ii) such


                                      (I-5)

Guarantor's rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of the California Civil Code Sections 2787 to 2855, inclusive, including, without limitation, (x) any defenses such Guarantor may have to the Guaranteed Obligations by reason of an election of remedies by the Secured Creditors and (y) any rights or defenses such Guarantor may have by reason of protection afforded to the principal borrower with respect to the obligation so guaranteed pursuant to the antideficiency or other laws of the State of California limiting or discharging the borrower's indebtedness, including, without limitation, California Code of Civil Procedure Sections 580a, 580b, 580d or 726.

                  X. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Administrative Agent, in each case acting upon the instructions of the Required Banks (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Other Obligations) and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Administrative Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner or stockholder of any Guarantor (except to the extent such partner or stockholder is also a Guarantor hereunder).

                  XI. In order to induce the Banks to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements or Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

                  A. Such Guarantor (i) is a duly organized and validly existing corporation or partnership in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  B. Such Guarantor has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Document to which it is a party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of this Guaranty and each such other Document. Such Guarantor has duly executed and delivered this Guaranty and each other Document to which it is a party, and this Guaranty and each such other Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  C. Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality


                                      (I-6)

         (other than contraventions relating to an Acquisition Document which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect (x) on the Acquisition or the Transaction or (y) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation, by-laws or partnership agreement (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries (other than violations of immaterial partnership agreements existing on the Initial Borrowing Date by reason of the Acquisition).

                  D. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Document to which such Guarantor is a party.

                  E. There are no actions, suits or proceedings pending or, to the best knowledge of such Guarantor, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party or (ii) with respect to such Guarantor that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  XII. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitments and all Interest Rate Protection Agreements or Other Hedging Agreements and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

                  XIII. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of each Agent in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Secured Creditor).

                  XIV. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

                  XV. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either
(x) the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Bank) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding


                                      (I-7)

Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Document Obligations or
(y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Banks (or to the extent required by Section 13.12 of the Credit Agreement, each Bank) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection or Other Hedging Agreements.

                  XVI. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  XVII. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 17, no Secured Creditor shall exercise any such right of set-off without the prior written consent of the Agents or the Required Banks so long as the Guaranteed Obligations shall be secured by any real property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

                  XVIII. Each Guarantor hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

                  XIX. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Bank Creditor, as provided in the Credit Agreement, (ii)

                                      (I-8)
in the case of any Guarantor, at the chief executive office of such Guarantor as set forth in the Security Agreement and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  XX. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Subsidiary thereof), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower or any Subsidiary thereof, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  XXI. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause
(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (C) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


                                      (I-9)

                  XXII. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Banks (or all Banks if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

                  XXIII. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

                  XXIV. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

                  XXV. It is understood and agreed that any Wholly-Owned Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                  XXVI. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full and the Total Commitments have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Contribution Agreement against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 27: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net


                                     (I-10)

Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 27, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Banks.

                                      * * *


                                     (I-11)

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


                                            GUARANTORS

                                            SAMANTHA HOTEL CORPORATION


                                            By
                                            ----------------------------------
                                              Title:


                                            HARBOR HOTEL CORPORATION


                                            By
                                            ----------------------------------
                                              Title:


                                            DOUBLETREE PARTNERS


                                            By
                                            ----------------------------------
                                              Title:


                                            INNCO CORPORATION


                                            By
                                            ----------------------------------
                                              Title:


                                            DOUBLETREE HOTELS CORPORATION


                                            By
                                            ----------------------------------
                                              Title:



                                     (I-12)

                                             DT MANAGEMENT, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             ARIZONA DTM PASADENA, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM BURLINGAME, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM CAMBRIDGE, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM PALM SPRINGS, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM WALNUT CREEK, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                     (I-13)

                                             DTM COCONUT GROVE, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM NASHVILLE, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM SANTA CLARA, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM VENTURA, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM ST. LOUIS, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DTM OKLAHOMA, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                     (I-14)

                                             DTM TULSA, INC.


                                             By
                                               ---------------------------------
                                               Title:


                                             DOUBLETREE OF PHOENIX, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              HOSCO CORPORATION


                                              By
                                               ---------------------------------
                                                Title:


                                              DOUBLETREE HOTEL SYSTEMS, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              COMPRIS HOTEL CORPORATION


                                              By
                                               ---------------------------------
                                                Title:


                                              DT REAL ESTATE, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              DTR PAH HOLDING, INC.


                                              By
                                               ---------------------------------
                                                 Title:


                                     (I-15)

                                              DTR CAMBRIDGE, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              DTR SONORAN HOLDING, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              DTM ATLANTIC CITY, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              DTR WEST MONTROSE, INC.


                                              By
                                               ---------------------------------
                                                Title:


                                              RED LION HOTELS, INC.


                                              By
                                               ---------------------------------
                                                Title:



Accepted and Agreed to:

THE BANK OF NOVA SCOTIA,
  as Collateral Administrative Agent


By:__________________________________
   Title:


                                     (I-16)

                                                                       EXHIBIT J


                              SOLVENCY CERTIFICATE


                  I, the undersigned, the Chief Financial Officer of Doubletree Corporation (the "Borrower"), do hereby certify on behalf of the Borrower that:

                  1. This Certificate is furnished to the Agents and each of the Banks pursuant to Section 5.16(i) of the Credit Agreement, dated as of November 8, 1996, among the Borrower, the Banks party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Bank of Nova Scotia, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  2. For purposes of this Certificate, the terms below shall have the following definitions:

         (a)      "Fair Value"

                  The amount at which the assets, in their entirety, of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

         (b)      "Present Fair Salable Value"

                  The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) are sold with reasonable promptness under normal selling conditions in a current market.

         (c)      "New Financing"

                  The Indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrower of the Revolving Loan Commitments under the Credit Agreement) and the other Documents and all other financings contemplated by the Documents, in each case after giving effect to the Transaction and the incurrence of all financings contemplated therewith.

         (d)      "Stated Liabilities"

                  The recorded liabilities (including contingent liabilities) that would be recorded in accordance with generally accepted accounting principles ("GAAP") of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), in each case, at November __, 1996 after giving effect to the Transaction, determined in accordance with GAAP consistently applied, together with, (i) the net change in long-term debt (including current maturities) between December 31, 1995 and the date hereof and (ii) without duplication, the amount of all New Financing.

         (e)      "Identified Contingent Liabilities"


                                      (J-1)

                  The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) after giving effect to the Transaction (exclusive of such contingent liabilities to the extent reflected in Stated Liabilities).

         (f) "Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature"

                  For the period from the date hereof through the Tranche B Term Loan Maturity Date, each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

         (g)      "Does not have Unreasonably Small Capital"

                  For the period from the date hereof through the Tranche B Term Loan Maturity Date, each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), after consummation of the Transaction and all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

                  3. For purposes of this Certificate, I, or other officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

         (a) I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 7.05(a) of the Credit Agreement.

         (b) I have made inquiries of certain officials of the Borrower and its Subsidiaries, who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Borrower and its Subsidiaries and (ii) whether the unaudited pro forma consolidated financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements as at December 31, 1995.

         (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Documents, and the respective Schedules and Exhibits thereto.

         (d)      With respect to Identified Contingent Liabilities, I:

                  1. inquired of certain officials of the Borrower and its Subsidiaries, who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities known to them;

                  2. confirmed with officers of the Borrower and its Subsidiaries, that, to the best of such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or the listing of Identified Contingent Liabilities and that (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and


                                      (J-2)

         (e) I have examined the Projections which have been delivered to the Banks and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable and the Projections support the conclusions contained in paragraph 4 below.

         (f) I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis), after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

                  4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the Transaction and the related financing transactions (including the incurrence of the New Financing), it is my informed opinion that (i) the Fair Value and Present Fair Salable Value of the assets of each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) exceed its Stated Liabilities and Identified Contingent Liabilities; (ii) each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) does not have Unreasonably Small Capital; and (iii) each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.


               IN WITNESS WHEREOF, I have hereto set my hand this 8th day of November, 1996.

                                         DOUBLETREE CORPORATION



                                         By ____________________________________
                                            Name:
                                            Title:  Chief Financial Officer


                                      (J-3)

                                                                       EXHIBIT K


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                         DATE: ________ __, 19__


                  Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I, including, without limitation, [(x) in the case of any assignment of all or any portion of the Total Term Loan Commitment, all rights and obligations with respect to the Assigned Share of such Total Term Loan Commitment,]1 (y) in the case of any assignment of all or any portion of the Assignor's outstanding Tranche A Term Loans and/or Tranche B Term Loans, all rights and obligations with respect to the Assigned Share of such outstanding Tranche A Term Loans and/or Tranche B Term Loans and (z) in the case of any assignment of all or any portion of the Assignor's Revolving Loan Commitment, all rights and obligations with respect to the Assigned Share of the Total Revolving Loan Commitment and all outstanding Revolving Loans, Swingline Loans and Letters of Credit.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agents on its behalf and to exercise such powers under the Credit

-----------------------------
         (1) Delete bracketed language in Assignment and Assumption Agreements executed after the termination of the Total Term Loan Commitment.


                                      (K-1)

Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Syndication Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (v) attaches the forms and/or Certificate set forth in the penultimate sentence of section 13.04(b) of the Credit Agreement.(2)

                  4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, to the extent required by the Credit Agreement, the receipt of the consent of each Agent and the Borrower, receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

                  5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

                  6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Commission (if applicable) on the Assigned Share of the respective Commitments at the rate specified in Item 7 of Annex I and (z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

                  7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

-------------------------
(2) If the Assignee is organized under the laws of a jurisdiction outside the United States.


                                      (K-2)

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.


                                      [NAME OF ASSIGNOR],
                                      as Assignor


                                      By____________________________
                                                  Title:


                                      [NAME OF ASSIGNEE],
                                      as Assignee


                                      By____________________________
                                                  Title:

[Acknowledged and Agreed:

MORGAN STANLEY SENIOR
  FUNDING, INC., as Syndication Agent and as Arranger


By____________________________
     Title:


THE BANK OF NOVA SCOTIA, as Administrative Agent


By____________________________
     Title:

DOUBLETREE CORPORATION


By____________________________
     Title:](3)



---------------------
(3) The consent of each Agent and the Borrower is required for assignments made as (and to the extent) provided in Section 13.04(b)(y) of the Credit Agreement.


                                      (K-3)

                                                                         ANNEX I

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.       The Borrower:     Doubletree Corporation.


2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of November 8, 1996, among Doubletree Corporation, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Bank of Nova Scotia, as Administrative Agent.

3.       Date of Assignment Agreement:

4.       Amounts (as of date of item #3 above):

                            [Total           [Total           [Outstanding      [Outstanding
                            Tranche          Tranche          Principal         Principal           Revolving
                            A Term Loan      B Term Loan      of A Term         of B Term              Loan
                            Commitment]      Commitment]      Loans]            Loans]            Commitment
                            -----------      -----------      ------            ------            ----------
a.      Aggregate
        Amount for
         all Banks          $_______         $_______         $________         $________         $________


b.      Assigned Share       _______%         _______%         ________%         ________%         ________%



c.      Amount of
        Assigned Share      $_______(4)      $_______(5)      $_______(6)       $________(7)      $________

5.      Settlement Date:

6.      Rate of Interest
        to the Assignee:      As set forth in Section 1.08 of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee).(8)

7.      Term Loan Commitment
        Commission to the
---------------------------------
(4) Insert for assignments made before the termination of the Total Tranche A Term Loan Commitment.

(5) Insert for assignments made before the Initial Borrowing Date.

(6) Insert for assignments made after the Initial Borrowing Date.

(7) Insert for assignments made after the Initial Borrowing Date.

(8) Each of the Borrowers and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of interest to the Assignee at the rate set forth in
Section 1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.


                                      (K-4)

        Assignee;             As set forth in Section 3.01(a) of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee).(9)

8.      Revolving Loan
        Commitment
        Commission to
        the Assignee:         As set forth in Section 3.01(b) of the Credit
                              Agreement; (unless otherwise agreed to by the Assignor and the Assignee).(10)

9.      Letter of Credit
        Fee to the
        Assignee:             As set forth in Section 3.01(c) of the Credit
                              Agreement (unless otherwise agreed to by the Assignor and the Assignee).(11)

10.     Notice:

                                        ASSIGNEE:

                                        __________________
                                        __________________
                                        __________________
                                        __________________
                                        Attention:
                                        Telephone:
                                        Telecopier:
                                        Reference:

--------------------------
(9) Insert "Not Applicable" in lieu of text if no portion of the Total Term Loan Commitment is being assigned or for assignments made after the termination of the Total Term Loan Commitment. The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Term Loan Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Term Loan Commitment Commission through payment by the Assignee to the Assignor.

(10) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Revolving Loan Commitment Commission to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Revolving Loan Commitment Commission through payment by the Assignee to the Assignor.

(11) Insert "Not Applicable" in lieu of text if no portion of the Total Revolving Loan Commitment is being assigned. The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(c) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.


                                      (K-5)

        Payment Instructions:

                                        ASSIGNEE:

                                        __________________
                                        __________________
                                        __________________
                                        __________________
                                        Attention:
                                        Reference:


                                      (K-6)

Accepted and Agreed:

[NAME OF ASSIGNEE]
                               [NAME OF ASSIGNOR]


By________________________
      By__________________________

--------------------------------------------------------------------------------
        __________________________
   (Print Name and Title)
                               (Print Name and Title)


                                      (K-7)

                                                                       EXHIBIT L



                                INTERCOMPANY NOTE


                                                              New York, New York
                                                                          [Date]


                              FOR VALUE RECEIVED, [NAME OF PAYOR] (the "Payor"),
hereby promises to pay on demand to the order of _____________ or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

                              The Payor promises also to pay interest on the
unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

                              Upon the commencement of any bankruptcy,
reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due the payable without presentment, demand, protest or notice of any kind in connection with this Note.

                              This Note evidences certain permitted intercompany
Indebtedness referred to in the Credit Agreement, dated as of November 8, 1996, among Doubletree Corporation, the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Syndication Agent and as Arranger, and The Bank of Nova Scotia, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"), and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Collateral Administrative Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note.

                              The Payee is hereby authorized to record all loans
and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                              All payments under this Note shall be made without
offset, counterclaim or deduction of any kind.


                                      (L-1)

                              THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH
AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          [NAME OF PAYOR]


                                          By___________________________________
                                             Title:


[NAME OF PAYEE]



By____________________________
   Title:



Pay to the order of



______________________________


                                      (L-2)

                                   SCHEDULE I
                               To Credit Agreement
                                   Commitments


                                           Tranche A        Tranche B
                                           Term Loan        Term Loan          Revolving Loan
Bank                                       Commitment       Commitment           Commitment
----                                       ----------       ----------           ----------
Morgan Stanley                         $   21,628,559.12    $55,000,000       $   5,971,440.89
Senior Funding, Inc.

The Bank of Nova Scotia                $   21,628,559.13    $ 9,000,000       $   5,971,440.90

Allied Irish Bank plc acting
through its Cayman Island Branch       $    2,163,565.56    $ 7,836,434.44    $              0

Allstate Life Insurance Company        $               0    $ 5,000,000       $              0

Bankers Trust Company                  $   10,579,186.50    $         0       $   2,920,813.50

Bank of Hawaii                         $    9,795,543.06    $         0       $   2,704,456.95

The Bank of New York                   $    9,795,543.06    $         0       $   2,704,456.95

Banque Nationale de Paris              $    9,403,721.34    $         0       $   2,596,278.67

CHL High Yield Loan Portfolio          $            0       $ 9,000,000       $              0
(a unit of Chase Manhattan Bank)


                                    (1 of 6)


                                           Tranche A        Tranche B
                                           Term Loan        Term Loan          Revolving Loan
Bank                                       Commitment       Commitment           Commitment
----                                       ----------       ----------           ----------

Chang Hwa Commercial Bank, Ltd.,        $   9,795,543.06    $         0       $   2,704,456.95
New York Branch

CIBC Inc.                               $  12,146,473.38    $         0       $   3,353,526.61

Citibank, N.A                           $              0    $ 5,000,000       $           0


Credit Lyonnais New York Branch         $  12,146,473.38    $         0       $   3,353,526.61

Crescent/Mach I Partners, L.P.
by TCW Asset Management Company
its Investment Manager                  $              0    $ 5,000,000       $              0

DLJ Capital Funding, Inc.               $   3,918,217.22    $         0       $   1,081,782.78

Dresdner Bank AG, New York
Branch and Grand Cayman Branch          $  10,579,186.50    $         0       $   2,920,813.50

First Hawaiian Bank                     $   9,403,721.34    $         0       $   2,596,278.67

The First National Bank of Boston       $   7,836,434.44    $         0       $   2,163,565.56

First Union National Bank of            $  12,146,473.38    $         0       $   3,353,526.61

North Carolina

                                    (2 of 6)

                                            Tranche A        Tranche B
                                            Term Loan        Term Loan        Revolving Loan
Bank                                        Commitment       Commitment         Commitment
----                                        ----------       ----------         ----------
The Fuji Bank Limited,
Los Angeles Agency                      $   9,795,543.06    $         0       $   2,704,456.95

GiroCredit Bank Ag Der Sparkassen,
Grand Cayman Island Branch              $   7,836,434.44    $         0       $   2,163,565.56

Hibernia National Bank                  $   9,403,721.34    $         0       $   2,596,278.67

Imperial Bank                           $   9,403,721.34    $         0       $   2,596,278.67

The Industrial Bank of Japan,
Limited, Los Angeles Agency             $   9,795,543.06    $         0       $   2,704,456.95

ING Capital Advisors, Inc., as
agent for bank syndication account      $              0    $ 5,000,000       $              0

Key Bank of Colorado                    $   9,795,543.06    $         0       $   2,704,456.95

KZH Holding Corporation                 $              0    $ 5,000,000       $              0

The Long-Term Credit Bank of
Japan, Ltd., Los Angeles Agency         $  10,579,186.50    $         0       $   2,920,813.50

Marine Midland Bank                     $   9,403,721.34    $         0       $   2,596,278.67


                                    (3 of 6)

                                           Tranche A        Tranche B
                                           Term Loan        Term Loan         Revolving Loan
Bank                                       Commitment       Commitment          Commitment
----                                       ----------       ----------          ----------
Massachusetts Mutual Life
Insurance Company                     $               0    $11,000,000       $              0

Mellon Bank, N.A                      $    9,795,543.06    $         0       $   2,704,456.95

Merrill Lynch Senior Floating
Rate Fund, Inc.                       $               0    $ 6,000,000       $              0

The Mitsubishi Trust and
Banking Corporation                   $   10,579,186.50    $         0       $   2,920,813.50

Mitsui Leasing (U.S.A.) Inc.          $    9,403,721.34    $         0       $   2,596,278.67

NationsBank of Texas, N.A             $    9,795,543.06    $         0       $   2,704,456.95

The Nippon Credit Bank, Ltd.,
Los Angeles Agency                    $   10,579,186.50    $         0       $   2,920,813.50

Northern Life Insurance Company       $               0    $ 5,000,000       $              0
Oak Hill Securities Fund, L.P.        $               0    $ 9,000,000       $              0

ORIX USA Corporation                  $               0    $ 5,000,000       $              0


                                    (4 of 6)

                                           Tranche A         Tranche B
                                           Term Loan         Term Loan          Revolving Loan
Bank                                       Commitment        Commitment           Commitment
----                                       ----------        ----------           ----------
PPM America, Inc., as attorney-
in-fact on behalf of Jackson
National Life Insurance Company           $            0     $8,000,000        $              0

Prime Income Trust                        $            0     $7,000,000        $              0

Protective Life Insurance Company         $            0     $9,000,000        $              0

The Royal Bank of Scotland plc            $ 9,403,721.34     $        0        $   2,596,278.67

The Sakura Bank, Limited                  $ 9,403,721.34     $        0        $   2,596,278.67

The Sanwa Bank, Limited                   $ 9,403,721.34     $        0        $   2,596,278.67

Societe Generale                          $12,146,473.38     $        0        $   3,353,526.61

Southern Pacific Thrift &
Loan Association                          $ 9,403,721.34     $        0        $   2,596,278.67

The Toyo Trust & Banking Co., Ltd,
  Los Angeles Agency                      $ 9,795,543.06     $        0        $   2,704,456.95

The Travelers Insurance Company           $ 7,836,434.44     $5,000,000        $   2,163,565.56

Wells Fargo Bank, N.A                     $            0     $8,000,000        $              0


                                    (5 of 6)

                     Tranche A        Tranche B
                     Term Loan        Term Loan         Revolving Loan
Bank                 Commitment       Commitment          Commitment
----                 ----------       ----------          ----------
                    ------------     ------------        ------------
         TOTAL:     $362,200,000     $171,000,000        $100,000,000


                                    (6 of 6)

                                   SCHEDULE II
                               To Credit Agreement
                                 Bank Addresses



Morgan Stanley Senior                 1585 Broadway
Funding, Inc.                         New York, NY  10036
                                      Attn: Michael McLaughlin
                                      Tel: (212) 761-4000
                                      Fax: (212) 761-0587

The Bank of Nova Scotia               600 Peachtree Street, N.E.
                                      Suite 2700
                                      Atlanta, GA  30308
                                      Attn: Eudia Smith
                                      Tel: (404) 877-1500
                                      Fax: (404) 888-8998

                                      with a copy to:

                                      San Francisco Agency
                                      580 California Street,
                                      Suite 2100
                                      San Francisco, CA  94104
                                      Attn: John Quick
                                      Tel: (415) 986-1100
                                      Fax: (415) 397-0791

Allied Irish Banks plc,               405 Park Avenue
acting through its Cayman             New York, NY  10022
Island Branch                         Attn:  William Murray
                                      Tel: (212) 339-8021
                                      Fax: (212) 339-8007




AllState Life Insurance               3075 Sanders Road, Suite
Company                               G3A
                                      Northbrook, IL  60062-7127
                                      Attn:  Chris Guergen
                                      Tel: (847) 402-3095
                                      Fax: (847) 402-3092


                                    (1 of 9)

Bankers Trust Company                 One Bankers Trust Plaza
                                      New York, NY  10006
                                      Attn:  Anthony LoGrippo
                                      Tel: (212) 250-4886
                                      Fax: (212) 250-7218


Bank of Hawaii                        1850 North Central Avenue,
                                      Suite 400
                                      Phoenix, AZ  85004
                                      Attn:  Joseph Donalson
                                      Tel: (602) 257-2432
                                      Fax: (602) 257-2235


The Bank of New York                  10990 Wilshire Boulevard,
                                      Suite 1125
                                      Los Angeles, CA  90024
                                      Attn:  Craig Rethmeyer
                                      Tel: (310) 996-8650
                                      Fax: (310) 996-8667


Banque Nationale de Paris             725 South Figueroa Street,
                                      20th FL
                                      Los Angeles, CA 90017
                                      Attn:  Margaret Mudd
                                      Tel: (213) 688-6436
                                      Fax: (213) 488-9120


CHL High Yield Loan                   380 Madison Avenue
Portfolio (a unit of Chase            New York, NY  10017
Manhattan Bank)                       Attn:  Jim Ferguson
                                      Tel: (212) 622-3070
                                      Fax: (212) 622-3797


Chang Hwa Commercial Bank,            One World Trade Center
Ltd., New York Branch                 Suite 3211, 32nd Floor
                                      New York, NY  10048
                                      Attn:  Teddy Mou
                                      Tel: (212) 390-7040
                                      Fax: (212) 390-0120


                                    (2 of 9)

CIBC Inc.                                         350 South Grand Avenue,
                                                  Suite 2600
                                                  Los Angeles, CA  90071
                                                  Attn:  Paul Chakmak
                                                  Tel: (213) 617-6226
                                                  Fax: (213) 346-0157

Citibank, N.A.                                    399 Park Avenue
                                                  New York, NY  10043
                                                  Attn:  Ken Ostmann
                                                  Tel: (212) 559-0378
                                                  Fax: (212) 793-1871

Credit Lyonnais New York                          1301 Avenue of Americas
Branch                                            New York, NY  10019-6022
                                                  Attn:  Joseph Asciolla
                                                  Tel: (212) 261-7834
                                                  Fax: (212) 261-7890

Crescent/Mach I Partners,                         200 Park Avenue, Suite 220
L.P., by TCW Asset                                New York, NY 10166
Management Company its                            Attn:  Justin Driscole
Investment Manager                                Tel: (212) 297-4137
                                                  Fax: (212) 297-4159

DLJ Capital Funding, Inc.                         c/o Donaldson Lufkin &
                                                  Jenrette
                                                  277 Park Avenue, 9th FL
                                                  New York, N.Y.  10172
                                                  Attn:  Steve Hickey
                                                  Tel: (212) 892-2403
                                                  Fax: (212) 892-5286

Dresdner Bank AG, New York                        233 South Grand Avenue
Branch and Grand Cayman                           Suite 1700
Branch                                            Los Angeles, CA  90071
                                                  Attn:  Sid Jordan
                                                  Tel: (213) 473-5420
                                                  Fax: (213) 473-5450

                                    (3 of 9)

First Union National Bank                         301 South College Street,
of North Carolina                                 DC-5
                                                  Charlotte, NC  28288-0737
                                                  Attn:  Jorge Gonzalez
                                                  Tel: (704) 383-8461
                                                  Fax: (704) 374-3300

First Hawaiian Bank                               999 Bishop Street, 11th FL
                                                  Honolulu, HI 96813
                                                  Attn:  Robert Wheeler
                                                  Tel: (808) 525-6367
                                                  Fax: (808) 525-6372

The First National Bank of                        100 Federal Street
Boston                                            Boston, MA  02110
                                                  Attn: Timothy Barns
                                                  Tel: (617) 434-7976
                                                  Fax: (617) 434-4929

The Fuji Bank Limited, Los                        333 South Hope Street, 39th
Angeles Agency                                    FL
                                                  Los Angeles, CA 900071
                                                  Attn:  Ching Lim
                                                  Tel: (213) 253-4179
                                                  Fax: (213) 253-4198

Girocredit Bank AG Der                            Park Avenue Tower
Sparkassen, Grand Cayman                          65 East 55th Street, 29th
Island Branch                                     Floor
                                                  New York, NY  10022
                                                  Attn:  John Redding
                                                  Tel: (212) 909-0624
                                                  Fax: (212) 644-0644

Hibernia National Bank                            313 Carondelet Street, 12th
                                                  FL
                                                  New Orleans, LA  70130
                                                  Attn:  Troy Villafara
                                                  Tel: (504) 533-5490
                                                  Fax: (504) 533-5344

                                    (4 of 9)

The Industrial Bank of                            350 South Grand Avenue,
Japan, Limited, Los Angeles                       Suite 1500
Agency                                            Los Angeles, CA  90071
                                                  Attn:  Mr. Sugano
                                                  Tel: (213) 893-6436
                                                  Fax: (213) 488-9840

Imperial Bank                                     P.O. Box 92991
                                                  Los Angeles, CA  90090
                                                  Attn:  Ray Valdama
                                                  Tel: (310) 417-5710
                                                  Fax: (310) 338-2612/2611

ING Capital Advisors, Inc.,                       333 South Grand Avenue
as agent for bank                                 Suite 400
syndication account                               Los Angeles, CA  90071
                                                  Attn:  Kathleen Lenarcic
                                                  Tel: (213) 621-9063
                                                  Fax: (213) 626-6552

KZH Holding Corporation                           c/o The Chase Manhattan
                                                  Bank
                                                  450 West 33rd Street, 15th
                                                  Floor
                                                  New York, NY  10001
                                                  Attn: Robert Goodwin
                                                  Tel: (212) 946-7544
                                                  Fax: (212) 946-7776

Key Bank of Colorado                              3600 S. Yosemite Street
                                                  4th Floor
                                                  Denver, CO  80237
                                                  Attn: Mark Sunderland
                                                  Tel: (303) 804-8376
                                                  Fax: (303) 741-3958

The Long-Term Credit Bank                         350 South Grand Avenue
of Japan, Ltd., Los Angeles                       Suite 3000
Agency                                            Los Angeles, CA  90071
                                                  Attn:  Bryan Read
                                                  Tel: (213) 689-6314
                                                  Fax: (213) 622-6908

                                    (5 of 9)

Massachusetts Mutual Life                         1295 State Street, Mail
Insurance  Company                                Suite F457
                                                  Springfield, MA  01111
                                                  Attn: John Wheeler
                                                  Tel: (413) 744-6228
                                                  Fax: (413) 744-6127

Mellon Bank, N.A.                                 300 South Grand Avenue
                                                  Suite 3800
                                                  Los Angeles, CA  90071
                                                  Attn:  Mack Clapp
                                                  Tel: (213) 680-7351
                                                  Fax: (213) 626-3745

Merrill Lynch Senior                              800 Scudders Mill Road
Floating Rate Fund, Inc.                          Plainsboro, NJ  08536
                                                  Attn:  Gilles Marchand
                                                  Tel: (609) 282-2000
                                                  Fax: (609) 282-2756

Marine Midland Bank                               c/o HSBC-Midland
                                                  140 Broadway, 5th FL
                                                  New York, NY 10005
                                                  Attn:  Karen Wold
                                                  Tel: (212) 658-2748
                                                  Fax: (212) 658-2586

The Mitsubishi Trust and                          520 Madison Avenue
Banking  Corporation                              New York, NY  10022
                                                  Attn:  Susan LeFevre
                                                  Tel: (212) 891-8243
                                                  Fax: (212) 644-6825

Mitsui Leasing (U.S.A.)                           200 Park Avenue, Suite 3214
Inc.                                              New York, NY  10166
                                                  Attn:  Jerry Parisi
                                                  Tel: (212) 883-3061
                                                  Fax: (212) 490-1684

                                    (6 of 9)

NationsBank of Texas, N.A.                        901 Main Street, 67th Floor
                                                  Dallas, TX 75202
                                                  Attn:  Kimberly Knop
                                                  Tel: (214) 508-3363
                                                  Fax: (214) 508-0980

The Nippon Credit Bank,                           550 South Hope Street,
Ltd.,                                             Suite 2500
Los Angeles Agency                                Los Angeles, CA  90071
                                                  Attn: Julien Michaels
                                                  Tel: (213) 243-5720
                                                  Fax: (213) 892-0111

Northern Life Insurance                           c/o Reliastar Investment
Company                                           Research
                                                  100 Washington Avenue South
                                                  Suite 800
                                                  Minneapolis, MN  55401
                                                  Attn:  Jim Tobin
                                                  Tel: (612) 342-3204
                                                  Fax: (612) 372-5368

Oak Hill Securities Fund,                         65 East 55th Street
L.P.                                              New York, NY  10022
                                                  Attn:  Scott Krase
                                                  Tel: (212) 326-1500
                                                  Fax: (212) 593-3596

ORIX USA Corporation                              780 Third Avenue, 48th
                                                  Floor
                                                  New York, NY  10017
                                                  Attn:  Hiroyuki Miyauchi
                                                  Tel: (212) 418-8300
                                                  Fax: (212) 418-8308

PPM America, Inc. as                              225 West Wacker, Suite 1200
attorney-in-fact on behalf                        Chicago, IL  60606
of Jackson National Life                          Attn:  Michael DiRe
Insurance Company                                 Tel: (312) 634-2509
                                                  Fax: (312) 634-0054

                                    (7 of 9)

Prime Income Trust                                c/o Dean Witter
                                                  Intercapital, Inc.
                                                  2 World Trade Center, 72nd
                                                  Floor
                                                  New York, NY  10048
                                                  Attn:  Peter Gewirtz
                                                  Tel: (212) 392-9034
                                                  Fax: (212) 392-5345

Protective Life Insurance                         1150 Two Galleria Tower
Company                                           13455 Noel Road  LB #45
                                                  Dallas, TX  75240
                                                  Attn:  James Dondero
                                                  Tel: (972) 233-4300
                                                  Fax: (972) 233-4343

The Royal Bank of Scotland                        88 Pine Street
plc                                               Wall Street Plaza, 26th
                                                  Floor
                                                  New York, NY  10005
                                                  Attn:  Shona Pryor/Derek
                                                  Bonnar
                                                  Tel: (212) 269-1718
                                                  Fax: (212) 480-0791

The Sakura Bank, Limited                          515 South Figueroa Street,
                                                  Suite 400
                                                  Los Angeles, CA 90071
                                                  Attn:  Mike Ross
                                                  Tel: (213) 489-6756
                                                  Fax: (213) 623-8692

The Sanwa Bank, Limited                           601 South Figueroa Street
                                                  (W5-4)
                                                  Los Angeles, CA 90017
                                                  Attn:  Steven Yamada
                                                  Tel: (213) 896-7547
                                                  Fax: (213) 896-7467

                                    (8 of 9)

Societe Generale                                  1221 Avenue of the Americas
                                                  New York, NY  10020
                                                  Attn:  Catherine Scaillier-
                                                  Loiseau
                                                  Tel: (212) 278-6469
                                                  Fax: (212) 278-6178

Southern Pacific Thrift &                         12300 Wilshire Boulevard
Loan                                              Los Angeles, CA  90025
Association                                       Attn:  Chris Kelleher
                                                  Tel: (310) 442-3351
                                                  Fax: (310) 207-4067

The Toyo Trust & Banking                          444 South Flower Street,
Co., Ltd., Los Angeles                            Suite 1550
Agency                                            Los Angeles, CA 90071
                                                  Attn:  Jeffrey King
                                                  Tel: (213) 236-1527
                                                  Fax: (213) 624-5874

The Travelers Insurance                           One Tower Square
Company                                           Hartford, CT  06183-2030
                                                  Attn:  Teresa M. Torrey
                                                  Tel: (860) 277-5952
                                                  Fax: (860) 954-5243

Wells Fargo Bank, N.A.                            555 Montgomery Street, 17th
                                                  Floor
                                                  San Francisco, CA  94111
                                                  Attn:  Sean Flannery
                                                  Tel: (415) 396-6764
                                                  Fax: (415) 788-9421

                                    (9 of 9)

================================================================================
                                  SCHEDULE III
                               To Credit Agreement
                        Real Property -- Owned and Leased
================================================================================
                                 RED LION GROUP
--------------------------------------------------------------------------------
                                OWNED PROPERTIES
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
               OWNER                                    PROPERTY                             MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Eureka, CA                                     Yes
                                    1929 Fourth Street
                                    Eureka, CA  95501
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Modesto, CA                                    Yes
                                    1150 Ninth Street
                                    Modesto, CA  95354
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Redding                                        Yes
                                    1830 Hilltop Drive
                                    Redding, CA  96002
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- San Jose                                       Yes
                                    2050 Gateway Place
                                    San Jose, CA  95110
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Bend South                                     Yes
                                    849 NE Third Street
                                    Bend South, OR  97701
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Portland/Jantzen Beach                         Yes
                                    909 North Hayden Island Drive
                                    Portland/Jantzen Beach, OR  97217
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Klamath Falls                                  Yes
                                    3612 South Sixth Street
                                    Klamath Falls, OR  97603
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Portland/Columbia River                        Yes
                                    1401 North Hayden Island Drive
                                    Portland/Columbia, OR  97217
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Houston                                        Yes
                                    2525 West Loop South
                                    Houston, TX  77027
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- San Antonio                                    Yes
                                    37 NE Loop 410
                                    San Antonio, TX  78218
-----------------------------------------------------------------------------------------------------------------------

                                   (1 of 10)

-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Port Angeles                                   Yes
                                    221 North Lincoln Street
                                    Port Angeles, WA  98362
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Bellevue                                       Yes
                                    300 112th Avenue SE
                                    Bellevue, WA  98004
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Yakima                                         Yes
                                    1507 North First Street
                                    Yakima, WA  98901
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Pasco                                          Yes
                                    2525 North 20th Street
                                    Pasco, WA  99301
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Aberdeen                                       Yes
                                    521 West Wishah Street
                                    Aberdeen, WA  98520
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Corporate Headquarters                                  Yes
                                    4001 Main Street
                                    Vancouver, WA  98663
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Astro Gas Station                                                No
                                    Vancouver, WA
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotels -- Austin                                        No
                                    6121 I-35 North
                                    Austin, TX  78752
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Excess Land                                                      No
                                    Portland/Jantzen Beach, OR
-----------------------------------------------------------------------------------------------------------------------
Red Lion Properties, Inc.           Red Lion Hotel -- Richland (Hanford House)                       No
                                    802 George Washington Way
                                    Richland, WA  99352
-----------------------------------------------------------------------------------------------------------------------
Red Lion Properties, Inc.           Red Lion Hotel -- Kalispell                                      No
                                    1330 Highway Southwest
                                    Kalispell, MT  59901
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   LEASED PROPERTIES
-----------------------------------------------------------------------------------------------------------------------
              TENANT                                    PROPERTY                             MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Rohnert/Sonoma City                            Yes
                                    1 Red Lion Drive
                                    Rohnert Park, CA  94928
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Sacramento Inn                                 Yes
                                    2000 One Point West Way
                                    Sacramento, CA  95815
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- San Diego                                      Yes
                                    7450 Hazard Center Drive
                                    San Diego, CA  92108
-----------------------------------------------------------------------------------------------------------------------

                                   (2 of 10)

-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Durango                                        Yes
                                    501 Camino Delrio
                                    Durango, CO  81301
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Boise Downtown                                 Yes
                                    2900 Shinden Boulevard
                                    Boise, ID  83714
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Missoula                                       Yes
                                    700 West Broadway
                                    Missoula, MT  59802
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Medford                                        Yes
                                    200 North Riverside Street
                                    Medford, OR  97501
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Eugene                                         Yes
                                    205 Coburg Road
                                    Eugene, OR  97401
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Pendleton                                      Yes
                                    304 SE Nye Avenue
                                    Pendleton, OR  97801
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Astoria                                        Yes
                                    400 Industry Street
                                    Astoria, OR  97103
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Bend North                                     Yes
                                    1415 Third Street
                                    Bend North, OR  97701
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Coos Bay                                       Yes
                                    1313 North Bayshore Street
                                    Coos Bay, OR  97420
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Salt Lake City                                 Yes
                                    255 West Temple Street
                                    Salt Lake City, UT  84101
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Seattle (Airport)                              Yes
                                    18740 Pacific Highway South
                                    Seattle, WA  98188
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Kelso                                          Yes
                                    510 Kelso Drive
                                    Kelso, WA  98626
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Vancouver                                      Yes
                                    100 Columbia Street
                                    Vancouver, WA  98660
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Red Lion Hotel -- Wenatchee                                      Yes
                                    1225 North Wenatchee Avenue
                                    Wenatchee, WA  98801
-----------------------------------------------------------------------------------------------------------------------

                                   (3 of 10)

-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Pizza Pub                                                        No
                                    Portland Airport
                                    Portland, OR
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Reds Restaurant and Theme Bar                                    No
                                    Portland Airport
                                    Portland, OR
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Park Plaza One Office Building                                   No
                                    Vancouver, WA
-----------------------------------------------------------------------------------------------------------------------
Red Lion Hotels, Inc.               Stonemill Office Park                                            No
                                    Vancouver, WA
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                DOUBLETREE GROUP
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   OWNED PROPERTIES
-----------------------------------------------------------------------------------------------------------------------
               OWNER                                    PROPERTY                             MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------------------------------
DTM Burlingame, Inc.                Doubletree Guest Suites Hotel                                    Yes
                                    28100 Franklin Road
                                    Southfield, MI  48034
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   LEASED PROPERTIES
-----------------------------------------------------------------------------------------------------------------------
              TENANT                                    PROPERTY                             MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------------------------------
DTR Boston Heights, Inc.            Doubletree Hotel at Coconut Grove                                No
                                    2649 S. Bayshore Drive
                                    Miami, FL  33133
-----------------------------------------------------------------------------------------------------------------------
DTR Houston, Inc.                   Doubletree Hotel Tysons Corner                                   No
                                    7801 Leesburg Pike
                                    Falls Church, VA  22043
-----------------------------------------------------------------------------------------------------------------------
DTR Cambridge, Inc.                  Inn at Harvard                                                  No
                                    1201 Massachusetts Avenue
                                    Cambridge, MA  02138
-----------------------------------------------------------------------------------------------------------------------
DTR Cambridge, Inc.                 Harvard Square Hotel                                             No
                                    110 Mount Auburn Street
                                    Cambridge, MA  02138
-----------------------------------------------------------------------------------------------------------------------
Doubletree of Phoenix, Inc.         Doubletree Hotel Corporate Headquarters                          No
                                    410 N. 44th Street, Suite 700
                                    Phoenix, AZ  85008
-----------------------------------------------------------------------------------------------------------------------
Doubletree of Phoenix, Inc.         Doubletree General Office                                        No
                                    30 Rowes Wharf -- 4th Floor
                                    Boston, MA 02110
-----------------------------------------------------------------------------------------------------------------------
Doubletree Partners                 Cincinnati Accounting Office                                     No
                                    10234 Alliance Road
                                    Blue Ash, OH 45242
-----------------------------------------------------------------------------------------------------------------------

                                   (4 of 10)

-----------------------------------------------------------------------------------------------------------------------
Doubletree Hotels Corporation       Philadelphia National Sales Office                               No
                                    101 Henderson Drive
                                    Sharon Hill, PA  19079
-----------------------------------------------------------------------------------------------------------------------
Doubletree of Phoenix, Inc.         Chicago National Sales Office                                    No
                                    875 North Michigan Avenue
                                    Suite 1534
                                    Chicago, IL 60611
-----------------------------------------------------------------------------------------------------------------------
Doubletree Hotels Corporation       Los Angeles National Sales Office                                No
                                    c/o Doubletree Hotel
                                    Los Angeles Airport
                                    5400 West Century Boulevard
                                    Suite 449
                                    Los Angeles, CA 90045
-----------------------------------------------------------------------------------------------------------------------
Doubletree of Phoenix, Inc.         Central Reservations Office                                      No
                                    1221 North College Avenue
                                    Tempe, AZ
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RFS GROUP
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   LEASED PROPERTIES
-----------------------------------------------------------------------------------------------------------------------
              TENANT                                    PROPERTY                             MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------------------------------
DTR RFS Lessee, Inc.                Doubletree Hotel Del Mar                                         No
                                    11915 El Camino Real
                                    San Diego, CA 92130
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           889 Ridgelake Boulevard #100                                     No
                                    Memphis, TN 38120
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Conyers                                                          No
                                    (Comfort Inn)
                                    1363 Klondike Road
                                    Conyers, GA  30207
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Marietta                                                         No
                                    (Comfort Inn)
                                    2100 Northwest Parkway
                                    Marietta, GA  30067
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Farmington Hills                                                 No
                                    (Comfort Inn)
                                    30715 W. Twelve Mile Road
                                    Farmington Hills, MI  48334
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Grand Rapids                                                     No
                                    (Comfort Inn)
                                    4155 28th Street, S.E.
                                    Grand Rapids, MI  49512
-----------------------------------------------------------------------------------------------------------------------

                                   (5 of 10)

-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Clemson                                                          No
                                    (Comfort Inn)
                                    1305 Tiger Boulevard Zip 29631
                                    P.O. Box 1496
                                    Clemson, SC  29633
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Ft. Mill                                                         No
                                    (Comfort Inn)
                                    3725 Avenue of the Carolinas
                                    Ft. Mill, SC  29715
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Denver                                                           No
                                    (Hampton Inn)
                                    4685 Quebec Street
                                    Denver, CO  80216
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Lakewood                                                         No
                                    (Hampton Inn)
                                    3605 So. Wadsworth Blvd.
                                    Lakewood, CO  80235
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Ft. Lauderdale                                                   No
                                    (Hampton Inn)
                                    720 E. Cypress Creek
                                    Ft. Lauderdale, FL  33334
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Indianapolis                                                     No
                                    (Hampton Inn)
                                    5601 Fortune Circle West
                                    Indianapolis, IN  46241
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Lansing                                                          No
                                    (Hampton Inn)
                                    525 North Canal Rd.
                                    Lansing, MI  48917
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Warren                                                           No
                                    (Hampton Inn)
                                    7447 Convention Blvd.
                                    Warren, MI  48092
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Bloomington                                                      No
                                    (Hampton Inn)
                                    4201 West 80th St.
                                    Bloomington, MN  55437
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Minnetonka                                                       No
                                    (Hampton Inn)
                                    10420 Wayzata Blvd.
                                    Minnetonka, MN 55305
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Hattiesburg                                                      No
                                    (Hampton Inn)
                                    4301 Hardy Street
                                    Hattiesburg, MS  39401
-----------------------------------------------------------------------------------------------------------------------

                                   (6 of 10)

-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Lincoln                                                          No
                                    (Hampton Inn)
                                    1301 W. Bond Circle
                                    Lincoln, NE 68521-3636
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Omaha                                                            No
                                    (Hampton Inn)
                                    9720 West Dodge Rd.
                                    Omaha, NE  68114
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Oklahoma City                                                    No
                                    (Hampton Inn)
                                    1905 S. Meridian Ave.
                                    Oklahoma City, OK  73108
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Tulsa                                                            No
                                    (Hampton Inn)
                                    3209 S. 79th East Ave.
                                    Tulsa, OK  74145
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Memphis                                                          No
                                    (Hampton Inn)
                                    33 Humphrey Center Dr.
                                    Memphis, TN  38120
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Laredo                                                           No
                                    (Hampton Inn)
                                    7903 San Dario
                                    Laredo, TX 78041
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Atlanta                                                          No
                                    (Hawthorne Suites)
                                    1500 Parkwood Circle
                                    Atlanta, GA  30339
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Crystal Lake                                                     No
                                    (Holiday Inn)
                                    800 South Route 31
                                    Crystal Lake, IL  60014
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Louisville                                                       No
                                    (Holiday Inn)
                                    4110 Dixie Highway
                                    P.O. Box 16046
                                    Louisville, KY  40216
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Lafayette                                                        No
                                    (Holiday Inn)
                                    2032 N.E. Evangeline Thruway
                                    P.O. Box 91807
                                    Lafayette, LA  70509
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Flint                                                            No
                                    (Holiday Inn)
                                    5353 Gateway Center
                                    Flint, MI  48507
-----------------------------------------------------------------------------------------------------------------------

                                   (7 of 10)

-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Clayton                                                          No
                                    (Holiday Inn)
                                    7730 Bonhomme Ave.
                                    Clayton, MO  63105
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Columbia                                                         No
                                    (Holiday Inn)
                                    630 Assembly St.
                                    Columbia, SC  29201
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Arlington Heights                                                No
                                    (Holiday Inn Express)
                                    2120 S. Arlington Heights Rd.
                                    Arlington Heights, IL  60005
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Downers Grove                                                    No
                                    (Holiday Inn Express)
                                    3031 Finley Rd.
                                    Downers Grove, IL  60515
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Bloomington                                                      No
                                    (Holiday Inn Express)
                                    814 East 79th St.
                                    Bloomington, MN 55420
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Tupelo                                                           No
                                    (Holiday Inn Express)
                                    923 N. Gloster - Zip 38801
                                    P.O. Box 1724
                                    Tupelo, MS  38802
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Franklin                                                         No
                                    (Holiday Inn Express)
                                    1307 Murfreesboro Rd. Zip 37064
                                    P.O. Box 906
                                    Franklin, TN  37065-0906
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Austin                                                           No
                                    (Holiday Inn Express)
                                    7622 1-35 North
                                    Austin, TX  78752
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Wauwatosa                                                        No
                                    (Holiday Inn Express)
                                    11111 West North Ave.
                                    Wauwatosa, WI  53226-2233
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Sacramento                                                       No
                                    (Residence Inn by Marriott)
                                    1530 Howe Ave.
                                    Sacramento, CA  95825-3358
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Torrance                                                         No
                                    (Residence Inn by Marriott)
                                    3701 Torrance Blvd.
                                    Torrance, CA 90503
-----------------------------------------------------------------------------------------------------------------------

                                   (8 of 10)

-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Wilmington                                                       No
                                    (Residence Inn by Marriott)
                                    240 Chapman Rd.
                                    Newark, DE 19702
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Orlando                                                          No
                                    (Residence Inn by Marriott)
                                    7975 Canada Ave.
                                    Orlando, FL  32819-8262
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Atlanta                                                          No
                                    (Residence Inn by Marriott)
                                    6096 Barfield Rd.
                                    Atlanta, GA 30328
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Ann Arbor                                                        No
                                    (Residence Inn by Marriott)
                                    800 Victors Way
                                    Ann Arbor, Mi  48108
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Kansas City                                                      No
                                    (Residence Inn by Marriott)
                                    2975 Main St. - Union Hall
                                    Kansas City, MO 64108
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Fishkill                                                         No
                                    (Residence Inn by Marriott)
                                    2481 Route 9
                                    Fishkill, NY  12524
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Charlotte                                                        No
                                    (Residence Inn by Marriott)
                                    5800 West Park Dr.
                                    Charlotte, NC  28217
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Providence (Warwick)                                             No
                                    (Residence Inn by Marriott)
                                    500 Kilvert St.
                                    Warwick, RI  02883
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Ft. Worth                                                        No
                                    (Residence Inn by Marriott)
                                    1701 S. University Dr.
                                    Ft. Worth, TX  76107
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Tyler                                                            No
                                    (Residence Inn by Marriott)
                                    3303 Troup Highway
                                    Tyler, TX 75701
-----------------------------------------------------------------------------------------------------------------------
RFS, Inc.                           Tupelo                                                           No
                                    (Executive Inn)
                                    1011 N. Gloster
                                    P.O. Box 1603
                                    Tupelo, MS 38802
-----------------------------------------------------------------------------------------------------------------------

                                   (9 of 10)

--------------------------------------------------------------------------------
                            PATRIOT - AMERICAN GROUP
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   LEASED PROPERTIES
-----------------------------------------------------------------------------------------------------------------------
              TENANT                                    PROPERTY                             MORTGAGED PROPERTY
-----------------------------------------------------------------------------------------------------------------------
DTR North Canton, Inc. (soon        Tallahassee                                                      No
to be DTM PAH Lessee, Inc.)         (Capital Plaza Hotel)
                                    101 South Adams Street
                                    Tallahassee, FL  32301
-----------------------------------------------------------------------------------------------------------------------
DTR North Canton, Inc. (soon        Doubletree Denver at Boulder                                     No
to be DTM PAH Lessee, Inc.)         8773 Yates Drive
                                    Westminster, CO 80030
-----------------------------------------------------------------------------------------------------------------------
DTR North Canton, Inc. (soon        Miami                                                            No
to be DTM PAH Lessee, Inc.)         (Holiday Inn Airport Lakes South)
                                    101 Northwest 57th Ave.
                                    Miami, Fl  33126
-----------------------------------------------------------------------------------------------------------------------
DTR North Canton, Inc. (soon        O'Hare Airport                                                   No
to be DTM PAH Lessee, Inc.)         (Holiday Inn Des Plaines/O'Hare Airport)
                                    1450 E. Touhy Avenue
                                    Des Plaines, IL  60018
=======================================================================================================================

                                   (10 of 10)

                                   SCHEDULE IV
                               To Credit Agreement
                          Indebtedness to be Refinanced

1. Loans in the aggregate outstanding principal amount of $0.00 to Doubletree Hotels Corporation and Doubletree Partners made by a syndicate of banks led by The Bank of Nova Scotia upon which there is no accrued and unpaid interest as of the date hereof.

2. Loans in the aggregate outstanding principal amount of $123,869,000 made by a syndicate of banks led by Credit Lyonnais to Red Lion Hotels, Inc. upon which there is accrued and unpaid interest in the amount of $9,479.17, fees of $9,479.17 due as of the date hereof and a reserve for payment of expenses of $51,000.

3. Loan in the aggregate outstanding principal amount of $39,400,899 made by Yasuda Trust & Banking Co., Ltd. to Glendale Red Lion Hotel, a California limited partnership upon which there is accrued and unpaid interest of $196,540 as of September 30, 1996.

                                   SCHEDULE V
                               To Credit Agreement
                         Convertible Securities/Options

1. Rights of the underwriters of the Public Equity Offering to purchase an over allotment of 15% of the total number of Doubletree Corporation shares for which they have a firm commitment to purchase, all pursuant to the Equity Financing Documents.

2. Option to Purchase 20,000 shares (rights to 10,000 shares of which have vested) of Doubletree Corporation common shares held by General Electric Hotel Partners I, Limited Partnership.

3. The trustees of General Electric Pension Trust ("GEPT") (or an affiliate thereof) shall receive five-year warrants to purchase 10% of the number of shares of Doubletree Corporation stock purchased by GEPT or such affiliate thereof in the Private Equity Offering.

                                   SCHEDULE VI
                               To Credit Agreement

                         Subsidiaries and Joint Ventures

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
I.  WHOLLY-OWNED

RED LION

Subsidiary Guarantors
---------------------
1.      Red Lion Hotels, Inc. ("Red Lion")(DE). Borrower owns 100% of common stock.

Other Wholly-Owned Subsidiaries (not guarantors)
------------------------------------------------
2.       Boise-Red Lion/Downtowner, Inc. (ID)          100% of common stock owned by Red Lion
         (liq. lic. only)

3.       Red Lion Properties, Inc. (DE) ("RLP")        100% of common stock owned by Red Lion
         (guaranty prohibited because of net worth
         covenant)

4.       SALC, Inc. (TX) (liq. lic. only)              100% of common stock owned by Red Lion

5.       Santa Barbara Red Lion Hotel (has only        RLP has a 1% g.p. interest and Red Lion owns a
         0.1% interest in Fess Parker - Red Lion       99% g.p. interest
         Hotel)1

DOUBLETREE

Subsidiary Guarantors
---------------------
6.      Arizona DTM Pasadena, Inc. (CA)                100% of common stock owned by DTM

7.      Compris Hotel Corporation (DE)                 100% of common stock owned by DHC
         ("Compris")

8.       Doubletree Hotel Systems, Inc. (AZ) ("DH      100% of common stock owned by DPI
         Systems")

9.       Doubletree Hotels Corporation (AZ)            100% of common stock owned by Borrower
         ("DHC")

10.      Doubletree of Phoenix, Inc. (DE) ("DPI")      100% of common stock owned by DHC

11.      Doubletree Partners (DE g.p.) ("DP")          60% interest owned by SHC; 40% interest owned
                                                       by Borrower

12.      DT Management, Inc. (AZ) ("DTM")              100% of common stock owned by DPI

                                    (1 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
13.      DT Real Estate Inc. (AZ)                      100% of common stock owned by DPI

14.      DTM Atlantic City, Inc. (AZ)                  100% of common stock owned by DTR Sonoran
                                                       Holding, Inc.

15.      DTM Burlingame, Inc. (AZ)                     100% of common stock owned by DTM

16.      DTM Cambridge, Inc. (MA)                      100% of common stock owned by DTM

17.      DTM Coconut Grove, Inc. (AZ)                  100% of common stock owned by DTM

18.      DTM Nashville, Inc. (AZ)                      100% of common stock owned by DTM

19.      DTM Oklahoma, Inc. (AZ)                       100% of common stock owned by DTM

20.      DTM Palm Springs, Inc. (AZ)                   100% of common stock owned by DTM

21.      DTM Santa Clara, Inc. (AZ)                    100% of common stock owned by DTM

22.      DTM St. Louis, Inc. (AZ)                      100% of common stock owned by DTM

23.      DTM Tulsa, Inc. (AZ)                          100% of common stock owned by DTM

24.      DTM Ventura, Inc. (AZ)                        100% of common stock owned by DTM

25.      DTM Walnut Creek, Inc. (AZ)                   100% of common stock owned by DTM

26.      DTR Cambridge, Inc. (AZ)                      100% of common stock owned by DT Real Estate,
                                                       Inc.

27.      DTR PAH Holding, Inc. (AZ)(1)                 100% of common stock owned by DTR Sonoran
                                                       Holding, Inc.

28.      DTR Sonoran Holding, Inc. (AZ)                100% of common stock owned by DT Real Estate,
                                                       Inc.

29.      DTR West Montrose, Inc. (AZ)                  100% of common stock owned by DTR Sonoran
                                                       Holding, Inc.

30.      Harbor Hotel Corporation (DE)                 100% of common stock owned by SHC

31.      HOSCO Corporation (AZ)                        100% of common stock owned by DHC

32.      INNCO Corporation (AZ)                        100% of common stock owned by DHC

33.      Samantha Hotel Corporation (DE) ("SHC")       100% of common stock owned by Borrower

                                    (2 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
Other Wholly-Owned Subsidiaries (not guarantors)
------------------------------------------------
34.      Arizona DTM Florida, Inc. (FL) (Inactive)     100% of common stock owned by DTM

35.      Compris Realty Corporation No. 1 (AZ)         100% of common stock owned by DT Real Estate,
         (Inactive)                                    Inc.

36.      Doubletree Hotel Ventures, Inc. (AZ)          100% of common stock owned by DT Real Estate,
         (Inactive)                                    Inc.

37.      Doubletree Inc. of California (AZ) (owns      100% of common stock owned by DT Real Estate,
         only a 2% l.p. interest in Custom House       Inc.
         Co., Ltd., which owns 2 hotels)

38.      DT Investments, Inc. (AZ) (owns only          100% of common stock owned by DT Real Estate,
         small interest in Southcenter Motor Hotel,    Inc.
         Ltd., which owns only one hotel)

39.      DTCM Portland, Inc. (AZ) (Inactive)           100% of common stock owned by DTM

40.      DTM Antlers Inc. (AZ) (Inactive)              100% of common stock owned by DTM

41.      DTM Salt Lake City, Inc. (UT) (Inactive)      100% of common stock owned by DTM

42.      DTM Tampa, Inc. (FL) (Inactive)               100% of common stock owned by DTM

43.      DTM Vail, Inc. (AZ) (Inactive)                100% of common stock owned by DTM

44.      DTR Independence, Inc. (AZ) (only leases      100% of common stock owned by DTR Sonoran
         the "Doubletree System" to the Mexican        Holding, Inc.
         j.v.s)

45.      DTR Limited Partnership (AZ) (owns only       DT Real Estate, Inc. - 1% General Partner
         minority joint venture interest)              DT Management, Inc. - 53% Limited Partner
                                                       Compris Hotel Corporation - 20% Limited Partner
                                                       INNCO Corporation - 15% Limited Partner
                                                       DTM Santa Clara - 2% Limited Partner
                                                       DTM Coconut Grove, Inc. - 1% Limited Partner
                                                       DTM Nashville, Inc. - 1% Limited Partner
                                                       DTM Oklahoma, Inc. - 1% Limited Partner
                                                       DTM Tulsa, Inc. - 1% Limited Partner
                                                       DTM Tampa, Inc. - 1% Limited Partner
                                                       DTM Salt Lake City, Inc. - 1% Limited Partner
                                                       DTM St. Louis, Inc. - 1% Limited Partner
                                                       DTM Vail, Inc. - 1% Limited Partner
                                                       DTM Ventura, Inc. - 1% Limited Partner

                                    (3 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
46.      DTR RFS Lessee, Inc. (CA) (only lessee        100% of common stock owned by Compris
         of one hotel from RFS Partnership, L.P -
         subject to same net worth covenant as
         RFS, Inc.)1

47.      DTR North Canton, Inc. (AZ) (name to be       100% of common stock owned by DTR Sonoran
         changed to DTM PAH Lessee, Inc.)              Holding, Inc.
         (subject to net worth covenant)1

48.      DTR San Antonio, Inc. (AZ) (holds 50%         100% of common stock owned by DTR Sonoran
         interest in Mexican j.v. - j.v. prohibits     Holding, Inc.
         assignment of interest)

49.      DTR Santa Clara, Inc. (AZ) (Inactive)         100% of common stock owned by DT Real Estate,
                                                       Inc.

50.      Greenville Doubletree, Inc. (AZ) (Inactive)   100% of common stock owned by DT Real Estate,
                                                       Inc.

51.      Guest Quarters Services Corporation (IL)      100% of common stock owned by DP
         (liq. lic. only)

52.      Hotel Clubs of Corporate Woods, Inc.          100% of common stock owned by DPI
         (KS) (liq. lic. only)

53.      Houston Airport Doubletree, Inc. (TX)         100% of common stock owned by DT Real Estate,
         (Inactive)                                    Inc.

54.      Indiana Harbor Hospitality Corporation        100% of common stock owned by DP
         (IN) (Inactive)

55.      RFS, Inc. (TN) (guaranty prohibited           100% of common stock owned by Borrower
         because of net worth covenant in Master
         Agreement)1

56.      Scottsdale Plaza Doubletree, Inc. (AZ)        100% of common stock owned by DT Real Estate,
         (Inactive)                                    Inc.

57.      TUK Inns, Inc. (WA) (only owns 12.62%         100% of common stock owned by DT Real Estate,
         equity in Southcenter j.v.)                   Inc.

 II.  NON-WHOLLY-OWNED SUBSIDIARIES
      (50 less than X less than 100%)

RED LION

 1.      Bakersfield Red Lion Motor Inn (CA j.v.)(6)   Red Lion owns a 66.7% joint venture interest

 2.      Glendale Red Lion Hotel (CA l.p.)(1,6)        Red Lion owns a 75% interest

                                    (4 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
 3.      Ontario-Red Lion Motor Inn (j.v.)(1,6)        Red Lion owns a 66.7% interest

 4.      Red Lion Orange County Partners, L.P.         Red Lion owns a 51% interest
         (CA)(1,6)

DOUBLETREE

 5.      BHH Management Associates (MA g.p.)(1)        DP owns 99% interest

 6.      DTR Boston Heights, Inc. (AZ)(1)              DTR Sonoran Holding, Inc. owns 80% of common
                                                       stock

 7.      DTR Houston, Inc. (AZ)(1)                     DTR Sonoran Holding, Inc. owns 80% of common
                                                       stock

 8.      Hotel Properties-Newport (AZ j.v.)(1)         DTR Limited Partnership holds 45% interest, DT
         (Inactive)                                    Real Estate, Inc. holds 10% interest

 9. Fess Parker-Red Lion Hotel (CA g.p.)(1,6)          Red Lion directly owns a 49.401% interest, Santa
                                                       Barbara Red Lion owns a 0.1% interest and RLP
                                                       owns a 0.499% interest

III.     NON-SUBSIDIARY JOINT VENTURES
         (X less than or equal to 50)

RED LION

 1.      Betty MacWilliam & Company (TX                Red Lion owns 490 shares of common stock (total
         corp.)(2)                                     outstanding 1,000 shares)

 2.      Red Lion La Posada (AZ j.v.)(1,6)             Red Lion owns a 50% joint venture interest

 3.      Red Lion/Riverfront, L.L.C.(1,6)              Red Lion owns a 10% interest

 4.      Village Motor Inn (MT j.v.)(1,6)              Red Lion owns a 50% joint venture interest

DOUBLETREE                                             Hotel Properties-Boise owns 99% of common
                                                       stock.  DT Real Estate, Inc. owns 1% of common
 5.      Arlington Hotel Co. (AZ)                      stock and all voting rights have been assigned to
                                                       Sumitomo Bank

 6.      Boise Beverage, Inc. (ID)(2)                  100% of common stock owned by Hotel Properties-
                                                       Boise

 7.      Campbell Beverages, Inc. (TX) (liq. lic.      DPI holds 48% of common stock
         only)(2)

 8.      Candlewood Hotel Company L.L.C. (DE)(1)       Borrower holds 50% interest

                                    (5 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
9.       Corporate Associates-Boise Limited            DTR Limited Partnership holds 11.11% g.p.
         Partnership (ID)(1)                           interest and 2.22% l.p. interest

10.      Corporate Associates-Newport Limited          D.T. Real Estate, Inc. holds 13.33% g.p. interest
         Partnership (AZ)1

11.      Custom House Hotel, L.P. (MO l.p.)            Doubletree, Inc. of California holds 2.11% l.p.
         (f/k/a Custom House Hotel Co., Ltd.)(3)       interest, Hotel Equities Co. holds 10.75% l.p.
                                                       interest

12.      Dallas DBLT, Inc. (TX)(2)                     DPI holds 45% of common stock

13.      DDP Partners, L.P.(3)                         RFS, Inc. owns 5% g.p. interest

14.      Devonshire Associates(3)                      RFS, Inc. owns 10% g.p. interest

15.      Doubletree de Mexico, S.A. de C.V.            DTR San Antonio, Inc. holds 50% of the stock
         (Mexico variable capital corporation)(1)

16.      D.T. Beverages, Inc. (TX) (liq. lic.          Doubletree of Phoenix, Inc. holds 45% of common
         only)(2,5)                                    stock

17.      D.T. Beverages One, Inc. (TX) (liq. lic.      Doubletree of Phoenix, Inc. holds 45% of common
         only)(2)                                      stock

18.      Highland Plaza Partners, Ltd.(3)              RFS, Inc. owns 5% g.p. interest

19.      Hotel Equities Co. (AZ g.p.)(3)               DTR Limited Partnership holds 2.1% interest

20.      Hotel Properties-Boise (AZ g.p.)(3)           DTR Limited Partnership holds 27.5% interest,
                                                       Corporate Associates-Boise Limited Partnership
                                                       holds 22.5% interest

21.      Hutton Centre Hotel Associates (CA j.v.)      Hotel Properties-Newport holds 50% interest
         (inactive to be liquidated)(3)

22.      PAH DT Chicago O'Hare Airport                 DTR PAH Holdings owns 10% limited partnership
         Partners, L.P.(1)                             interest

23.      PAH DT Miami Airport Partners, L.P.(1)        DTR PAH Holdings owns 10% limited partnership
                                                       interest

24.      PAH DT Tallahassee Airport Partners,          DTR PAH Holdings owns 10% limited partnership
         L.P.(1)                                       interest

25.      PAH DT Westminster Airport Partners,          DTR PAH Holdings owns 10% limited partnership
         L.P.(1)                                       interest

26.      Post Oak Beverages, Inc. (TX) (liq. lic.      Doubletree of Phoenix, Inc. hold 45% of common
         only)(3)                                      stock

                                    (6 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------
27.      RFS Partnership, L.P.                         RFS, Inc. owns less than a 1% l.p. interest

28.      RW Motels, Ltd. (AZ l.p.)(3)                  DTR Limited Partnership holds 25% interest

29.      SF Partners                                   RFS, Inc. owns 2.5% g.p. interest

30.      Shelby Distribution Partners, Ltd.            RFS, Inc. owns 46.63% g.p. interest

31.      Southcenter Motor Hotel, Ltd. (WA l.p.)(3)    Tuk Inns, Inc. holds 12.62% g.p. interest, DT
                                                       Investments, Inc. holds 7.57% l.p. interest

32.      THI FQ L.P. (DE)(3)                           Thayer II holds 98.675845% interest

33.      THI Austin L.P. (DE)(3)                       Thayer II holds 98.64424% interest

34.      THI Metairie L.P. (DE)(3)                     Thayer II holds 98.58519% interest

35.      THI Oceanfront L.P. (DE)(3)                   Thayer II holds 98.59659% interest

36.      THI Rockville L.P. (DE)(3)                    Thayer II holds 98.33025% interest

37.      THI Somerset L.P. (DE)(3)                     Thayer II holds 98.69213% interest

38.      Thayer Hotel Investors II, L.P. (DE)          Borrower holds 4.35388% interest
         (Thayer II)(1)

39.      Tucson Hotel Equity Limited Partnership       DTM Oklahoma, Inc. has 33.34% g.p. interest,
         (AZ)                                          DTM St. Louis, Inc. has 8.28% g.p. interest,
                                                       DTM Tulsa, Inc. has 8.28% g.p. interest

40.      Tapas Corp. (liq. lic. only)(2, 4)

41.      VRLB Inc. (liq. lic. only)(2, 5)

                                    (7 of 8)

                    Name                               Borrower Ownership Interest
                    ----                               ---------------------------

--------------------

(1) Joint venture agreement/shareholder agreements and/or existing credit agreements restrict assignment without consent.

(2)      Liquor license entities.

(3)      No direct ownership by any Subsidiary Gruarantor.

(4) Tapas Corporation, a Utah non-profit corporation, is a social club entitling members access to the restaurant/lounge at Red Lion Hotel Salt Lake. There are no authorized or issued shares of stock.

(5) Red Lion controls VRLB, Inc., a Montana corporation, but does not have an ownership interest sufficient to qualify it as a Subsidiary within the meaning set forth in the Credit Agreement. VRLB, Inc. has an authorized capitalization of 10,000 shares of common stock and there are 11 shares of common stock issued and outstanding. Village Motor Inn, a Montana joint venture, owns 1 share of the common stock and pursuant to an irrevocable proxy Red Lion has the right to vote the other 10 shares of issued and outstanding common stock.

(6)      Entity indicated is an Existing Red Lion Joint Venture.

                                    (8 of 8)

                                  SCHEDULE VII
                              Existing Indebtedness

                        *Items marked with an aserisk (*)
                      are part of Consolidated Indebtedness

PART A - LOANS

 *1. Glendale Red Lion Hotel, a California limited partnership ("Glendale") is indebted to The Yasuda Trust & Banking Co. in the outstanding principal amount of $39,400,899.

 *2. Glendale is indebted to the Glendale Redevelopment Agency in the outstanding principal amount of $6,000,000.

 3. Glendale is indebted to Red Lion in the outstanding principal amount of $6,730,550. (INTERCOMPANY)

 4. Bakersfield Red Lion Motor Inn, a California joint venture is indebted to Red Lion in the outstanding principal amount of $18,573,684. (INTERCOMPANY)

 5. Red Lion Orange County Partners, L.P. is indebted to Red Lion in the outstanding principal amount of $20,324,925. (INTERCOMPANY)

 6. Ontario-Red Lion Motor Inn, a California general partnership is indebted to Red Lion in the outstanding principal amount of $24,504,253. (INTERCOMPANY)

 7. Red Lion is indebted to Chequers Investment Associates II in the outstanding principal amount of $17,000,000. This is the "Austin Obligation".

 8. Secured Promissory Note made by Red Lion Properties, Inc. in favor of Red Lion in the outstanding principal amount of $3,343,401. (INTERCOMPANY)

 9. Demand note in the principal amount of $4,880,000 made by Red Lion payable to Red Lion Properties, Inc. (INTERCOMPANY - relates to net worth covenant)

*10. Fess Parker - Santa Barbara Hotel is indebted to Credit Lyonnais, United States National Bank of Oregon and Banque

                                    (1 of 9)

         Nationale de Paris in the outstanding principal amount of $45,000,000.

        ALL OF THE ABOVE MAY BE REFINANCED PURSUANT TO SECTION 9.04(II).

                                    (2 of 9)

PART B - LETTERS OF CREDIT

*1. Irrevocable Letter of Credit in favor of Harvard Real Estate Inc. in the face amount of $1,000,000 renewable annually for a period of one year issued by the Bank of Nova Scotia (Collateral for lease of the two Harvard properties).

*2. Irrevocable Letter of Credit in favor of Securities Reliance Surety Company in the face amount of $1,860,000 expiring March, 1997 issued by the Bank of Nova Scotia (Collateral for Roosevelt Hotel Corporation).

PART C - CAPITALIZED LEASES (LIST AMOUNT TO BE CAPITALIZED)

NONE

PART D - GUARANTIES AND OTHER CONTINGENT OBLIGATIONS

*1. Net Operating Deficient Guaranty of Red Lion made as of July 16, 1990 in favor of The Yasuda Trust & Banking Co., Ltd., Los Angeles Agency, with respect to certain indebtedness of Glendale Red Lion Hotel. Total liability under the guaranty limited to $7,000,000. Pursuant to the Third Loan Modification Agreement, Red Lion has agreed that $20,000,000 of indebtedness of Glendale Red Lion Hotel will be recourse to Red Lion. (Borrower may be required to assume such obligations of Red Lion as a condition to the lenders consent to waive change in control)

*2. Guaranty of Red Lion made as of June 30, 1993 and Guaranty of Borrower dated as of November 8, 1996, both in favor of Credit Lyonnais, etc. with respect to indebtedness of Fess Parker-Red Lion Hotel, with an outstanding principal amount of $45,000,000.

3. "Keepwell letter" obligation to contribute up to an additional $800,000 by DTR Boston Heights, Inc., the lessee of the Doubletree Miami Coconut Grove hotel.

4. "Keepwell letter" obligation to contribute up to an additional $800,000 by DTR Houston, Inc., the lessee of the Doubletree Tyson's Corner hotel.

                                    (3 of 9)

5. Obligation to fund an additional $200,000 loan by DT Management, Inc. to the owner of the Doubletree Charlotte hotel.

6. Obligation to fund $6,300,000 permanent loan financing on the Doubletree Somerset hotel to the owner, THI Somerset LP.

7. Termination Agreement for Mr. Jim Grier requires payment of $9,749 per month until death - currently 61 years old.

8. Candlewood - obligation to fund balance of $15.0 million commitment. Funding through October 15, 1996 amounted to $12,300,000.

9. Patriot/Doubletree Alliance - Commitment to invest up to $20,000,000 million of which $3,000,000 million has been funded as of September 30, 1996.

*10. A $2,000,000 portion of the Hotel Properties Boise debt in the original amount of $7,000,000 (mortgage note payable, due 2006, secured by a deed of trust on substantially land, building and equipment and otherwise non-recourse) is guaranteed by Doubletree Hotels Corporation.

11. Guaranty of Renovation Completion and Performance made by Red Lion in favor of Finova Capital Corporation, dated November 21, 1995, with respect to Red Lion Spokane - City Center.

12. Guaranties by Red Lion of leases of real property entered into by RLH Partnership, L.P. with respect to the Boise Downtowner and Eugene, Oregon properties.

13. Doubletree Corporation is required to maintain a net worth of RFS, Inc. of at least $15,000,000 pursuant to the Master Agreement with RFS Hotel Investors, Inc.

14. DTR North Canton, Inc. (name to be changed to DTM PAH Lessee, Inc.) is required to maintain a net worth of the greater of $400,000 or 20% of the aggregate projected annual percentage rent deposit and percentage rent under all leases with Patriot American Hospitality, Inc. pursuant to each such lease agreement.

                                    (4 of 9)

15. Red Lion Properties, Inc. is required to maintain net assets of $9,880,000 pursuant to Section6.14 of the partnership agreEMENT of Red Lion Inns Limited Partnership.

PART E - INTEREST RATE PROTECTION AGREEMENTS AND OTHER HEDGING
         AGREEMENTS

         All three to be terminated on or about November 8, 1996.

1. Interest Rate and Currency Exchange Agreement dated October 1, 1990 by Red Lion with United States National Bank of Oregon, as amended and supplemented regarding debt in the notional amount of $25,000,000.

2. Interest Rate and Currency Exchange Agreement dated March 1, 1993 by Red Lion with Societe Generale, as amended and supplemented regarding debt in the notional amount of $25,000,000.

3. Master Agreement dated as of August 1, 1995 by Red Lion with The Bank of Tokyo, Ltd., as amended and supplemented, regarding debt in the notional amount of $25,000,000.

PART F - OTHER INDEBTEDNESS AS GENERAL PARTNER OF PRIMARY OBLIGOR

*1. Highland Plaza Partners, Ltd. (RFS, Inc. is a general partner) unsecured promissory note in the original amount of $300,000.

*2. Red Lion is the general partner of Red Lion La Posada, an Arizona joint venture and as such may be liable for such joint ventures loan payable to Equitable Life Assurance Co. upon which there is $6,479,598 of principal outstanding.

*3. Red Lion is the general partner of Village Motor Inn, a Montana joint venture and as such may be liable for such joint venture's loan payable to First Interstate Bank of Commerce upon which there is $2,634,773 of principal outstanding.

                                    (5 of 9)

*4. Obligations as a general partner of a primary obligor arising in the ordinary course of business except to the extent that the underlying obligation would otherwise constitute Indebtedness.

                                    (6 of 9)

PART G - BOND OBLIGATIONS OUTSTANDING

BROKER:           Sedgwick James & Company

SURETY:           Continental Casualty Co./American Casualty of PA
                  Fireman's Inc. Co. of NJ

 BOND                                                                             AMOUNT               ANNUAL
NUMBER                 DESCRIPTION                                                AT 9/30/96           PREMIUM
*142-448-4888          AIG 94-95                                                  $1,000,000           $10,000

*142-448-443           AIG 95-96                                                   2,447,751            22,210

*142-448-457           AIG 96-97                                                     202,698            13,176


*142-448-412           Liberty Northwest 92-93                                       116,158               538

*142-448-426           Liberty Northwest 93-94                                       242,143             2,002


*142-488-409           Liberty Mutual 92-93                                          436,672             4,985

*142-448-474           Liberty Mutual 93-94                                          280,199             2,776


*142-488-460           Port of Vancouver                                             200,000             2,000

BNS1296217-006         Roberta Pearson St Wash Notary Public Bond                     10,000                50

BNS1296219-0016        Ella J. Lee                                                    10,000                50
                       St. Wash Notary Public

BNS1320264             Red Lion Inns. L.P.                                           202,464             4,049
                       Supersedeas Appeal Bond
                       Patricia Fair vs. Red Lion

141886901              Red Lion Hotels, Inc.                                         107,500             1,613
                       Concessionaires Bond/Port of Portland
                       Portland Airport Red Lion Restaurant

141886929              Red Lion Hotels, Inc.                                          55,500               833
                       Concessionaires Bond/Port of Portland
                       Red Lion Pizza Restaurant - "Red's"

BNS1319865-0055        Red Lion Hotels, Inc.                                           4,029               100
                       License and Permit Bond
                       City of Los Angeles/Dept. of Airports
                       Los Angeles Airport & Ontario Red Lions

BNS1319865-0056        Red Lion Hotels, Inc.                                           2,000               100
                       Liquor and Beer License
                       State of Nebraska
                       Omaha Red Lion

141887031-0382         Red Lion Hotels, Inc.                                             750                50
                       Financial Guarantee Bond
                       City of Los Angeles/Dept. of Airports
                       Los Angeles Airport Red Lion

                                    (7 of 9)

 BOND                                                                             AMOUNT               ANNUAL
NUMBER                 DESCRIPTION                                                AT 9/30/96           PREMIUM
BNS1319865-0400        Red Lion Hotels, Inc.                                           5,000               250
                       Restaurant Liquor Bond
                       State of Utah
                       Salt Lake City Red Lion

141887031-0411         Red Lion Hotels, Inc.                                           2,467                50
                       License & Permit Bond
                       John Wayne Airport
                       Orange County Red Lion

BNS1319865-0469        Red Lion Hotels, Inc.                                           1,000               100
                       Liquor Bond - Gift Shop
                       State of Utah
                       Salt Lake City Red Lion

BNS1319865-0477        St Wash Notary Bond                                            10,000                50
                       Howard J. Cohen

BNS1319865-0478        St Wash Notary Bond                                            10,000                50
                       Vicki Lynn Zimmerman-Williams

BNS1319865-0671        Tapas Corporation                                              10,000                50
                       Private Club Bond
                       St of Utah/Dept. of Alcoholic Bev. Control
                       Salt Lake City Red Lion

BNS1319865-0683        Notary Public St of Wash                                       10,000                50
                       Michelle Geschke/Seattle

141887031-0822         SALC, Inc.                                                      5,000                50
                       St of Texas/Alcoholic Bev. Commission
                       San Antonio Red Lion

141887031-0858         SALC, Inc.                                                      5,000                50
                       St of Texas/Alcoholic Bev. Commission
                       Houston Red Lion

141887031-0404         Betty MacWilliam & Co/dba: Club Max                            20,000               200
                       St of Texas/Alcoholic Bev. Commission
                       Austin Red Lion

141887031-0859         SALC, Inc.                                                      7,500                50
                       St of Texas/Mixed Bev. Gross Receipts Tax Bond
                       Houston & San Antonio Red Lions

141887031-0860         Red Lion Hotels, Inc.                                          32,800               590
                       City of Houston Utility Bond
                       Houston Red Lion

141887031-0876         Red Lion Hotels, Inc.                                          49,000               882
                       Houston Lighting & Power Co. Utility Bond
                       Houston Red Lion

1. Indemnity Agreement Bond No. 142448488 by Red Lion, as principal, and National Fire Insurance Company of Hartford, as Surety, dated July 23, 1996.

                                    (8 of 9)

2. Indemnity Agreement Bond No. 142448443 by Red Lion, as principal, and National Fire Insurance Company of Hartford, as Surety, dated July 23, 1996.

3. Indemnity Agreement Bond No. 142448457 by Red Lion, as principal, and National Fire Insurance Company of Hartford, as Surety, dated July 23, 1996.

         The obligations of Red Lion under the preceding three (3) Indemnity Agreements are in partial substitution for Red Lion's obligations with respect to certain letters of credit in the aggregate amount of approximately $5.6 million as disclosed on Red Lion's balance sheet dated as of June 30, 1996.

                                    (9 of 9)

                                  SCHEDULE VIII
                               To Credit Agreement
                                    Insurance

                   Certificates of Insurance attached herein.

                                   SCHEDULE IX
                               To Credit Agreement
                    Existing Liens which will survive closing

Property Subject                                                                                   Maturity Date of
     to Lien                               Secured Party                   Amount of Lien          Debt Secured Thereby
     -------                               -------------                   --------------          --------------------
10 shares of common                        Sumitomo Bank,                  $55,125,000             02/10/00
stock of Arlington Hotel                    Limited
Co. which are owned by
DT Real Estate, Inc.,
an Arizona corporation

Note: The remaining 990 shares of Arlington Hotel Co. which are owned by Hotel Properties - Boise, an Arizona general partnership in which Doubletree has an interest but which is not a Subsidiary, are also pledged to Sumitomo as security for the note listed above.

Glendale Red Lion Hotel                    Yasuda Trust and                $39,500,000             07/16/97
                                           Banking Corp.

Glendale Red Lion Hotel                    Glendale Redevelopment          $ 6,000,000             30 years after first to occur
                                           Authority                                               of hotel opening or 90 days
                                                                                                   after certificate of occupancy
                                                                                                   is issued

Fess Parker's Red Lion Santa               Credit Lyonnais Cayman          $45,000,000             06/29/98
Barbara Resort                             Islands Branch

                                           U.S. National Bank of
                                           Oregon

                                           Banque Nationale De
                                           Paris

Austin Red Lion Hotel                      Chequers Investment             Approximately           12/31/97
                                           Associates II                   $17,000,000

Bakersfield Red Lion Hotel                 Red Lion Hotels, Inc.           $18,573,684             02/29/00

Costa Mesa (Orange County) Red             Red Lion Hotels, Inc.           $20,324,925             10/01/00
Lion Hotel

Ontario Red Lion Hotel                     Red Lion Hotels, Inc.           $24,504,253             12/31/97

Richland Red Lion Hotel and                Red Lion Hotels, Inc.           $ 3,343,401             08/01/02
Kalispell Red Lion Hotel

Note:    Each of the above-listed liens is permitted to be refinanced.


                                    (1 of 2)

Additional Liens:

1) Liens under the Red Lion Master Lease in favor of the landlord thereunder.

2) Furniture, fixtures and equipment located in Hotel Properties leased under the Master Lease are subject to the right of Credit Lyonnais, holder of the fee mortgage on these properties, to purchase such furniture, fixtures and equipment upon foreclosure of the fee mortgage held by Credit Lyonnais pursuant to the non-disturbance agreement among Red Lion, Credit Lyonnais and the Master Landlord.

3) Liens on Red Lion's interest, in its capacity as manager, in (i) leases of personal property entered into by Red Lion in connection with the development, use, occupancy or operation of the properties owned by Red Lion Inns Operating L.P. (the "MLP Properties"), and (ii) authorizations, approvals, permits, variances and land use entitlements required for the construction and maintenance of the MLP properties and permits, licenses and agreements required for use, occupancy or operation of the MLP Properties.

4) Furniture, fixtures and equipment located in the Hotel Properties leased under the Master Lease are subject to the right of the Master Landlord to purchase such furniture, fixtures and equipment upon termination of the Master Lease.

                                    (2 of 2)

                                   SCHEDULE X
                               To Credit Agreement

                              Existing Investments

1. All Investments set forth on Schedules VI, XVI and XVII to this Credit Agreement.

2. All investments in hotel management agreements, hotel franchise agreements and leases of hotels to which Borrower or any Subsidiaries are a party on the date hereof.

                                   SCHEDULE XI
                               To Credit Agreement

Scheduled Capital Expenditures

BORROWER SHALL HAVE THE RIGHT TO REALLOCATE AMOUNTS PERMITTED AS CAPITAL EXPENDITURES BY VIRTUE OF INCLUSION ON THIS SCHEDULE, SO LONG AS (I) THE TOTAL OF SAME REMAINS $42,800,000 AND (II) THE AGGREGATE NET AMOUNTS OF SUCH REALLOCATIONS SHALL NOT EXCEED $5,000,000.

Description                                                          Amount
-----------                                                          ------
Related to conversion of name and
  acquisition integration                                            $16,800,000

Related to existing arrangements
  with Patriot American                                              $10,000,000

Related to existing arrangements
  with Candlewood Hotel Company, L.L.C                               $ 6,000,000

Related to existing arrangements with Red
  Lion Hotels in Houston, San Antonio,
  Modesto & Spokane                                                  $ 7,000,000

Related to existing arrangements with
  Thayer Hotel Investors II, L.P.                                    $ 3,000,000
                                                                     -----------
         Total                                                       $42,800,000

                                  SCHEDULE XII
                               To Credit Agreement
                                Base Case EBITDA

Test Period Ending                                                     Amount
------------------                                                     ------
December 31, 1997                                                   $189,000,000

December 31, 1998                                                   $215,000,000

December 31, 1999                                                   $245,000,000

December 31, 2000                                                   $279,000,000

December 31, 2001                                                   $289,000,000

December 31, 2002                                                   $300,000,000

December 31, 2003                                                   $313,000,000

                                  SCHEDULE XIII
                               To Credit Agreement
                           Designated Hotel Properties



        Red Lion Eureka                              Red Lion Modesto
       1929 Fourth Street                           1150 Ninth Street
        Eureka, CA 95501                            Modesto, CA 95354


        Red Lion Redding                            Red Lion San Jose
       1830 Hilltop Drive                           2050 Gateway Place
       Redding, CA 96002                            San Jose, CA 95110


Red Lion Portland/Jantzen Beach                    Red Lion Bend South
  909 North Hayden Island Drive                     849 NE 3rd Street
   Portland/Jantzen Beach, OR                      Bend South, OR 97701
             97217

     Red Lion Klamath Falls                  Red Lion Portland/Columbia River
      3612 South 6th Street                   1401 North Hayden Island Drive
     Klamath Falls, OR 97603                   Portland/Columbia, OR 97217


      Red Lion San Antonio                           Red Lion Houston
         37 NE Loop 410                            2525 West Loop South
      San Antonio, TX 78218                         Houston, TX 77027


       Red Lion Bellevue                          Red Lion Port Angeles
       300 112th Avenue SE                       221 North Lincoln Street
       Bellevue, WA 98004                         Port Angeles, WA 98362


       Red Lion Aberdeen                             Red Lion Yakima
     521 West Wishah Street                       1507 North 1st Street
       Aberdeen, WA 98520                            Yakima, WA 98901


         Red Lion Pasco                           Doubletree Guest Suites
     2525 North 20th Street                             Southfield
        Pasco, WA 99301                             28100 Franklin Road
                                                   Southfield, MI 48034

                                  SCHEDULE XIV
                               To Credit Agreement

                                      ERISA

                  There is an application pending with the Internal Revenue Service for the Employee Retirement Savings Plan maintained by Red Lion under Revenue Procedure 94-62. It is anticipated that the liability in connection with this application will not exceed $600,000.

                  Borrower has applied for a determination letter from the Internal Revenue Service to the effect that the Employee Retirement Savings Plan maintained by the Borrower is qualified.

                                   SCHEDULE XV
                               To Credit Agreement
                          Restrictions on Subsidiaries

1. RFS Inc. and DTR RFS Lessee, Inc. are required to maintain a net worth of at least $15,000,000 pursuant to the Master Agreement with RFS Hotel Investors, Inc.

2. DTR North Canton, Inc. (name to be changed to DTM PAH Lessee, Inc.) is required to maintain a net worth of the greater of $400,000 or 20% of the aggregate projected annual percentage rent deposit and percentage rent under all leases with Patriot American Hospitality, Inc. pursuant to each such lease agreement.

3. Red Lion Properties, Inc. is required to maintain net assets of $9,880,000 pursuant to Section6.14 of the partnership agreement of Red Lion Inns Limited Partnership.

                                  SCHEDULE XVI
                               To Credit Agreement
                         Existing Doubletree Investments

                                                                                                                   GUARANTEED/
                                                                                                  UNSECURED        SECURED
INVESTMENT NAME                EQUITY OWNERSHIP                          NOTEHOLDER             ADVANCES/LOANS     ADVANCES/LOANS
---------------                ----------------                          ----------             --------------     --------------
Boston HSR Ltd. Partnership    N/A                                       Doubletree             $         0        $4,500,000
                                                                         Partners

Arlington Hotel Co.            DTR Real Estate owns 1%                   Compri Hotel Corp.     $ 1,555,000(1)     $3,500,000
                               Hotel Properties - Boise (DTR Limited
                               Partnership owns only 27.5% interest
                               therein;
                               Corporate Assocaties - Boise owns only
                               22.5% interest therein) owns 99%

Custom House Hotel, L.P.       Doubletree, Inc. of California holds      Doubletree Hotels      $4,000,000         $         0
                               2.11% l.p. interest;                      Corp.
                               Hotel Equities Co. (DTR Limited
                               Partnership holds only 2.19% interest
                               therein) holds 10.75% l.p. interest

THI Somerset L.P.              Thayer Hotel Investors II, L.P.           DT Management,         $        0         $ 3,647,000(2)
                               ("Thayer II") (Borrower holds only        Inc.
                               4.35388% l.p. interest therein) owns
                               98.69213% interest

Master Preferred Hotels L.P.   N/A                                       RFS, Inc.              $3,000,000         $        0

Grand Partners JV II           N/A                                       DT Management,         $        0         $2,850,000
                                                                         Inc.

Columbus/Front Ltd.            N/A                                       Doubletree             $        0         $2,575,000
                                                                         Partners

Washington Park Hotel Assoc.,  N/A                                       DT Management,         $        0         $2,500,000
L.P.                                                                     Inc.


--------

(1)      There is also a $195,000 future funding obligation.

(2) There is also a $253,000 future funding obligation. Loan amount above does not include $6,300,000 commitment to provide substitute first mortgage financing is existing mortgage loan is not rolled over by November 30, 1996.

                                    (1 of 4)

                                                                                                                   GUARANTEED/
                                                                                                  UNSECURED        SECURED
INVESTMENT NAME                EQUITY OWNERSHIP                          NOTEHOLDER             ADVANCES/LOANS     ADVANCES/LOANS
---------------                ----------------                          ----------             --------------     --------------
Hotel Roanoke, LLC             N/A                                       DT Management,         $        0         $1,300,000
                                                                         Inc.

LOF Plymouth Meeting, L.P.     N/A                                       Doubletree Hotels      $        0         $1,000,000
                                                                         Corp.

THI Metairie L.P.              Thayer II owns 98.58519% interest         DT Management,         $1,000,000         $        0
                                                                         Inc.

Bayside Resort, Inc.           N/A                                       DT Management,         $  900,000         $        0
                                                                         Inc.

NUHO Company                   N/A                                       Doubletree             $  645,000         $        0
                                                                         Partners

PSH Master L.P.                N/A                                       Doubletree             $        0         $  500,000
                                                                         Partners

Tysons Corner PT Limited       N/A                                       DT Management,         $  500,000         $        0
Partnership                                                              Inc.

Waltham HSR, L.P.              N/A                                       Doubletree             $        0         $  300,000
                                                                         Partners

Jacksonville PT Hotel Corp.    N/A                                       Doubletree Hotels      $  256,000         $         0
                                                                         Corp.

PH Hotel, Inc.                 N/A                                       Doubletree             $0                 $  500,000(3)
                                                                         Partners

NCNB                           N/A                                       DT Management,         $  200,000         $        0
                                                                         Inc.

The Villas of St. Paul, Inc.   N/A                                       DT Management,         $0                 $  200,000
                                                                         Inc.

(4)Pickett MLP                 N/A                                       t/b/d                  $  194,000         $        0

--------

(3)      Book Value is $250,000; Principal owed is $500,000.

(4)      Proceeds out of bankruptcy proceeding.

                                    (2 of 4)

                                                                                                                   GUARANTEED/
                                                                                                  UNSECURED        SECURED
INVESTMENT NAME                EQUITY OWNERSHIP                          NOTEHOLDER             ADVANCES/LOANS     ADVANCES/LOANS
---------------                ----------------                          ----------             --------------     --------------
Coconut Grove PT Limited       N/A                                       t/b/d                  $  175,000         $        0
Partnership

Canal 66 Partnership           N/A                                       Doubletree, Inc.       $  136,000         $        0

Mayfair Assoc., L.P.           N/A                                       Doubletree, Inc.       $        0         $   41,000

Novi Hotel Fund Ltd.           N/A                                       Doubletree Hotel       $   32,000         $        0
Partnership                                                              Systems, Inc.

Louisville Lodging Assoc. of   N/A                                       Ltd./Doubletree        $   25,000         $        0
Kentucky                                                                 Hotel Systems,
                                                                         Inc.

PSH Master, L.P.               N/A                                       Doubletree             $        0         $   22,000
                                                                         Partners

Hotel Properties Boise         DTR Limited Partnership ("DTRLP") owns    N/A                    N/A                N/A
                               27.50%;
                               Corporate Associates - Boise owns 2.5%

RW Motels, Ltd.                DTRLP owns 25%                            N/A                    N/A                N/A

Southcenter Motor Hotel, Ltd.  Tuk Inns, Inc. owns 12.626%               N/A                    N/A                N/A

Thayer II                      Doubletree Hotels Corporation owns        N/A                    N/A                N/A
                               4.353% l.p. interest

PAH DT Miami Airport Partners, DTR PAH Holdings owns 10% l.p.            N/A                    N/A                N/A
L.P.                           interest

PAH DT Tallahassee Partners,   DTR PAH Holdings owns 10% l.p.            N/A                    N/A                N/A
L.P.                           interest

PAH Chicago O'hare Partners,   DTR PAH Holdings owns 10% l.p.            N/A                    N/A                N/A
L.P.                           interest

PAH DT Westminster             DTR PAH Holdings owns 10% l.p.            N/A                    N/A                N/A
Partners L.P.                  interest

Candlewood Hotel Company, LLC  50% LLC interest and by Doubletree        N/A                    N/A                N/A
                               Corporation

SF Partners                    RFS, Inc. owns 2.5% g.p. interest         N/A                    N/A                N/A

                                    (3 of 4)

                                                                                                                   GUARANTEED/
                                                                                                  UNSECURED        SECURED
INVESTMENT NAME                EQUITY OWNERSHIP                          NOTEHOLDER             ADVANCES/LOANS     ADVANCES/LOANS
---------------                ----------------                          ----------             --------------     --------------
DDP Partners                   RFS, Inc. owns 5% g.p. interest           N/A                    N/A                N/A

Devonshire Associates          RFS, Inc. owns 10% g.p. interest          N/A                    N/A                N/A

Highland Plaza Partners, Ltd.  RFS, Inc. owns 5% g.p. interest           N/A                    N/A                N/A

Shelby Distribution Partners   RFS, Inc. owns 46.63% g.p. interest       N/A                    N/A                N/A

RFS Partnership, L.P.          less than 1% l.p. interest                N/A                    N/A                N/A
                               owned by RFS, Inc.

RFS Hotel Investors, Inc.      RFS, Inc. owns 973,684 shares of          N/A                    N/A                N/A
                               convertible preferred stock and 35,000
                               shares of common stock

Tucson Hotel Equity Limited    DTM Oklahoma owns 33.34% g.p. interest    N/A                    N/A                N/A
Partnership

Doubletree de Mexico, S.A. de  DTR San Antonio Inc. holds 50% of         N/A                    N/A                N/A
C.V.                           stock

                                    (4 of 4)

                                  SCHEDULE XVII
                               To Credit Agreement
                          Existing Red Lion Investments

                                                                                                                   GUARANTEED/
                                                                                                  UNSECURED        SECURED
INVESTMENT NAME                    EQUITY OWNERSHIP                          NOTEHOLDER         ADVANCES/LOANS     ADVANCES/LOANS
---------------                    ----------------                          ----------         --------------     --------------
Red Lion La Posada                 50% owned by Red Lion ("RL")              RL                 $27,720,403        $         0

Bakersfield Red Lion Motor Inn     66.67& profit, loss and capital           RL                 $ 4,381,017        $14,192,667
                                   interest owned by RL

Red Lion Orange County Partners,   51% profit and loss interest owned by     RL                 $   824,925        $19,500,000
L.P.                               RL

Glendale Red Lion Hotel            75% owned by RL                           RL                 $ 6,730,550        $         0

Ontario Red Lion Motor Inn         66.67% owned by RL                        RL                 $ 7,170,581        $17,333,672

Village Motor Inn                  50% owned by RL                           RL                 $         0        $         0

Fess Parker Red Lion Hotel         49.401% owned by RL,                      RL                 $         0        $         0
                                   0.499% owned by Red Lion Properties,
                                   Inc. and 0.1% owned by Santa Barbara
                                   Red Lion

Red Lion Inns L.P.                 1% general partnership interest owned     RL                 $         0        $0
                                   by Red Lion Properties, Inc.

Red Lion Inns Operating L.P.       1% general partnership interest owned     RL                 $22,165,814        $0
                                   by Red Lion Properties, Inc.

Red Lion/Riverfront L.L.C.         10% owned by RL                           RL                 $         0        $ 7,007,413

Betty MacWilliam & Company         49% of common stock owned by Red Lion     N/A                N/A                N/A

Red Lion Properties, Inc.          100% owned by RL                          RL                 $         0        $ 3,343,401